Exhibit 10.17
SECOND AMENDMENT
TO EQUIPMENT LEASE AGREEMENT
          This SECOND AMENDMENT, dated as of October 7, 2011 (this “Amendment”), to that certain Equipment Lease Agreement, dated as of June 24, 2010 (as amended by that certain Amendment and Waiver, dated as of January 19, 2011, as further amended, supplemented or otherwise modified from time to time, the “Equipment Lease Agreement”), between CHICOPEE, INC., a Delaware corporation (the “Lessee” or the “Company”) and GOSSAMER HOLDINGS, LLC, a Delaware limited liability company (the “Lessor”).
W I T  N  E  S  S  E  T  H:
          WHEREAS, the Lessee and the Lessor have agreed to make certain amendments to the Equipment Lease Agreement on the terms and conditions contained herein;
          NOW THEREFORE, the parties hereto hereby agree as follows:
          1. Defined Terms. Unless otherwise defined herein, terms defined in the Equipment Lease Agreement and used herein shall have the meanings given to them in the Equipment Lease Agreement.
          2. Amendments to Equipment Lease Agreement. The Equipment Lease Agreement is hereby amended by:
          (a) deleting the first sentence of Section 17(b)(viii) in its entirety and inserting in lieu thereof the following:
“Lessee shall (i) maintain at all times during the Basic Term an Acceptable Letter of Credit for the benefit of Lessor with a stated amount not less than the Required Amount and (ii) maintain at all times until January 28, 2016 a Supplemental Letter of Credit, in each case in order to secure the Lessee’s obligations under this Agreement.”
          (b) deleting the definition of “Site Lease Commencement Date” in its entirety and inserting in lieu thereof the following:
‘ “Site Lease Commencement Date” shall mean July 5, 2011 which is the first business day after the date that (i) the Facility is substantially completed by Site Lessor, (ii) Site Lessor has provided Site Lessee with a certificate of occupancy for the Facility, and (iii) Site Lessor has provided Site Lessee with exclusive possession of the Site.’
          (c) deleting the definition of “Discount Rate” in its entirety and inserting in lieu thereof the following:
‘ “Discount Rate” means 10%.’

          3. Conformed Equipment Lease Agreement. Attached as Exhibit A hereto is a conformed copy of the Equipment Lease Agreement updated through the date of this Amendment.
          4. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Lessor shall have received counterparts hereof duly executed by the Company and the Lessor.
          5. Representations and Warranties. The Lessee hereby represents and warrants that, on and as of the Amendment Effective Date, after giving effect to this Amendment:
          (a) The Lessee is in good standing under the laws of the state of its jurisdiction of incorporation.
          (b) The Lessee is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.
          (c) The execution, delivery and performance by the Lessee of this Amendment do not and will not (i) require any consent or approval of any federal, state, local or municipal governmental authority or any other entity or person, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect or (ii) (A) violate any judgment, order, law, regulation, or rule applicable to Lessee or any provision of Lessee’s charter or bylaws or (B) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance (other than Permitted Liens) upon the Operative Documents or any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreements or other material instrument (other than the Equipment Lease Agreement) to which the Lessee is a party.
          (d) This Amendment is the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.
          (e) No Default has occurred and is continuing; and
          (f) Each of the representations and warranties of the Lessee in the Equipment Lease Agreement is true and correct in all material respects, on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
          6. Continuing Effect. Except as expressly amended hereby, the Equipment Lease Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Equipment Lease Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall be to the

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Equipment Lease Agreement as amended hereby. This Amendment shall constitute an Operative Document for purposes of the Equipment Agreement and the other Operative Documents.
          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
          8. Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.
          9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

CHICOPEE, INC.
By:	/s/ Dennis E. Norman
	Name:	Dennis E. Norman
	Title:	Chief Financial Officer

[Signature Page to Second Amendment — Equipment Lease Agreement]

Conformed Copy through Second Amendment dated October 7, 2011

GOSSAMER HOLDINGS, LLC BY: GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE, its member
By:	/s/ Brian E. Miner
	Name:	Brian E. Miner
	Title:	Duly Authorized Signatory

BY: ING SPUNMELT HOLDINGS LLC, its member
By:	/s/ Jerry L. McDonald
	Name:	Jerry L. McDonald
	Title:	Director

[Signature Page to Second Amendment — Equipment Lease Agreement]

EXHIBIT A
Conformed Copy of Equipment Lease Agreement through date of Second Amendment
[See attached.]

CONFORMED COPY
as amended by
that certain AMENDMENT AND WAIVER, dated as of January 19, 2011 and that certain SECOND AMENDMENT, dated as of October 7, 2011

EQUIPMENT LEASE AGREEMENT
dated as of June 24, 2010
between
GOSSAMER HOLDINGS, LLC,
as Lessor,
And
CHICOPEE, INC.,
as Lessee
This Lease Agreement and the Schedule may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. If this Lease Agreement or the Schedule constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest therein may be created except through the transfer or possession of the original counterpart marked “No. 1 — Original.”

Conformed Copy through Second Amendment dated October 7, 2011

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Conformed Copy through Second Amendment dated October 7, 2011

APPENDIX I	—	DEFINITIONS
APPENDIX II	—	FINANCIAL COVENANTS
EXHIBIT NO. 1	—	FORM OF EQUIPMENT SCHEDULE
ANNEX A	—	DESCRIPTION OF EQUIPMENT
ANNEX B	—	CERTIFICATE OF ACCEPTANCE
ANNEX C	—	STIPULATED LOSS VALUE TABLE
EXHIBIT NO. 2	—	FORM OF ACCEPTABLE LETTER OF CREDIT
EXHIBIT NO. 3	—	FORM OF GUARANTY
EXHIBIT NO. 4	—	FORM OF CONFIDENTIALITY AGREEMENT
EXHIBIT NO. 5	—	FORM OF SECURITY DEPOSIT PLEDGE AGREEMENT

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Conformed Copy through Second Amendment dated October 7, 2011
EQUIPMENT LEASE AGREEMENT
          THIS EQUIPMENT LEASE AGREEMENT, dated as of June 24, 2010 (the “Agreement”), between GOSSAMER HOLDINGS, LLC, a Delaware limited liability company (hereinafter called, together with its successors and assigns, if any, “Lessor”) and CHICOPEE, INC., a Delaware corporation (hereinafter called “Lessee”).
1. LEASING
     (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment described in Annex A to the Schedule executed pursuant hereto. The Basic Term shall commence on the Basic Term Commencement Date. Terms defined in the Schedule and not otherwise defined herein shall have the meanings ascribed to them in the Schedule. Certain definitions are provided in Appendix I hereto.
     (b) The obligation of Lessor to lease the Equipment set forth on the Schedule to Lessee shall be subject to satisfaction of the following conditions, on or prior to the Basic Term Commencement Date:
     (i) Receipt by Lessor of the following documents in form and substance satisfactory to Lessor:
     (1) the Schedule relating to the Equipment to be made subject to this Agreement (including a duly completed Annex A thereto describing the Equipment and a duly completed Annex C thereto describing the Stipulated Loss Values applicable to the Equipment), in favor of Lessor, duly executed by Lessee;
     (2) (a) bills of sale, in favor of Lessor, evidencing free and clear title to the Equipment, duly executed by the respective Vendors; and (b) official invoices that comply with all requirements under German tax laws, with respect to the Equipment purchased by the Lessor from any German Vendor, as well as all other documents in connection with the importation of any of the Equipment, including without limitation: certificates of origin, importation permits, and receipts of payment of applicable taxes;
     (3) a Certificate of Acceptance with respect to the Equipment, in favor of Lessor, duly executed by Lessee;
     (4) an SNDA with respect to the Equipment, in favor of Lessor, duly executed by the mortgagee, if any, with respect to the Site;
     (ii) Receipt by Lessor of an Acceptable Letter of Credit, maintained by the Lessee for the benefit of Lessor (or its assignee or designee) having at the date of issuance thereof a stated amount not less than the Required Amount;
     (iii) Receipt by Lessor of the Security Deposit and the Security Deposit Pledge Agreement duly executed by Lessee;

Conformed Copy through Second Amendment dated October 7, 2011
     (iv) Receipt by Lessor of evidence of insurance which complies with the requirements of Section 10 hereof;
     (v) Receipt by Lessor of an Appraisal with respect to the Equipment, in form and substance satisfactory to Lessor;
     (vi) Receipt by Lessor of a certificate signed by the Secretary of Lessee confirming (x) that attached thereto is (1) a certificate, where available, as to the good standing of, and payment of franchise taxes by, the Lessee from the Secretary of State of Delaware and the Secretary of State of the Commonwealth of Virginia, (2) a true and correct certified copy of the organizational documents and by-laws (together with amendments thereto if applicable) of Lessee as in effect prior to the date of the resolutions referred to in clause (3) of this paragraph through to such Basic Term Commencement Date and (3) resolutions of the board of directors of Lessee authorizing the execution, delivery and performance of its obligations under the Documents (y) that (1) the resolutions referred to in clause (3) above were duly adopted, are in full force and effect on such Basic Term Commencement Date and have not been amended, modified, revoked or rescinded prior to such date and (2) all conditions for the effective application of such actions or resolutions to the transactions contemplated by this Agreement have been satisfied, and (z) the incumbency and signature of each officer executing any Document on behalf of Lessee;
     (vii) Receipt by Lessor of a certificate signed by the Secretary of each of the Guarantors confirming (x) that attached thereto is (1) a certificate, where available, as to the good standing of, and payment of franchise taxes by, each of the Guarantors from the Secretary of State of Delaware, (2) a true and correct certified copy of the organizational documents (including articles of incorporation and by-laws or operating agreement (together with amendments thereto if applicable)) of each of the Guarantors as in effect prior to the date of the resolutions referred to in clause (3) of this paragraph through to such Basic Term Commencement Date, (3) resolutions of the board of directors, members or manager of each of the Guarantors authorizing the execution, delivery and performance of its obligations under the Documents, (y) that (1) the resolutions referred to in clause (3) above were duly adopted, are in full force and effect on such Basic Term Commencement Date and have not been amended, modified, revoked or rescinded prior to such date, and (2) all conditions for the effective application of such actions or resolutions to the transactions contemplated by this Agreement have been satisfied, and (z) the incumbency and signature of each officer executing any Document on behalf of each of the Guarantors.
     (viii) (1) No Default and no event, which with the lapse of time or the giving of notice, shall constitute a Default, shall have occurred and be continuing, no Casualty Occurrence shall have occurred and the representations and warranties of Lessee herein are true and correct as of such Basic Term Commencement Date, and Lessor shall have received a certificate dated such date signed by a Responsible Officer of Lessee to such effect; and

Conformed Copy through Second Amendment dated October 7, 2011
     (2) No Construction Agency Event of Default (as defined in the CAA) and no event, which with the lapse of time or the giving of notice, shall constitute a Construction Agency Event of Default, shall have occurred and be continuing.
     (ix) UCC financing statements, including fixture filings, naming Lessee as debtor and Lessor as secured party, shall have been filed in all jurisdictions where it is necessary and desirable in the reasonable opinion of Lessor to so file so as to perfect and protect Lessor’s interest in the Equipment;
     (x) The chattel paper counterpart of this Agreement and the Schedule shall have been delivered to Lessor;
     (xi) No material adverse change shall have occurred in the financial condition of PGI and its subsidiaries (including Lessee), taken as a whole, since December 31, 2009;
     (xii) Receipt by Lessor of evidence reasonably satisfactory to it that Construction Completion (as defined in the CAA) has occurred;
     (xiii) Receipt by Lessor of evidence that the Site Lease, Site Sublease, Support Agreement, the Easement Agreement and the Guaranty are each in full force and effect;
     (xiv) All Liens on the Equipment, other than Permitted Liens, shall be discharged and released and duly delivered and/or executed releases with respect thereto shall have been delivered to Lessor;
     (xv) The Equipment shall be located at the Site;
     (xvi) Receipt by Lessor of evidence reasonably satisfactory to it that Lessee has obtained all consents, licenses, authorizations, permits, concessions and other documents required for the use and operation of the Equipment and the Site under Applicable Laws;
     (xvii) There has been neither (i) any change in any Applicable Laws that, in the good faith opinion of any of the parties hereto, renders the overall transaction contemplated by this Agreement and the other Operative Documents illegal for any of such parties nor (ii) any Change in Law that, in the good faith opinion of Lessor (after taking into account the effect of any adjustment made pursuant to Section 3 hereof), could adversely affect the Net Economic Return to the Lessor (or any Member) or otherwise adversely affect the tax consequences to the Lessor or any Member of participating in such overall transaction.
     (xviii) A written opinion of Parker Poe Adams & Bernstein LLP, special counsel to Lessee and each Guarantor, in the form and substance satisfactory to Lessor, and a written opinion of Woods Rogers PLC, special Virginia counsel to Lessee and Guarantor, in the form and substance satisfactory to Lessor.
     (xix) A tax opinion from Winston & Strawn LLP in form and substance satisfactory to Lessor.

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     (xx) Such certificates, lien releases, consents, notices and other documents as Lessor may reasonably request.
     (c) Upon execution by Lessee of the Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder. Lessee’s acceptance of any Equipment under this Lease will not be deemed to limit any of Lessee’s rights or remedies against any manufacturer or provider of the Equipment.
2. TERM, RENT AND PAYMENT
     (a) Lessee hereby agrees to pay Lessor the Basic Term Rent for the Equipment throughout the Basic Term applicable thereto in monthly installments payable in advance on each Rent Payment Date as set forth in the Schedule. The Basic Term Rent shall be calculated in accordance with Section E of Exhibit No. 1. The Basic Term Rent payable hereunder and Lessee’s right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for the Equipment and the satisfaction of the conditions in Section 1(b) above (to the extent not waived by the Lessor) (“Basic Term Commencement Date”) pursuant to this Agreement. The term of this Agreement shall be the period specified in the Schedule. If any Term is extended, the word “Term” shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as otherwise may be specifically provided in writing. If any Rent Payment Date is not a Business Day, the Basic Term Rent otherwise due on such date shall be payable on the immediately preceding Business Day. The Basic Term Rent due and payable under the Schedule shall also represent and be the amount of rent for which Lessee becomes liable on account of the use of the Equipment for the period beginning on each Rent Payment Date and ending on the immediately succeeding Rent Payment Date, and shall therefore constitute the rent allocated to such rental periods within the meaning of Treasury Regulations Section 1.467-1(c)(2)(ii). Lessee hereby agrees to pay to Lessor any and all Supplemental Rent when and as the same shall become due and owing.
     (b) Rent shall be paid to Lessor by wire transfer of immediately available funds in United States Dollars to:

Bank:	Deutsche Bank
Branch:	New York
Bank Account #:	50286772
ABA:	021001033
Account Name:	Gossamer Holdings, LLC
Customer:	Polymer Group, Inc.
or to such other account as Lessor may direct in writing; and shall be effective upon receipt. All such accounts shall be under the full dominion and control of Lessor. Payments of Basic Term Rent shall be in the amount set forth in, and due and allocated in accordance with, the provisions of the Schedule. In no event shall any Rent payments be refunded to Lessee.

Conformed Copy through Second Amendment dated October 7, 2011
     (c) At such time as Stipulated Loss Value (or an amount determined by reference thereto) shall be payable hereunder, the amount payable by Lessee shall be calculated by reference to Annex C to the Schedule for the affected Equipment.
3. RENT ADJUSTMENTS
     (a) The Basic Term Lease Rate Factor set forth on the Schedule, the Basic Term, the First EBO Price, the Second EBO Price and the Stipulated Loss Value set forth on Annex C were calculated by Lessor on the basis of the tax assumptions set forth in part 1 of Section D of Exhibit No. 1 (the “Tax Benefits”) and in addition thereto, the assumptions set forth in Section C of Exhibit No. 1 (the “Pricing Assumptions”).
     (b) If at the Basic Term Commencement Date, any of the Tax Benefits or Pricing Assumptions shall change or are incorrect (including any change resulting from a change in law), then Lessor shall recompute the Capitalized Lessor’s Cost, the Basic Term Lease Rate Factor, the First EBO Date, the First EBO Price, the Second EBO Date, the Second EBO Price and the Stipulated Loss Value Table (in each case, by increasing or decreasing such amount or amounts) as shall be necessary to preserve the both General Electric Credit Corporation of Tennessee’s Net Economic Return and ING Spunmelt Holdings LLC’s Net Economic Return while minimizing the Basic Term Lease Rate Factor. Any such recomputation shall be consistent with the Pricing Assumptions and Tax Benefits (other than any such Pricing Assumption or Tax Benefit the incorrectness of which gave rise to such recomputation or to a prior recomputation), and the Lessor shall utilize the same methods, constraints and assumptions originally used to calculate the Basic Term Lease Rate Factor, the First EBO Price, the Second EBO Price and Stipulated Loss Values. Such adjustments shall comply with Section 467 of the Code and the Regulations and the requirements of Sections 4.02(5), 4.07(1) and (2) and 4.08(1) of Revenue Procedure 2001-29, as amended (and such that the Lease could not be treated as a “disqualified leaseback” or “long term agreement” within the meaning of Section 467 of the Code). Such adjustments shall be reflected in amendments to Exhibit No. 1 to this Agreement and/or the Schedule that Lessor and Lessee hereby agree to execute and deliver on or prior to the Basic Term Commencement Date subject to the satisfaction of the conditions set forth in Section 1(b) of this Agreement. Lessor shall notify Lessee in writing of any recomputation required under this Section 3(b) and such notice shall include the adjustments made to the Capitalized Lessor’s Cost, the Basic Term Lease Rate Factor, the First EBO Date, the First EBO Price, the Second EBO Date, the Second EBO Price and the Stipulated Loss Value Table.
     (c) At the Basic Term Commencement Date, in addition to the pricing adjustments described in Section 3(b), the Lessor reserves the right to make an additional adjustment prior to the Basic Term Commencement Date if the Corporate Index Spread Average (2) is more than 25 basis points different from the Corporate Index Spread (1) as of May 14, 2010 (“Initial Spread”), which Initial Spread is 112 basis points.
     (1) “Corporate Index Spread” means the U.S. Aggregate Corporate AA-Rated Index as calculated by Barclays Capital on an Option Adjusted Spread (OAS) basis currently available online at http://online.wsj.com/mdc/public/page/2_3022-bondbnchmrk.html?mod=mdc_bnd_pglnk or such other nationally recognized reporting source or publication as Lessor may specify. Please note that

Conformed Copy through Second Amendment dated October 7, 2011 the aforementioned spread is published at least once a week by the mentioned sources.
     (2) Corporate Index Spread Average means the average of the weekly Corporate Index Spreads over the period starting on May 14, 2010 until the date of the last available Corporate Index Spread as of the Basic Term Commencement Date.
Any such adjustments shall be reflected in amendments to Exhibit No. 1 to this Agreement and/or the Schedule that Lessee hereby agrees to execute and deliver prior to the Basic Term Commencement Date.
     (d) If, solely as a result of U.S. Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Code), the maximum U.S. effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers (“Effective Rate”) is higher than thirty-five percent (35%) for any year during the Term for any Lease, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less 0.35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Stipulated Loss Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one (1). The adjusted Stipulated Loss Value shall be the Stipulated Loss Value (calculated as of the first rental due in the year for which such adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the Term for any Lease). The Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.
     (e) If upon the determination of the Basic Term Rent, subject to the adjustments set forth in Section 3 above, the Lessee should determine that the present value of the Basic Term Rents and including other cash outlays required to be considered in accordance with GAAP, discounted at the Discount Rate, computes to an amount that equals or exceeds 90% of the Equipment Cost, then the Lessee may elect to purchase the Equipment (i) in the case that the Basic Term Lease Rate Factor, as recomputed in accordance with Section 3(b), has increased over the Basic Term Lease Rate Factor set forth in Section B of Exhibit No. 1, at a purchase price equal to 101% of the Lease Investment Balance, or (ii) in all other cases, at a purchase price equal to 102% of the Lease Investment Balance, plus, in each case, any fees, costs and expenses incurred by Lessor or any Member in connection with execution of the Schedule, which are not included in the Lease Investment Balance. If the Lessee exercises such purchase option, (x) the Lessee and the Lessor will not execute the Schedule and the Basic Term shall not commence, (y) Lessee shall pay to Lessor the amount set forth in the immediately preceding sentence and (z) upon Lessor’s receipt of such amount, Lessor shall convey to Lessee title to the Equipment on an AS IS, WHERE IS BASIS, free and clear of all Lessor’s Liens. Notwithstanding the provisions of this clause (e), upon receipt of notice from Lessee electing such option to purchase the Equipment, and such notice from Lessee will include the applicable

Conformed Copy through Second Amendment dated October 7, 2011 present value calculation described above, presented in reasonably sufficient detail, the Lessor shall have the right but not any obligation to reduce such Basic Term Lease Rate Factor so that the present value of the Basic Term Rents and including other cash outlays required to be considered in accordance with GAAP, discounted at the Discount Rate, computes to an amount less than 90% of the Equipment Cost. If Lessor elects to reduce the Basic Term Lease Rate Factor in accordance with the immediately preceding sentence, then any election by Lessee to purchase the Equipment pursuant to this clause (e) shall automatically and without further action be deemed null and void.
4. TAXES
     (a) Except as provided in Section 3 (d) and Section 15(c) hereof, Lessee shall have no liability for (i) taxes imposed by the United States of America or any State or political subdivision thereof or any other Governmental Authority (each, a “Taxing Authority”) which are based on or measured by the net income of any Indemnified Party, and (ii) taxes in respect of, and fairly attributable to, any period after the expiration or early termination of this Agreement and the satisfaction by Lessee of all obligations hereunder (it being understood that this clause (ii) shall not apply to any taxes that relate to events occurring or matters arising prior to or simultaneously with such expiration or early termination) (the taxes described in clauses (i) and (ii) are “Excluded Taxes”).
     (b) Lessee shall report (to the extent that it is legally permissible) and shall pay prior to delinquency all taxes, fees, duties and assessments (other than the Excluded Taxes) due, imposed, assessed or levied against: (i) the Equipment, the Facility or the Site (or the construction, import, installation, financing, refinancing, warranty, ownership, maintenance, repair, condition, alteration, modification, improvement, restoration, refurbishing, rebuilding, transport, assembly, repossession, dismantling, abandonment, retirement, decommissioning, storage, replacement, return, acquisition, sale or other disposition, insuring, sublease, manufacture, design, acceptance, rejection, purchase, ownership, delivery, leasing, possession, mortgaging, operation or other use or non-use of any thereof, in each case, by Lessee or any Affiliate of Lessee or any sublessee of Lessee or other user or person in possession of any Equipment (or any part thereof)); (ii) any amounts paid or payable under this Agreement, the other Operative Documents, or the Documents; (iii) any of the Documents or the Operative Documents; (iv) the conduct of business or affairs of Lessee or any Affiliate thereof; (v) any Indemnified Party with respect to the transactions contemplated by the Operative Documents; or (vi) Lessee, by any foreign, United States federal, state or local government or taxing authority in any of the foregoing related to any of the transactions contemplated by the Documents, including, without limitation, all license and registration fees, and all sales, use, personal property, real property, ad valorem, rental, transfer, excise, gross receipts, value added, goods and services, franchise, stamp or other taxes, imports, customs or other duties and charges, other than Excluded Taxes, together with any penalties, fines or interest thereon (all hereinafter called “Taxes”). Lessee shall (i) pay, indemnify and hold harmless each Indemnified Party (on an After-Tax Basis) upon receipt of written request for indemnification or reimbursement for any Taxes (but excluding the Excluded Taxes) charged to or assessed against such Indemnified Party, (ii) on request of Lessor, submit to such Indemnified Party written evidence of Lessee’s payment of such Taxes, (iii) on all reports or tax returns show the Lessor as the owner of the Equipment, and (iv) send a copy of the reports or tax returns referred to in clause (iii) above, upon written request

Conformed Copy through Second Amendment dated October 7, 2011 by Lessor, to Lessor and at Lessor’s request to each Indemnified Party, identified by Lessor in such written request. At the written request of Lessor, Lessee shall pay directly any such taxes imposed on any such Indemnified Party. Notwithstanding anything to the contrary set forth in this Agreement, the provisions of the immediately preceding two sentences shall be effective on and after the Basic Term Commencement Date.
     (c) If any Tax Claim shall be made against any Indemnified Party or if any proceeding shall be commenced against any Indemnified Party (including a written notice of such proceeding) for any Taxes as to which Lessee shall have a Tax indemnity hereunder, such Indemnified Party shall promptly notify Lessee within thirty (30) days (but failure to notify Lessee within this time period shall not impair such Indemnified Party’s right to indemnification hereunder, unless Lessee’s rights to contest such Tax Claim shall have been precluded by such failure). If (i) Lessee in writing shall request an Indemnified Party to contest a claim for which an indemnity for Taxes may be payable by Lessee hereunder (a “Tax Claim”), (ii) Lessee shall agree to pay, and shall be paying currently, all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Indemnified Party in connection with contesting such Tax Claim, (iii) the Indemnified Party shall reasonably determine that the action to be taken will not result in the imposition of a Lien upon, and will not result in a material risk of the sale, forfeiture or other loss of, the Equipment or any component thereof, and will not involve any risk of criminal liabilities, (iv) Winston & Strawn LLP or other independent nationally recognized tax counsel selected by the Indemnified Party and reasonably acceptable to Lessee shall have furnished an opinion to the effect that there is a reasonable basis to contest such Tax Claim, (v) Lessee shall have executed a written acknowledgment of its liability to indemnify the Indemnified Person for such Taxes if and to the extent that the contest is not successful, (vi) no Default shall have occurred and be continuing, and (vii) the amount of the potential tax indemnity payment exceeds $25,000, then the Indemnified Party shall, except as set forth below, contest the validity, applicability or amount of such Taxes by, as determined in such Indemnified Party’s sole discretion (x) resisting payment thereof, (y) not paying the same except under protest, if protest is necessary and proper or (z) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings. Any such contest conducted pursuant to the preceding sentence shall be controlled, and conducted by counsel chosen, by the Indemnified Party unless such Indemnified Party requests Lessee to conduct such contest and Lessee agrees to itself conduct such contest. The Indemnified Party shall endeavor in good faith to consult with and advise Lessee of all material actions taken or proposed to be taken by the applicable Taxing Authority and of all material actions proposed to be taken by the Indemnified Party with respect to such contest, and shall, to the extent practicable, permit Lessee, upon request, reasonable opportunity to review the content of any written submissions relating exclusively to the contest of such Tax Claim; provided, however that the Indemnified Party shall not be required to disclose any document or information that the Indemnified Party considers privileged or confidential. Subject to the conditions and limitations set forth herein, such Indemnified Party agrees to appeal any adverse decision with respect to such contest, provided that in no event shall any Indemnified Party be required to appeal any adverse decision to the U.S. Supreme Court. If the contest shall be made by the payment of such Taxes and the claiming of a refund, Lessee shall either make such payment directly to the appropriate authority or advance to such Indemnified Party on an interest-free basis sufficient funds to make the payment (including any related interest, penalties and additions to tax). If an Indemnified Party shall be subject to any Taxes as a result of the making or existence of any such

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payment or advance, such Taxes shall be treated as Taxes for which Lessee is required to indemnify such Indemnified Party hereunder without regard to whether such Taxes are Excluded Taxes. Nothing contained herein shall require an Indemnified Party to contest, or permit Lessee to contest, a Tax Claim that such Indemnified Party would otherwise be required to contest, if such Indemnified Party shall waive payment by Lessee of any amount that might otherwise be payable by Lessee hereunder in respect of such Tax Claim and pay to Lessee any amounts (excluding the expenses of a contest) theretofore paid by Lessee with respect to such Tax Claim.
     (d) If an Indemnified Party realizes a reduction in taxes as a result of any indemnification by Lessee under Section 4 (whether by way of deduction, credit, allocation or apportionment or otherwise) not previously taken into account in calculating an indemnity hereunder, or any reduction, refund or rebate of any Tax paid by Lessee pursuant to this Section 4, such Indemnified Party shall promptly pay to Lessee an amount equal to (1) the amount of any such reduction in taxes or reduction plus (2) the aggregate reduction in such Indemnified Party’s taxes attributable to the deduction, if any, of the amounts payable to Lessee pursuant to this Section 4. Upon receipt by an Indemnified Party of any refund or credit of all or part of any taxes paid or indemnified against by Lessee, such Indemnified Party shall promptly pay to Lessee an amount equal to the amount of such refund plus any interest received by or credited to such Indemnified Party with respect to such refund plus or minus (as the case may be) the aggregate reduction or increase, respectively, in such Indemnified Party’s taxes attributable to the receipt of the refund or credit from the Taxing Authority and the deduction, if any, of the amounts payable to Lessee pursuant to this Section 4. Notwithstanding the foregoing, in no event shall any Indemnified Party be required to make a payment to Lessee under this Section 4(d) (i) if a Default shall have occurred and be continuing and (ii) in an amount greater than the amount paid by Lessee under Section 4 with respect to the related taxes for which the Lessee indemnified such Indemnified Party (provided that any interest received by or credited to such Indemnified Party with respect to such refund shall also be paid to Lessee). Lessee shall fully indemnify such Indemnified Party if and to the extent any such reduction, refund, rebate or other tax savings is subsequently lost or disallowed.
     (e) Lessee’s obligations and rights, and Lessor’s (and each Indemnified Party’s) rights, privileges and indemnities, contained in this Section 4 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained in this Agreement are expressly made for the benefit of, and shall be enforceable by Lessor, any Member, and the successors and assigns of the Lessor and any Member, and each Indemnified Party.
5. REPORTS
     (a) Lessee will notify Lessor in writing, within 10 days after obtaining actual knowledge, or after Lessee shall have received written notice, of the attachment of any tax or other Lien (other than Permitted Liens) against the Facility or any Equipment, of the full particulars thereof and of the location of the Facility and Equipment on the date of such notification.
     (b) Lessee will deliver to Lessor, (i) within 90 days of the close of each fiscal year of PGI, PGI’s consolidated balance sheet, profit and loss statement and statement of cash flows,

Conformed Copy through Second Amendment dated October 7, 2011 prepared in accordance with generally accepted accounting principles consistently applied in the United States of America (“GAAP”) certified by a recognized firm of certified public accountants, and (ii) within three Business Days after it is actually filed with the Securities and Exchange Commission, if applicable, PGI’s Form 10-K. Lessee will deliver to Lessor (x) within 50 days of the close of each fiscal quarter of PGI, in reasonable detail, copies of PGI’s quarterly financial report certified by the chief financial officer of PGI, and (y) within three Business Days after it is actually filed with the Securities and Exchange Commission, if applicable, PGI’s Form 10-Q.
     (c) Lessee will promptly and fully report to Lessor in writing if any Equipment (or any part thereof) is lost or damaged (where the estimated repair costs would exceed $100,000), or is otherwise involved in an accident causing personal injury or property damage which may result in a loss or liability in excess of $100,000.
     (d) (i) Within 30 days after any request by Lessor and (ii) in connection with any financial statement delivered pursuant to subparagraphs (b)(i) and (b)(x) above and paragraph (e) below, Lessee will furnish to Lessor (A) a certificate of a Responsible Officer of PGI and Lessee, respectively, stating that such officer has reviewed the activities of PGI and Lessee, respectively, and that, to the best of such officer’s knowledge, there exists no Default or event which, with the giving of notice or the lapse of time (or both), would become a Default, and (B) a certificate from a financial officer of PGI containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the financial covenants set forth in Appendix II.
     (e) No later than February 28 of each fiscal year of PGI, Lessee will deliver to Lessor a detailed consolidated budget of PGI by fiscal quarter for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow or at the end of and for each fiscal quarter during such fiscal year) and the next two succeeding fiscal years, and promptly when available any significant revisions of such budgets.
     (f) Lessee will comply with Section 17(b)(ii) within 120 days of the Basic Term Commencement Date and will provide Lessor with a written report of the identification numbers applicable to each item of Equipment within 120 days of the Basic Term Commencement Date.
     (g) Lessee shall promptly deliver to Lessor written notice of: (i) any violation of any Environmental Law or Environmental Permit which violation could result in a material administrative, criminal or civil liability to Lessor, any Guarantor or Lessee with respect to the Site, the Facility or the Equipment or could otherwise result in a Material Adverse Effect, (ii) any proceeding, investigation or inquiry of which Lessee has been notified in writing by any Governmental Authority (including without limitation, the EPA) or any non-government third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Site, the Facility or the Equipment which presence or Release could result in a violation of or liability under any Environmental Law or Environmental Permit, and (iii) any Release of Hazardous Substances by the Lessee or with respect to the Site, the Facility or the Equipment which Release could result in a violation of or liability under any Environmental Law or Environmental Permit, other than a de minimis Release.

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     (h) The Lessor will keep the Lessee apprised of changes in the ownership structure and outstanding debt obligation of Gossamer Holdings, LLC. Following the receipt of a written request from Lessee for Gossamer Holdings, LLC financial information, solely for purposes of Lessee’s financial reporting and only when required by Lessee to comply with GAAP, Lessor shall, within 30 days after the end of any calendar quarter that falls in whole or in part in the period between the Basic Term Commencement Date and the date on which this Agreement terminates, deliver to the Lessee unaudited copies of (i) a balance sheet of Gossamer Holdings, LLC as of the end of that calendar quarter, and (ii) a statement of operations of Gossamer Holdings, LLC, for that year to date fiscal calendar quarter and (iii) in addition from time to time following the receipt of a written request from Lessee, Gossamer Holdings, LLC will allow for the timely review by the Lessee’s independent public accountants of Gossamer Holdings, LLC source documents, excluding any and all tax records, returns, filings or other tax related documents, as may be reasonably required by Lessee’s independent public accountants, such as cash disbursements records or similar information, and will timely respond to reasonable inquiry or confirmation by Lessee’s independent public accountants related to such disclosures as described above (all such disclosures described in this sentence and the immediately preceding sentence, collectively, to be defined as the “Lessor Financial Disclosures”). Lessor shall not have any liability to the Lessee or any other third party in connection with the Lessee’s use or non-use of any Lessor Financial Disclosures. Lessee hereby, and as a condition of accepting receipt of any Lessor Financial Disclosures, releases the Lessor, the Members, and each of their respective officers, directors and employees from and against any and all claims, rights, actions, damages and liabilities of any kind, and waives any and all claims and rights to commence any action against such parties in connection with any Lessor Financial Disclosures. The Lessee hereby acknowledges and agrees that the Lessor Financial Disclosures shall be deemed “Confidential Information” and Lessee shall comply with Section 22 as if all obligations of Lessor applied to Lessee mutatis mutandis with respect to such Lessor Financial Disclosures. Lessee shall be responsible for any breach of any third-party confidentiality agreement. Lessee expressly agrees that any damages, losses, liabilities and expenses (including attorneys’ fees and disbursements) that may be incurred by any Member or Lessor or any of their respective officers, directors and employees as a direct or indirect result of (i) the provision of any Lessor Financial Disclosures to the Lessee or (ii) any breach of this Section 5(h) by Lessee, shall each constitute an indemnifiable Claim under Section 15(a).
6. DELIVERY, USE AND OPERATION
     (a) Lessee represents and warrants that the Equipment shall be in Lessee’s possession as of the Basic Term Commencement Date.
     (b) Lessee agrees that the Equipment will be maintained and used by Lessee solely in the conduct of its business and in a manner complying with all Applicable Laws and the Insurance Requirements (including any applicable insurance policies required to be maintained in accordance therewith), and Lessee shall not permanently discontinue use of the Equipment (except as otherwise provided in Section 6(g)).
     (c) Lessee shall not create, incur, assume or suffer to exist, any Lien on or with respect to the Equipment or any part thereof, title thereto, or any interest of Lessor therein, or in this Agreement, except Permitted Liens. Lessee will promptly, at its own expense, take or cause

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to be taken such action as may be necessary to discharge any Lien with respect to the Equipment which is not a Permitted Lien.
     (d) Lessee shall permit any Person designated by Lessor, during normal business hours upon reasonable notice to visit (and, unless a Default shall have occurred and be continuing, in no event more than quarterly), inspect and survey the Facility and the Equipment, its condition, use and operation, and the records maintained in connection therewith; provided, that no such exercise of such inspection rights shall violate Lessee’s reasonable and customary safety, security and confidentiality policies and procedures. None of Lessor or any of its designees shall have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. The failure of any such party to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Agreement with respect to such condition or procedure.
     (e) Lessee will keep all the Equipment at the Site specified in the Schedule and will not move the Equipment (or any component thereof) from the Site; provided that subject to the terms and conditions hereinafter set forth, Lessee shall be permitted to remove components as necessary and keep such components (i) at the location of a Vendor within the United States or other location in the United States for the sole purpose of repairing such components or (ii) at any other location for any other purpose with Lessor’s prior written consent. Anything in the foregoing to the contrary notwithstanding, (i) upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification, (ii) in no event shall any components be removed from the Site for a period of one (1) month or longer, whether for permitted inspection or repairs or for any other reason, unless Lessee gives Lessor prior notice of the same and assists Lessor with the preparation and filing (prior to the expiration of such one (1) month period) of such instruments and documents as Lessor may deem reasonably necessary to preserve Lessor’s rights in such components.
     (f) The parties agree that the Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. Lessee shall obtain and deliver to Lessor (to be recorded at Lessee’s expense) from any Person having an interest in the property where the Equipment is to be located, waivers of any Lien, encumbrance or interest which such Person might have or hereafter obtain or claim with respect to the Equipment.
     (g) Lessee (and not the Lessor) will be solely responsible for complying with all Applicable Laws and existing agreements in connection with the installation, use, possession and operation of the Equipment, and to obtain and maintain on its own behalf the Government Approvals required in accordance with such Applicable Laws and existing agreements. The Lessee (and not the Lessor) will be solely liable for any fines or penalties imposed by any Governmental Authority in connection with the foregoing. Lessee shall have the right to contest and appeal all such fines and penalties, and Lessor will provide reasonable assistance and cooperation to Lessee in connection with the same.

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     (h) Lessee shall (1) not use the Equipment for any purpose other than as provided herein, (2) be responsible for any damages caused to third parties by the use and/or operation of the Equipment and (3) cause the Equipment to not contain any Hazardous Substance, except for such Hazardous Substances used in the ordinary course of operation of the Equipment, provided the use of such Hazardous Substance complies with Environmental Laws. Lessor may require Lessee, to conduct an Environmental Evaluation of the Site provided such Environmental Evaluation shall not be conducted more than once in any 18 month period except in the event of a Default.
     (i) Lessee shall at its own cost, defend the Equipment, as well as the rights of Lessor in the Equipment and the Site, from any third party claims and take all such actions that are necessary in connection with such defense.
     (j) From time to time at Lessee’s reasonable request and sole expense, Lessor will execute and deliver to Lessee promptly all applications, forms and other documents that must be executed by the owner of the Equipment or which are necessary for Lessee to pursue or enforce any warranty or other claim against any manufacturer or Vendor of the Equipment or to apply for or pursue any permit or other item described in subparagraph (g) above.
     (k) If an Adverse Environmental Condition is identified (other than a minor non-compliance or a de minimis and surficial Release to a non-pervious surface or to soil) at any time prior to the expiration or termination of this Agreement or in the event of a Default, Lessee, at its sole cost and in compliance with Environmental Laws, shall promptly address, correct and remediate each identified Adverse Environmental Condition. For noncompliance matters, Lessee shall promptly achieve compliance with Environmental Law unless Lessee is diligently contesting the noncompliance in good faith and prevails on the merits within 180 days of the condition being initially identified and after such 180 days only if the Lessee has established a reserve required by GAAP, and for the Release of or presence of Hazardous Substances in the environment (other than a de minimis and surficial Release to a non-pervious surface or to soil), Lessee shall remediate groundwater contamination to achieve federal Maximum Contaminant Levels (MCLs) and remediate soil contamination to achieve industrial cleanup standards (including the use of engineering and institutional controls solely for soil, provided such controls do not interfere with the operation of the Equipment, the Facility or the Site), and complete such remediation within 180 days of the condition being initially identified and after such 180 days, only if the Lessee has established a reserve for the condition required by GAAP.
7. MAINTENANCE
     (a) Lessee will, at its sole expense, maintain the Equipment in good operating order, repair, condition and appearance in accordance with manufacturer’s warranty requirements and in compliance in all material respects with any Applicable Law and in compliance with the Insurance Requirements, and standards consistent with and customary to industry practice, reasonable wear and tear excepted. Lessee shall obtain, maintain in full force and effect and comply in all material respects with all Environmental Permits required to operate the Equipment.

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     (b) Lessee shall from time to time make such alterations, additions and modifications to the Equipment as shall (i) be required to cause the Equipment to comply in all material respects with any Applicable Law and to comply with all Insurance Requirements, or (ii) be required to enable the Equipment to continue to be capable of operating at the capacity levels at which the Equipment was capable of operating as of the Basic Term Commencement Date, reasonable wear and tear excepted (each a “Required Modification”). Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will materially impair the originally intended function, use, useful life or ability to operate of such Equipment or materially impair the value or residual value of such Equipment, unless required by Applicable Law. Each Required Modification shall become the property of Lessor and part of the Equipment free and clear of all Liens except Permitted Liens. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may reasonably impose for its protection, affix or install any Equipment (or any component thereof) to, or in, any other personal or real property of a third party (other than as permitted under Section 6(e)).
     (c) Lessee at any time may alter, modify or make additions to the Equipment (any such alteration, modification or addition which is not a Required Modification is an optional modification (“Optional Modification”)). No Optional Modification shall (i) diminish the fair market value, utility, condition, remaining economic useful life, or estimated residual value of the Equipment below the fair market value, utility, condition, remaining economic useful life, or estimated residual value immediately prior to the completion of such Optional Modification, (ii) cause the Equipment or any portion thereof to become “limited use property” within the meaning of Revenue Procedures 2001-28 and 2001-29, (iii) otherwise result in an adverse tax consequence to Lessor or any Member, or (iv) alter the function of the Equipment or any portion thereof from that for which it was designed and intended. Title to any Optional Modification which is a Non-Severable Modification shall be (at no cost to Lessor) immediately vested in Lessor and shall automatically become part of the Equipment and become subject to this Lease and the other Operative Documents for all purposes. Title to any Optional Modification which is a Severable Modification shall remain with Lessee, and Lessor shall have no interest in such Optional Modification. During the Basic Term or at the return of the Equipment, Lessee may remove or replace any Optional Modification which is a Severable Modification. If Lessee, at its cost, shall complete any Severable Modifications which are Optional Modifications, and such Severable Modifications theretofore made have not been removed at the end of the Basic Term or at the return of the Equipment, or within 30 days thereafter, title to such Severable Modifications shall pass to Lessor at no cost to Lessor. During such 30-day period, Lessor will give Lessee and its contractors reasonable access to the Equipment to remove such Optional Modification and to repair any resulting damage as provided in this Agreement as long as they agree to comply with Lessor’s reasonable and customary safety, security and confidentiality policies and procedures. Notwithstanding anything to the contrary set forth in this Agreement, Lessor will not be in breach of its confidentiality obligations under this Agreement for allowing third parties to have access to the Equipment that includes an Optional Modification which is a Severable Modification.
     (d) Any Required Modification shall be made at the expense of Lessee, shall be free and clear of all Liens (other than Permitted Liens), and shall immediately become the property of Lessor.

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8. CASUALTY OCCURRENCE.
     Lessee shall promptly notify Lessor in writing if the Equipment (i) suffers damage or destruction resulting in an insurance settlement on the basis of actual, constructive or compromised total loss; (ii) suffers destruction or damage beyond repair; or (iii) becomes lost, stolen, destroyed or suffers damage, which in the reasonable determination of Lessor, makes repair uneconomic or renders the Equipment permanently unfit for use from any cause whatsoever (including an Adverse Environmental Condition) (such occurrences being hereinafter called “Casualty Occurrences”). The parties hereby acknowledge and agree that all of the Equipment shall be under Lessee’s care and attention at all times, and that Lessee shall maintain and use the Equipment in accordance with the terms of this Agreement, and therefore, Lessee shall be responsible for any Casualty Occurrence. Unless otherwise expressly provided for in Section 10(g) hereof, if any of the events set forth in the proviso to clause (ii) of Section 10(g) have occurred, on the date set forth on Annex C to the Schedule during the first month next succeeding a Casualty Occurrence, or if such date is not a Business Day, then on the next day that is a Business Day (the “Payment Date”), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of all Equipment calculated in accordance with Annex C of the Schedule; and (y) all Rent (including Basic Term Rent scheduled to be paid on such Payment Date) and other amounts which are due hereunder with respect to the Equipment as of the Payment Date; provided that Lessee shall not be required to make any payment in respect of a Casualty Occurrence if (A) the Equipment affected by such Casualty Occurrence is not necessary to enable the Equipment to continue to be capable of operating at the capacity levels at which the Equipment was capable of operating as of the Basic Term Commencement Date with respect to the Equipment covered by the Schedule (reasonable wear and tear excepted) and (B) the failure to repair or replace such Equipment does not diminish the value, utility or remaining useful life of the Equipment which remains subject to this Agreement from the value, utility and remaining useful life of all Equipment subject to this Agreement immediately prior to such Casualty Occurrence. Upon payment of all sums due hereunder, the obligation of Lessee to pay Rent and the Term of this Agreement as to the Equipment shall terminate, and (except in the case of the loss, theft or complete destruction of the Equipment ) Lessee may elect (by giving Lessor written notice) to receive from Lessor title to the Equipment, on an AS IS, WHERE IS BASIS, free and clear of all Lessor’s Liens; provided that if Lessee elects to take title to the Equipment (in-place and in-use) and the Fair Market Value of the Equipment is greater than the applicable Stipulated Loss Value, then Lessee will pay Lessor as additional purchase price the amount by which such Fair Market Value exceeds such Stipulated Loss Value. Lessor shall apply any insurance proceeds received pursuant to any insurance policies maintained by the Lessee to the payment of Lessee’s obligations under this Section 8, and Lessee shall be entitled to receive any such insurance proceeds in excess of the proceeds necessary to pay Lessor the amounts due under this Section 8. Any other amounts received by Lessor or Lessee with respect to such Casualty Occurrence from any Governmental Authority or other Person shall be divided between the Lessee and Lessor as their interests appear.
9. LOSS OR DAMAGE
     Lessee hereby assumes and shall bear the entire responsibility for any loss, theft, damage to, or destruction of the Equipment from any cause whatsoever, in accordance with the terms of this Agreement; provided, however, that if, and so long as, no Default exists under this

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Agreement, the foregoing shall not limit or otherwise affect any rights the Lessee may have against third parties.
10. INSURANCE
     (a) Coverage. Without limiting any of the other obligations or liabilities of Lessee under this Agreement, Lessee shall, during the term of this Agreement, carry and maintain, with respect to the Equipment, at its own expense, at least the minimum insurance coverage set forth in this Section 10. Lessee shall also carry and maintain any other insurance that Lessor may reasonably require from time to time. All insurance carried pursuant to this Section 10 shall be placed with such insurers having a minimum A.M. Best rating of A:X, with terms, conditions and limits as shall be acceptable to Lessor. The insurance required to be carried and maintained by Lessee hereunder shall in all events, include the following:
     (i) All Risk Property Insurance. Lessee shall maintain all risk property insurance covering the Equipment against all risks of physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including but not limited to electrical malfunction and mechanical breakdown). Coverage shall be written in the greater of the then current Stipulated Loss Value or replacement cost value in an amount reasonably acceptable to Lessor. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty and shall include expediting expense coverage in an amount not less than $1,000,000; and
     (ii) Business Interruption Insurance. As an extension of the insurance required under subsection (a)(i), Lessee shall maintain, or cause to be maintained, business interruption insurance in an agreed amount equal to 12 months gross profit or gross earnings until the production is restored. Deductibles shall not exceed $250,000; and
     (iii) Commercial General Liability Insurance. Lessee shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000 each occurrence, $2,000,000 Products & Completed Operations Aggregate and $2,000,000 General Aggregate. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, independent contractors, products/completed operations, property damage and personal injury liability. Such insurance shall be written on form ISO CGL 00 01 12 07 (or its equivalent) and shall not contain an exclusion for punitive or exemplary damages where insurable by law; and
     (iv) Workers’ Compensation/Employer’s Liability. The Lessee shall maintain (A) workers’ compensation insurance or any other statutory insurance required by Applicable Law with respect to work-related injuries, disease or death of any employee of Lessee while at work or in the scope of his/her employment with the Lessee and (B) Employer’s Liability in an amount not less than $1,000,000 each accident, each employee; and
     (v) Excess/Umbrella Liability. Lessee shall maintain excess or umbrella liability insurance written on an occurrence basis in an amount not less than

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$100,000,000 General Aggregate providing coverage limits excess of the insurance limits required under sections (a)(iii), and (a)(iv) employer’s liability only. Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable under law.
     (b) Waiver of Subrogation. Lessee and its insurers waives its right to subrogate against Lessor and its insurers for all policies Lessee is required to carry and maintain.
     (c) Endorsements. Lessee shall cause all insurance policies carried and maintained in accordance with this Section 10 to be endorsed as follows:
     (i) Lessee shall be the named insured and loss payee and Lessor shall be an additional insured and lender loss payee as its interest may appear with respect to the Equipment covered by property policies described in subsection (a)(i) and (a)(ii). Lessee shall be the named insured and Lessor shall be named as an additional insured with respect to liability policies described in subsections (a)(iii), (a)(iv) to the extent allowed by law and (a)(v). It shall be understood that any obligation imposed upon Lessee, including but not limited to the obligation to pay premiums, shall be the sole obligation of Lessee and not that of Lessor; and
     (ii) With respect to property policies described in subsections (a)(i) and (a)(ii), the interests of Lessor shall not be invalidated by any action or inaction of Lessee, any Guarantor or any other Person, and shall insure Lessor regardless of any breach or violation by Lessee or any other Person, of any warranties, declarations or conditions of such policies; and
     (iii) Inasmuch as the liability policies are written to cover more than one insured, all terms conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and
     (iv) The insurers thereunder shall waive all rights of subrogation against Lessor any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and
     (v) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Lessor with respect to their interests as such in the Equipment; and
     (vi) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by Lessee or the carrier which affects the interests of Lessor, such cancellation or change shall not be effective as to Lessor until 30 days, except for (non-payment of premium which shall be 10 days) after receipt by Lessor of written notice sent by registered mail from such insurer.
     (d) Certifications. On the Basic Term Commencement Date with respect to the Equipment leased as of such date, and at each policy renewal, but not less than annually with

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respect to all Equipment then leased, Lessee shall provide to Lessor a certification and endorsement from each insurer or by an authorized representative of each insurer. Such certification and endorsement shall identify the companies affording coverage, the type of insurance, the policy period(s), policy numbers, limits, and term thereof and shall specifically list the special provisions delineated for such insurance required for this Section 10.
     (e) Insurance Report. Concurrently with the furnishing of all certificates referred to in this Section 10, Lessee shall furnish Lessor with a statement from Lessee’s independent insurance broker stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then maintained by Lessee is in accordance with this Section 10. Furthermore, upon its first knowledge, such broker shall advise Lessor promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by Lessee and/or user hereunder.
     (f) General. Upon request, Lessee shall furnish Lessor with copies of all insurance policies, binders and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this Section 10 or any provision of this Agreement shall impose on Lessor any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Lessee, nor shall Lessor be responsible for any representations or warranties made by or on behalf of Lessee to any insurance broker, company or underwriter. Lessor, at its sole option, may obtain such insurance if not provided by Lessee and in such event, Lessee shall reimburse Lessor upon demand for the cost thereof together with interest.
     (g) Proceeds of Insurance. Insurance proceeds shall be applied as follows:
     (i) If the Lessee believes that, based on reasonable estimates of loss, the amount of insurance proceeds payable in respect of any casualty event or any series of related casualty events to be less than or equal to $500,000, the Lessee may elect to restore or replace the property affected by such casualty event without the consent of the Lessor so long as no Default shall have occurred and be continuing.
     (ii) If the Lessee believes that, based on reasonable estimates of loss, the amount of insurance proceeds payable in respect of any casualty event or any series of related casualty events to be in excess of $500,000, the Lessee may elect to restore or replace the property affected by such casualty event if the Lessee has delivered to the Lessor, within twenty (20) days from the occurrence of such casualty event, a Restoration or Replacement Plan with respect to such casualty that is based upon, or accompanied by, each of the following: (A) (1) a detailed breakdown of the nature and extent of such casualty event and (2) a bona fide assessment (from a contractor reasonably acceptable to the Lessor) of the estimated cost and time needed to restore or replace the affected property; (B) satisfactory evidence that such insurance proceeds and the Lessee’s other available funds are sufficient to make the necessary restorations to or replacement of the affected property; (C) delivery of an officer’s certificate of the Lessee certifying that, at the completion of the restoration or replacement, no Default shall have occurred and be continuing in connection with such casualty event; and (D) confirmation by the Engineering Consultant, of its agreement based on the information available to it with the

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matters set forth in clauses (A) through (B) above within twenty (20) days after the receipt of the foregoing information and its approval of such Restoration or Replacement Plan; provided, that, if the Lessee does not deliver such Restoration or Replacement Plan within such 20-day period or if the Lessor or the Engineering Consultant provides written notice to Lessee that it rejects the Restoration or Replacement Plan, and following consultation by the Lessee with the Lessor or the Engineering Consultant regarding any proposal by Lessee to modify the Restoration or Replacement Plan but within 20 days after Lessee has received such initial written rejection notice, the Lessor or the Engineering Consultant provides written notice to Lessee that it has rejected Lessee’s modified Restoration or Replacement Plan, the Lessee shall promptly pay, or cause to be paid, proceeds of any insurance to Lessor, as loss payee, which shall be applied, in Lessor’s discretion, toward the replacement, restoration or repair of the Equipment to the condition required by Section 7 or toward the payment of Stipulated Loss Value in accordance with Section 8 hereof.
     (iii) If a Default shall have occurred and be continuing, then Lessee shall remit to Lessor, as loss payee, proceeds of any insurance covering damage or loss which proceeds shall be applied, in Lessor’s discretion, to replacement, restoration or repair of the Equipment to the condition required by Section 7 or toward the payment of Stipulated Loss Value in accordance with Section 8.
11. RETURN OF EQUIPMENT
     (a) Upon any expiration or termination of this Agreement or the Schedule, Lessee shall promptly, at its own cost and expense comply with the obligations set forth Section 11(c) below and shall: (i) perform any testing and repairs required to place the Equipment in substantially the same condition as when received by Lessee and in good working order for its originally intended purpose (reasonable wear and tear excepted), and (ii) tender the Equipment to Lessor at the Facility, free and clear of all Liens other than Lessor’s Liens.
     (b) Until Lessee has fully complied with the requirements of Section 11(a) above, Lessee’s Rent payment obligation with respect to Equipment for which Lessee has not complied and all other obligations under this Agreement shall continue from month-to-month notwithstanding any expiration or termination of the Basic Term provided that the Rent payable for the Equipment shall be the higher of (A) the then Fair Market Rental Value, and (B) the monthly average Rent payable over the Basic Term. Lessor may terminate such continued leasehold interest upon ten (10) days prior written notice to Lessee. In addition to these rents, Lessor shall have all of its other rights and remedies available as a result of this non-performance.
     (c) (i) Upon written notice from Lessor not less than two hundred seventy (270) days prior to the expiration of this Agreement, Lessee shall no later than two hundred ten (210) days prior to the expiration of this Agreement (or as promptly as practicable following the earlier termination of this Agreement):

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     (1) provide a detailed inventory of the Equipment (including the model and serial number of each major component thereof), including, without limitation, all accessories and features;
     (2) provide a complete and current set of all manuals, blue prints, process flow diagrams, equipment configuration diagrams, maintenance records and other data reasonably requested by Lessor concerning the configuration and operation of the Equipment and of all Required Modifications and of all Optional Modifications that are Non-Severable Modifications, but always excluding any of the foregoing concerning any Optional Modifications that are Severable Modifications or any Proprietary Information, in each case subject to Section 7(c) above; and
     (3) provide a certification of the manufacturer or of a maintenance provider acceptable to Lessor that the Equipment (a) has been tested and is operating in accordance with manufacturer’s specifications (reasonable wear and tear excepted), together with a report detailing the condition of the Equipment, the results of such test(s) and inspection(s) and all repairs that were performed as a result of such test(s) and inspection(s) and (b) if applicable, that the Equipment qualifies for the manufacturer’s used equipment maintenance program; provided that Lessee shall not be required to spend or pay any additional amount to qualify the Equipment for any such program.
     (ii) at least three hundred sixty-five (365) days prior to expiration of this Agreement (or as promptly as practicable following the earlier termination of this Agreement), upon receiving reasonable written notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers (which may include competitors of PGI or any of its Subsidiaries or Affiliates), under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and hydraulic systems for the Equipment; provided that no inspection shall violate Lessee’s reasonable and customary safety, security and confidentiality policies and procedures;
     (iii) with respect to any Equipment which has been modified by Lessee, except with respect to any Optional Modifications which are Severable Modifications that Lessee intends to remove prior to return, furnish to Lessor a listing of no less than three (3) (if available) alternative suppliers of replacement parts and other materials necessary for the prolonged operation of the Equipment;
     (iv) have all Equipment cleaned and treated, at least 14 days prior to return of the Equipment, with respect to Hazardous Substances, rust, corrosion and appearance in accordance with manufacturer’s recommendations and consistent with commercially reasonable practices of dealers in used equipment similar to the Equipment (provided that Lessee may leave Hazardous Substances specified by the manufacturer as necessary to maintain or operate the Equipment provided no Hazardous Substance is leaking from the Equipment); have all Lessee installed markings or labels which are not necessary for the

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operation, maintenance or repair of the Equipment removed; and cause the Equipment to be in compliance in all material respects with all Applicable Laws;
     (v) at Lessor’s choice, either (1) allow Lessor, at Lessor’s expense, and provided that Lessor has given reasonable notice to Lessee, arrange for an on-site auction of the Equipment in an assembled and functional state, any such auction will be conducted in a manner which will not unreasonably interfere with Lessee’s business operations and in accordance with Lessee’s reasonable and customary safety, security and confidentiality policies and procedures, or (2) tender the Equipment to the Lessor at the Facility;
     (vi) allow Lessor, at Lessee’s expense, to conduct an Environmental Evaluation with respect to the Site or the Facility at least 120 days prior to the return of the Equipment, demonstrating there are no Adverse Environmental Conditions (other than a de minimis and surficial Release to a non-pervious surface) associated with the Site or the Facility. If an Adverse Environmental Condition is identified (other than a de minimis and surficial Release to a non-pervious surface), Lessee, at its sole cost and in compliance with Environmental Laws, shall promptly address, correct and remediate each identified Adverse Environmental Condition. For noncompliance matters, Lessee shall promptly achieve compliance with Environmental Law unless Lessee is diligently contesting the noncompliance in good faith and has established a reserve required by GAAP, and for the Release of or presence of Hazardous Substances in the environment (other than a de minimis and surficial Release to a non-pervious surface), Lessee shall remediate groundwater contamination to achieve federal Maximum Contaminant Levels (MCLs) and remediate soil contamination to achieve industrial cleanup standards (including the use of engineering and institutional controls solely for soil, provided such controls do not interfere with the operation or return of the Equipment, or the operation of the Facility or the Site), and complete such remediation within 180 days of the condition being identified and after such 180 days only if Lessee has established a reserve for the condition required under GAAP;
     (vii) at the request of Lessor and to the extent permissible under Applicable Law, assign, transfer, or furnish, or cause to be assigned, transferred, furnished, or re-issued, to Lessor or its designee, Lessee’s rights and interest in, to and under all permits (including Environmental Permits), certificates, licenses, approvals, Included IP, intellectual property, and similar rights which are necessary or reasonably desirable for the operation of the Equipment (other than the Proprietary Information);
     (viii) Lessee shall provide to Lessor copies of all permits, licenses, certificates and consents required to evidence compliance with Lessee’s obligations under clause (vii) above to allow the Equipment to continue to be operated at the capacity levels at which the Equipment was capable of being operated as of the Basic Term Commencement Date; and
     (ix) After expiration of the Basic Term the Lessee shall make available key employee’s (chief engineer & operators) to aid the Lessor in the selling of the Equipment for a period of up to 720 days. During such period the Lessee shall make available the

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Equipment for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and hydraulic systems for the Equipment, subject to and in compliance with Lessee’s reasonable and customary safety, security and confidentiality policies and procedures.
     (d) Notwithstanding any other provision of this Agreement (other than Section 7(c) above), (i) no Proprietary Information will become the property of Lessor and (ii) all Proprietary Information will always remain the property of Lessee (or its customers or suppliers, as the case may be).
12. DEFAULT; REMEDIES
     (a) Lessor may in writing to Lessee declare this Agreement in default (“Default”) if:
     (i) Lessee breaches its obligation to pay Rent or any other sum as and when due and fails to cure the breach within 5 Business Days after the date such amount was due;
     (ii) Lessee fails to maintain its insurance coverage required under Section 10;
     (iii) Lessee breaches its covenants set forth in Section 17(b)(xii) of this Agreement;
     (iv) Lessee breaches any of its other covenants or obligations set forth in this Agreement (excluding those covenants and obligations covered by clauses (i), (ii) and (iii) above and clauses (v), (vi), (vii), (xi), (xv), (xxi) and (xxii) below) and Lessee fails to cure such breach within 30 days after written notice thereof;
     (v) any representation or warranty made by Lessee, any Guarantor and/or its Subsidiaries or Affiliates in connection with any Operative Document or Document shall be false or misleading in any material respect when made;
     (vi) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Agreement) sell, transfer, encumber (except to the extent of a Permitted Lien), or assign the Equipment or any part thereof, or use the Equipment for an illegal purpose or permit the same to occur;
     (vii) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished in writing with respect hereto by or on behalf of Lessee or any Guarantor proving to have been false in any material respect when made;
     (viii) Lessee or PGI admits in writing its inability to pay its debts as they become due, terminates its corporate existence, or ceases to do business as a going concern;

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     (ix) Lessee or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy or receivership laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee or any Guarantor in any such proceeding, or Lessee or any Guarantor shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy, receivership or other similar law providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;
     (x) petition is filed against Lessee or any Guarantor in a proceeding under applicable bankruptcy, receivership or other insolvency laws, as now or hereafter in effect, and is not withdrawn, stayed or dismissed within 45 days thereafter, or if, under the provisions of any law providing for reorganization or liquidation of corporations which may apply to Lessee or any Guarantor any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or any Guarantor or of any substantial part of their property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 45 days;
     (xi) (A) any dissolution, termination of existence, merger or consolidation of the Lessee or any Guarantor (other than the merger of PGI as contemplated by the Transactions (as defined in the Credit Agreement (as such term is defined after giving effect to the Amendment and Waiver))); provided that (1) the Lessee or any Guarantor may merge or consolidate with or into the Lessee or any Guarantor if immediately before and after giving effect to such merger or consolidation, no Default exists or would result therefrom and (2) (A) so long as after giving effect to such merger or consolidation there is no Change of Control (without giving effect to the proviso in the definition thereof) and (B) immediately before and after giving effect to any merger or consolidation described in this proviso, no Default exists or would result therefrom, (I) the Lessee or any Guarantor may merge or consolidate with or into any other direct or indirect wholly-owned U.S. domestic Subsidiary of any Guarantor and (II) the Lessee or any Guarantor may merge or consolidate with or into any other Person provided that any merger or consolidation permitted by clause (I) or (II) above shall be subject to the satisfaction of the following additional conditions: (i) the surviving entity shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (ii) the surviving entity is engaged in Similar Business, (iii) the surviving entity shall, as applicable, expressly assume all the obligations of the Lessee under this Agreement and the other Operative Documents to which the Lessee is a party or all obligations of such Guarantor under the Guaranty and the other Operative Documents to which such Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to Lessor, (iv) such merger or consolidation complies with Applicable Laws in all material respects, (v) after giving effect to such merger or consolidation, PGI is in compliance (on a pro forma basis) with the financial covenants set forth in Appendix II of this Agreement, (vi) the Lessor shall have received a reaffirmation of guaranty duly executed by each Guarantor confirming that its guaranty continues to apply to the Lessee’s or its surviving entity’s obligations under this Agreement and the other Operative Documents, (vii) the Lessee shall have delivered to

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Lessor an Officer’s Certificate, and, with respect to any merger or consolidation described in clause (II) above, an opinion of counsel, in each case stating that such merger or consolidation and such supplement to this Agreement or any Guaranty comply with this Agreement (except that such opinion of counsel will not cover compliance with clauses (iv) and (v) above) and (viii) the Lessee shall have delivered to Lessor an Officer’s Certificate certifying that the representations and warranties of such entity set forth in this Agreement and each other Operative Document to which it is a party are true and correct on and as of the date of such merger or consolidation (or to the extent such representations and warranties specifically relate to an earlier date such representations and warranties are true and correct as of such earlier date); (B) any Change of Control has occurred; or (C) either the Lessee or any Guarantor sells or leases all, or substantially all, of its assets to any Person, other than Blackstone;
     (xii) there occurs (a) an Event of Default (as defined in the Credit Agreement) under the Credit Agreement (after giving effect to all notice and cure periods), (b) a default by any Guarantor under the Guaranty, (c) a Construction Agency Event of Default under the CAA or (d) a breach by the Lessee or any of the Guarantors under any other Operative Document any of which has not been duly waived or cured thereunder;
     (xiii) there occurs a default beyond any applicable grace periods under (A) any of Lessee’s or any Guarantor’s or any of Lessee’s or any Guarantor’s Affiliate’s other agreements with Lessor (or any Member or Affiliate of such Member) under which Lessee or any Guarantor or any Affiliate of any of them owes Lessor (or any Member or Affiliate of such Member) $500,000 or more at the time of such default or (B) any contract or agreement that could reasonably be expected to materially and adversely affect the operation or value of the Equipment or result in a Material Adverse Effect;
     (xiv) there occurs a default under any of Lessee’s or under any Guarantor’s credit agreements or financing facilities or similar arrangements (i) with Persons other than Lessor (or any Member or Affiliate of such Member) or (ii) with Lessor (or any Member or any Affiliate of such Member) under which Lessor (or any Member or any Affiliate of such Member) does not have the right to direct or control the exercise of remedies, under which, in each case, any indebtedness equal to or exceeding an aggregate principal amount of $10,000,000 or more was created or is governed thereby which has not been duly waived or cured thereunder;
     (xv) PGI shall no longer, directly or indirectly, control 100% of the equity interests in Lessee or any successor entity;
     (xvi) Lessee shall fail to maintain or replace any Acceptable Letter of Credit in accordance with Section 17(b)(viii) of this Agreement;
     (xvii) any Acceptable Letter of Credit shall cease to be binding on the provider thereof, shall be rendered unenforceable in any material respect, shall not have been renewed or replaced within 30 days before its expiry, or any such provider thereof shall expressly renounce or repudiate in writing its obligations thereunder (unless such

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Acceptable Letter of Credit has been replaced by a replacement Acceptable Letter of Credit);
     (xviii) if, at any time the Guaranty ceases to constitute a valid, legal and binding agreement, enforceable against any Guarantor or such Guaranty is otherwise the directly or indirectly contested by any Guarantor or any Affiliate thereof;
     (xix) the direct or indirect contest by the Lessee of the validity of the Lien granted in favor of, or for the benefit of, Lessor in any of the Operative Documents, or the taking of any action by the Lessee to repudiate, or purport to discontinue or terminate this Agreement or any of the other Operative Documents;
     (xx) if this Agreement or any of the other Operative Documents shall cease (1) to be a legal, valid and binding obligation, or (2) to be in full force and effect;
     (xxi) Lessee breaches its covenants in Section 6(k) or 11(c)(vi) of this Agreement;
     (xxii) Lessee fails to maintain material compliance with or incurs material liability under Environmental Laws or Environmental Permits, including any Governmental Approval issued under Environmental Laws, in each case with respect to the Site or the Facility;
     (xxiii) any Claim against any Indemnified Party in respect of any Environmental Loss or Taxes (other than Excluded Taxes) arises out of or relates to a Default under Section 12(a)(iv) if such Default results from Lessee’s failure to provide audited financial statements within the designated time period in accordance with Section 5(b);
     (xxiv) any Claim against any Indemnified Party in respect of any Environmental Loss or Taxes (other than Excluded Taxes) arises out of or relates to a Default under Section 12(a)(xi)(2) or Section 12(a)(xi)(3);
     (xxv) any Claim against any Indemnified Party in respect of any Environmental Loss or Taxes (other than Excluded Taxes) arises out of or relates to a Default under Section 12(a)(xii)(a) other than as a result of a payment default; or
     (xxvi) any Claim against any Indemnified Party in respect of any Environmental Loss or Taxes (other than Excluded Taxes) arises out of or relates to a Default under Section 12(a)(xiii) other than as a result of a payment default thereunder.
     (b) After any Default shall have occurred:
     (i) at the request of Lessor, Lessee shall comply with the provisions of Section 11(a) hereof;
     (ii) Lessee hereby authorizes Lessor to enter any premises where the Facility or any Equipment is located and take possession thereof;

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     (iii) (1) Provided that Lessor has not exercised remedies under Section 12(b)(iii)(2), Lessee shall, without further demand, forthwith pay to Lessor (A) the Stipulated Loss Value of the Equipment (calculated in accordance with Annex C of the Schedule as of the Payment Date next preceding the declaration of default), plus (B) an amount equal to all Rent (including Basic Term Rent), all applicable taxes and other sums then due hereunder; provided, that for the avoidance of doubt, such Rent and other sums shall be the unaccelerated amounts due as of such date. If Lessee shall have made the foregoing payments indefeasibly in full, Lessor shall thereafter pay over to Lessee as and when from time to time received, the net proceeds of any sale, lease or other disposition of such Equipment (after deducting all costs and expenses whatsoever incurred by Lessor or any Member in connection therewith and all other amounts which may become payable by Lessor or any Member with respect thereto) up to the amount of such Stipulated Loss Value actually paid by Lessee.
     (2) In lieu of exercising its rights under Section 12(b)(iii)(1), Lessor may by written notice to Lessee specifying a Payment Date which is not earlier than 10 days after the date of such notice, demand that Lessee pay to Lessor and Lessee shall pay to Lessor, on such Payment Date, in lieu of all Rent due after such Payment Date, an amount equal to the excess, if any, of the Stipulated Loss Value of the Equipment computed as of the Payment Date specified in the notice over the Fair Market Value thereof as of such Payment Date.
     (iv) Lessor may, but shall not be required to, retain an Environmental Consultant to undertake an Environmental Evaluation of the Site at Lessee’s expense; and
     (v) Lessor may, but shall not be required to, sell the Equipment, or any portion thereof, at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use the Facility pursuant to the Site Lease, until all amounts due hereunder have been paid, for any or all of the foregoing without liability for rent. The proceeds of sale, lease or other disposition, if any, together with the aggregate proceeds obtained by Lessor from one or more drawings under an Acceptable Letter of Credit made pursuant to Section 12(c), shall be applied in the following order of priorities: (A) first, to pay all of Lessor’s costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment; then, (B) second, to the extent not previously paid by Lessee, to pay Lessor all amounts due from Lessee hereunder; then, (C) third, to reimburse to Lessee any sums previously paid by Lessee to Lessor pursuant to Section 12(b); then, (D) fourth, to reimburse to Lessee any sums obtained by Lessor from one or more drawings under an Acceptable Letter of Credit pursuant to Section 12(c) in excess of application of such sums against any amounts due to Lessor from Lessee hereunder (including any application of such sums to the payment of contractual penalties); and (E) fifth, any surplus shall be retained by Lessor. Lessee shall pay any deficiency in clauses (A) and (B) forthwith.
     (c) In addition to any other rights set forth in this Section 12 but subject to Section 12(b)(iii), after a Default shall have occurred, and without limitation of any of the foregoing

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remedies, Lessor (i) may terminate or cancel this Agreement as to any or all of the Equipment; (ii) shall be entitled to make a drawing under any Acceptable Letter of Credit for the maximum amount available thereunder and apply the proceeds thereof to satisfy Lessee’s obligations hereunder and under the other Documents; or (iii) may exercise all rights and remedies as a secured party under the UCC with respect to the Security Deposit, including the right to collect, receive, appropriate and realize upon the Security Deposit and apply the proceeds thereof to satisfy Lessee’s obligations hereunder and under the other Documents.
     (d) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law. If permitted by Applicable Laws, Lessee shall pay reasonable attorneys’ fees actually incurred by Lessor or any Member in enforcing the provisions of this Agreement and any ancillary documents. Waiver of any Default shall not be a waiver of any other or subsequent default.
     (e) Notwithstanding any other provision set forth in this Agreement, if (w) a Default shall have occurred solely as a result of an event or events set forth in Section 12(a)(iii), (x) such Default is not caused by the Lessee for the purpose of obtaining this right to obtain title to the Equipment, (y) Lessor shall have declared such Default and pursued remedies as set forth herein, and (z) as a result thereof Lessee shall have paid (and Lessor shall have received) (A) the Stipulated Loss Value of the Equipment (calculated in accordance with Annex C of the Schedule as of the Payment Date next preceding the declaration of default), plus (B) an amount equal to all Rent (including Basic Term Rent), all applicable taxes and other sums then due hereunder; provided, that for the avoidance of doubt, such Rent and other sums shall be the unaccelerated amounts due as of such date, then Lessor shall convey to Lessee title to the Equipment on an AS IS, WHERE IS BASIS, free and clear of all Lessor’s Liens, provided that if the Fair Market Value of the Equipment (in-place and in-use) is greater than the Stipulated Loss Value as of the Payment Date next preceding the declaration of Default, then Lessee will pay Lessor as additional purchase price the amount by which such Fair Market Value exceeds such Stipulated Loss Value; provided further, however, that Lessee’s right to obtain title in the limited circumstances set forth in this clause (e) shall not apply with respect to any Default described in any other clause or clauses of Section 12(a).
     (f) Notwithstanding any other provision set forth in this Agreement or the Security Deposit Pledge Agreement, if a Default shall have occurred solely with respect to (i) Section 12(a)(iv) if such Default results from Lessee’s failure to provide audited financial statements within the designated time period in accordance with Section 5(b); (ii) Section 12(a)(xi)(2) or Section 12(a)(xi)(3); (iii) Section 12(a)(xii)(a) other than as a result of a payment default; (iv) Section 12(a)(xiii) other than as a result of a payment default thereunder (each of the foregoing, a “Limited Remedy Event of Default”), if and only if Lessor has elected to exercise remedies under this Section 12(f) and so long as no other Default (other than any other Limited Remedy Event of Default) has occurred and is continuing, then the Lessee shall, upon demand by Lessor, pay to Lessor an amount (the “Special SLV Amount”) such that the sum of (A) the present value of all Basic Term Rent paid through the date such Special SLV Amount is paid, plus (B) (1) the present value of the Lessee’s cost for obtaining an Acceptable Letter of Credit with a stated amount equal to the Required Amount to be delivered at the Basic Term Commencement Date paid through the date such Special SLV Amount is paid, plus (2) the Security Deposit as of the Basic Term Commencement date minus the present value of the Security Deposit as of the day

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such Special SLV Amount is paid, plus (C) the present value of the Special SLV Amount, will equal 89.95% of Equipment Cost. The actual Special SLV Amount required to be paid by the Lessee to the Lessor pursuant to this Section 12(f) shall be reduced by the amount of proceeds of the Security Deposit and/or proceeds of any Acceptable Letter of Credit that have been applied by the Lessor against the Special SLV Amount (as determined in accordance with the immediately preceding sentence). If and only if Lessor has elected to exercise remedies under this Section 12(f) and has demanded payment of the Special SLV Amount, the only amount payable by the Lessee solely in respect of any Limited Remedy Event of Default shall be the Special SLV Amount. Notwithstanding the foregoing provisions set forth in this Section 12(f), this Section 12(f) shall not limit in any respect (1) Lessor’s rights and remedies in connection with any Default other than a Limited Remedy Event of Default, including any and all rights and remedies relating to Lessee’s failure to pay such Special SLV Amount or to comply with any other provisions of this Agreement which failure occurs either before or after the occurrence of such Limited Remedy Event of Default and (2) any of Lessee’s obligations under Section 4 and Section 15; provided that, if and only if Lessor has elected to exercise remedies under this Section 12(f), Lessor shall not be entitled to recover any damages under Section 4 or Section 15 incurred by Lessor solely in respect of a Limited Remedy Event of Default to the extent that the aggregate amounts of any such recoveries plus any other amounts paid by Lessee under this Section 12(f) exceeds the Special SLV Amount. All present value calculations required to be made under this Section 12(f) shall use a discount rate equal to the Discount Rate. Notwithstanding anything to the contrary set forth in this Section 12(f), unless Lessor elects to exercise remedies under this Section 12(f), none of the limitations set forth in this Section 12(f) on Lessor’s rights, remedies and indemnities shall be effective.
     (g) Unless previously terminated, upon payment of all amounts due hereunder and satisfaction of all other obligations hereunder, this Agreement shall terminate and Lessor shall pay any balance of the Security Deposit to Lessee promptly and release any further interest in any Acceptable Letter of Credit.
13. ASSIGNMENT; SYNDICATION
     (a) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR CREATE ANY TYPE OF LIEN OVER ANY EQUIPMENT OR THE INTEREST OF LESSEE HEREUNDER (OTHER THAN PERMITTED LIENS) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.
     (b) Lessor may, without the consent of Lessee, assign any or all of its right, title and interest in this Agreement and the Schedule, provided, that so long as no Default has occurred and is continuing, Lessor will not assign all or any portion of its right, title and interest in this Agreement and the Schedule to any entity that Lessee determines, based on written advice of its auditors and as confirmed to Lessor in a certificate of a Responsible Officer of Lessee delivered to Lessor within ten days after receipt of notice by Lessor as to the identity of the proposed transferee, will result in Lessee consolidating its financial reports with such entity. Lessee agrees that it will pay all Rent and other amounts payable under this Agreement and the Schedule to Lessor named therein; provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and other amounts payable under this Agreement and the Schedule to such assignee or as instructed by Lessor. Lessee agrees reasonably to cooperate with

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Lessor in connection with any such proposed assignment, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments, as reasonably may be required by Lessor or such assignee, and the delivery of all information concerning Lessee and each Guarantor that is reasonably necessary for Lessor to complete the assignment; and Lessee further agrees to confirm in writing receipt of a notice of assignment as reasonably may be requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim that Lessee has or may at any time have against Lessor for any reason whatsoever, provided, however, that nothing contained in this sentence shall be construed as a waiver by Lessee of its right to assert against Lessor, in a separate action against Lessor, any claims that Lessee has against Lessor.
     (c) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.
     (d) Lessee acknowledges that it has been advised that the interest of Lessor in this Agreement and the other Documents may be conveyed to or participated to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of Lessee pursuant to a syndication.
     (e) In connection herewith the Lessor, any member of the Lessor or any Affiliate of such member (a “Syndication Agent”) may initiate discussions with potential participants regarding their participation in this transaction. Lessee and its management will assist in all syndication efforts. Such assistance will include, but not be limited to: (i) prompt assistance in the preparation of an information memorandum and verification of the accuracy and completeness of the information contained therein; (ii) preparation of other information, offering materials and projections by Lessee and its advisors taking into account this transaction; (iii) providing any Syndication Agent with all information reasonably deemed necessary by such Syndication Agent to complete the syndication successfully; (iv) confirmation as to accuracy and completeness of such information, offering materials and projections; (v) participation of Lessee’s senior management in meetings and conference calls with potential lenders and rating agencies, if applicable, at such times and places as such Syndication Agent may reasonably request; and (vi) using reasonable efforts to ensure that the syndication efforts benefit from all existing lending and investor relationships. Each Syndication Agent reserves the right to provide to industry trade organizations information necessary and customary for the inclusion of any member of Lessor as lead arranger in league table measurements. The parties agree that all information provided to Lessor from Lessee, each Guarantor, and any affiliate thereof and/or any third parties acting on behalf of such parties may be used in the syndication process and a confidentiality agreement in the form of Exhibit No. 4 shall be executed by any potential participants.
14. NET LEASE; NO SET-OFF, ETC.
     This Agreement is a net lease. Lessee’s obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this

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Agreement or otherwise. Except as provided in Section 8 hereof, with respect to any Equipment that shall have suffered a Casualty Occurrence, this Agreement shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.
15. INDEMNIFICATION
     Notwithstanding anything to the contrary set forth in this Agreement, the provisions of this Section 15 shall be effective on and after the Basic Term Commencement Date.
     (a) Lessee hereby agrees to defend, indemnify, save and keep harmless (on an After-Tax Basis), Lessor, its Members, any Affiliate of Lessor or any Member, and all agents, directors, officers, employees, successors and assigns of any of the foregoing (each an “Indemnified Party”), from and against any and all losses, damages, penalties and injuries suffered by such Indemnified Party, and claims (including any Environmental Loss), actions and suits against such Indemnified Party, including reasonable legal expenses, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor (other than Lessor’s gross negligence or willful misconduct) (herein a “Claim”) arising out of or related to this Agreement or any other Operative Document, the transaction contemplated hereby or the enforcement hereof or related to the Facility, the Equipment or the Site, including, but not limited to, Lessor’s strict liability in tort, arising out of the selection, importation, manufacture, purchase, acceptance, operation or rejection of any or the Equipment, the ownership of the Equipment during the Term, and the delivery, lease, sublease, possession, maintenance, use, condition, return or operation of the Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or Environmental Loss); provided, that the indemnity set forth in this Section 15(a) shall not be available to the extent (i) such Claim is attributable to the gross negligence, willful misconduct or breach of this Agreement or any other Operative Document by such Indemnified Party, (ii) such Claim arises and relates to periods after the later of (x) the termination or expiration of this Agreement or (y) the return of the Equipment in accordance with the terms hereof or (iii) such claims are for Taxes.
     (b) Lessee hereby represents, warrants and covenants that at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or by this Agreement), which will result in the disqualification of any Equipment for, or the recapture or disallowance of, all or any portion of the Tax Benefits.
     (c) If as a result of a breach of any representation, warranty or covenant of Lessee contained in this Agreement or the Schedule (including part 2 of Section D of Exhibit No. 1 but excluding part 1 of Section D of Exhibit No. 1) (i) tax counsel of Lessor shall reasonably determine that Lessor (or any Member) is not entitled to claim on its U.S. Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (ii) any Tax Benefit claimed on the U.S. Federal income tax return of Lessor or any Member is disallowed or

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adjusted by the Internal Revenue Service, or (iii) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a “Loss”), then Lessee shall pay to Lessor or the applicable Member, as an indemnity and as additional Rent, an amount that shall, in the reasonable opinion of Lessor and each Member, cause each Member’s Net Economic Return to equal the Net Economic Return that would have been realized by such Member if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a written statement from the Lessor or a Member describing in reasonable detail such Loss and the computation of such amount. If an adjustment has been made under Section 3 then the Effective Rate used in the next preceding adjustment shall be substituted. If Lessee is obligated to make a tax indemnity payment to any Member pursuant to this Section 15(c), in lieu of making such payment in a lump sum, Lessee may elect (with such Member’s consent, it being understood that such Member may withhold its consent to such election based upon, without limitation, the Lessee’s (or PGI’s) then credit rating or such Member’s then lending policies) to pay the amount due in a series of equal payments that will be sufficient to maintain the Net Economic Return of each Member as if such Loss had not occurred, commencing on the next Rent Payment Date and payable on each Rent Payment Date thereafter until a date not later than the end of the Term; provided that if the Lease terminates prior to its scheduled expiration, Lessee shall make a lump sum payment to Lessor or each Member that, in the reasonable opinion of Lessor and such Member, is sufficient to cause each Member’s Net Economic Return to equal the Net Economic Return that would have been realized by such Member if such Loss had not occurred.
     (d) All references to Lessor in this Section 15 include Lessor, each Member, and any assignees of Lessor or any Member, and (for the purposes of determining whether a Loss has occurred and any amount due hereunder) the consolidated taxpayer group of which any Member is a member. All of Lessor’s, each Member’s and each Indemnified Party’s rights, privileges and indemnities contained in this Section 15 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained in this Agreement are expressly made for the benefit of, and shall be enforceable by Lessor, any Member, and the successors and assigns of the Lessor and any Member, and each Indemnified Party.
     (e) Lessee acknowledges and agrees that there is no employment relationship between Lessor and the personnel, employees and subcontractors of the Lessee or its Affiliates, and responsibility for such labor relationship belongs exclusively to the Lessee or its Affiliate in accordance with the requirements of all Applicable Laws. Lessee or its Affiliate is the “Employer” for all purposes of United States and Virginia law with respect to all of the employees at Lessee’s service, and they are the only person benefiting from the services rendered by such employees.
     Lessee represents and warrants that it or its Affiliates has the legal and economic capacity to comply with its labor obligations, so that it or its Affiliates shall be solely responsible for all obligations with respect to their respective employees.
     Therefore, in the case of any labor dispute between Lessee and its or its Affiliate’s personnel, employees and subcontractors, in which, for any reason, Lessor is involved, Lessee shall release and indemnify Lessor (on an After-Tax Basis) from any kind of claim made against it by any of Lessee’s or its Affiliate’s personnel, employees and subcontractors, and Lessee shall

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have the obligation to pay any such amounts as indemnification (severance), and the Lessee hereby releases Lessor from any responsibility thereof.
     Lessee shall reimburse Lessor for all costs and expenses caused by any labor dispute filed directly or indirectly against Lessee or Lessor or with respect to the Equipment unless such dispute arises during and relates solely to the period following the later of (i) the termination or expiration of this Agreement or (ii) the return of the Equipment in accordance with the terms hereof.
     (f) Lessor and each other Indemnified Party will give Lessee prompt written notice of any Claim or claim for which it is entitled indemnity under this Section 15 or any other provision of this Agreement. Lessee will be entitled to control the defense and settlement of each such Claim or claim, including the selection of legal counsel reasonably acceptable to Lessor, provided that Lessee shall have no right to defend or settle any Claim or claim if (1) a Default shall have occurred and be continuing or (2) such claim would entail significant risk to any Indemnified Party of any criminal liability; provided further, that no right to compromise or settle such Claim or claim shall exist unless the Lessee agrees in writing to pay the amount of such settlement or compromise. Each Indemnified Party will give Lessee and its legal counsel reasonable assistance in connection with any such defense or settlement, and Lessee will reimburse the foregoing Persons for their actual out-of-pocket expenses incurred in connection with providing that assistance. Each Indemnified Party may participate in such defense and settlement at its own expense using legal counsel it selects, provided that in the event Lessee fails to defend or settle any Claim or claim, Lessee shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding; provided further, that if in the written opinion of counsel to such Indemnified Party an actual or potential material conflict exists where it is advisable for such Indemnified Party to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be paid by the Lessee. Notwithstanding the foregoing, this Section 15(f) shall not apply to any claim for Taxes, or any amount payable pursuant to Section 4 or Section 15(c) hereof.
16. DISCLAIMER
     LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES, AND, UPON LESSEE’S EXECUTION AND DELIVERY OF THE CERTIFICATE OF ACCEPTANCE, IT ACKNOWLEDGES AND ACCEPTS THE PHYSICAL AND OPERATING STATE OF THE EQUIPMENT AS SATISFACTORY. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE.

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All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other Person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of the Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages, including damages and lost as rendered by any law or court with jurisdiction in the United States of America or any other similar concept under Applicable Law; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the Term of this Agreement to assert and enforce, at Lessee’s sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Vendor of the Equipment. Lessee hereby acknowledges that as between Lessor and Lessee, Lessor is not advising Lessee of any accounting, tax, legal or other economic implications of this Agreement or the other Operative Documents, and Lessee represents and warrants to Lessor that it is not relying on Lessor, any Member or any other Person with respect to the legal, tax, accounting and other economic considerations in connection with this Agreement or with the other Operative Documents, other than Lessee’s own accountants, counsel and other advisors. Lessee has such knowledge and experience in financial, accounting, tax and business matters that Lessee is capable of evaluating the merits and risks of all aspects this Agreement and the other Operative Documents.
17. REPRESENTATIONS, WARRANTIES AND COVENANTS
     (a) Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of the Schedule:
     (i) Lessee is a Delaware corporation duly incorporated and validly existing in accordance with the laws of the State of Delaware and the Lessee’s organizational identification number is 2460209. Lessee’s EIN is 57-1013629.
     (ii) The Documents to which Lessee is a party have been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery of the Operative Documents by each party thereto other than Lessee, constitute valid, legal and binding obligations, enforceable against Lessee in accordance with their respective terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy, insolvency and other laws affecting creditors’ rights generally.
     (iii) No approval, consent, giving notice to or withholding of objections is required from any Governmental Authority with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained or those, which if not obtained, would not have a Material Adverse Effect, individually or in the aggregate.
     (iv) Lessee has adequate corporate power and authority to enter into, and perform under, the Documents to which it is a party. The entry into and performance by

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Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to it or any provision of its charter or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any Lien (other than Permitted Liens) upon the Facility or the Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other material instrument (other than this Agreement) to which it is a party.
     (v) There are no suits or proceedings (including arbitration proceedings) pending or to Lessee’s knowledge threatened in court or before any commission, board or other administrative agency against or affecting Lessee or any Guarantor which are reasonably likely to result in a Material Adverse Effect.
     (vi) The Lessee is located in Delaware for the purposes of Section 9-307 of the UCC and covenants and agrees that it will not change such status without 30 days prior written notice to Lessor. Lessee also covenants and agrees that it shall not, for purposes of Section 9-503(a) of the UCC, change its name as reflected on the public record in the state of its organization without 30 days prior written notice to Lessor.
     (vii) Lessor is and will remain the owner of the Equipment free and clear of all Liens other than Permitted Liens.
     (viii) Each financial statement required to be delivered by Lessee to Lessor has been prepared in accordance with GAAP and fairly presents, in all material respects, the financial condition of PGI and its consolidated Subsidiaries, and since December 31, 2009, the date of the most recent annual audited financial statement, there has been no material adverse change in the financial condition of PGI and its consolidated Subsidiaries.
     (ix) Each representation and warranty of PGI made in the Credit Agreement is true and correct in all material respects when made.
     (x) The Site identified on the Schedule is owned or leased by the entity identified on the Schedule free and clear of any Liens for indebtedness or leases subject to the Permitted Liens and the liens of mortgagees and interest of the landlords identified on the Schedule; provided, that Lessee shall obtain from such mortgagees or landlords a subordination, waiver or release within 10 days after receiving a written request from Lessor.
     (xi) Upon the Construction Completion Date (as defined in the CAA), Lessor shall have good and marketable title to the Equipment free and clear of all Liens whatsoever, other than Permitted Liens.
     (xii) Following the Basic Term Commencement Date and continuing thereafter, the Equipment will be used by Lessee in the active conduct of its business, pursuant to the terms of this Agreement.

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     (xiii) Since December 31, 2009, there has not been any material adverse change in the capital structure or liquidity levels of PGI and its consolidated Subsidiaries taken as a whole except as set forth in public filings or otherwise publicly disclosed.
     (xiv) Except as previously disclosed to Lessor prior to the Basic Term Commencement Date: (i) neither Lessee nor any Guarantor is or has in the past been in violation of any Environmental Law or Environmental Permit with respect to the Equipment or the Site, which violation could reasonably be expected to result in a material liability to any Guarantor or Lessee or could otherwise result in a Material Adverse Effect; (ii) no Guarantor nor Lessee, nor to any Guarantor’s or Lessee’s knowledge any third party, has used, Released, generated, handled, manufactured, produced or stored at, in, on, under, or about the Site, or transported thereto or therefrom, any Hazardous Substances that could be expected to subject any Guarantor or Lessee to material liability under any Environmental Law or Environmental Permit; (iii) there are no Hazardous Substances generated, used, stored or present on the Site other than is necessary for the business as presently conducted and in material compliance with applicable Environmental Law or Environmental Permit; (iv) to the best of Lessee’s knowledge, there is or has been no condition, circumstance, action, omission, activity or event with respect to the Site that could form the basis of any material violation of any Environmental Law, Environmental Permit or any material liability to any Guarantor and Lessee under Environmental Law or Environmental Permit; and (v) there is no pending or unresolved proceeding, investigation or inquiry of which Lessee has been notified by any Governmental Authority (including without limitation, the EPA or any non-government third party) with respect to the presence or Release of Hazardous Substances at, in, on or from the Site which presence or Release could reasonably be expected to result in any material violation of or liability to Lessee or any Guarantor under Environmental Law or Environmental Permit.
     (xv) The Equipment has been “placed in service” on or prior to the Basic Term Commencement Date.
     (xvi) Lessee and each Guarantor is (i) in compliance in all material respects with all applicable laws and regulations relating to (x) the regulations promulgated by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury relating to dealings with certain persons listed on the publicly available Specially Designated Nationals and Blocked Persons List maintained by OFAC, (y) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) and (z) the prevention and detection of money laundering violations under the US Bank Secrecy Act (Financial Recordkeeping and Reporting of Currency and Foreign Transactions Act of 1970, 31 U.S.C. 1051 et. seq.) (“BSA”), under all regulations promulgated under the BSA and under all published U.S. government guidance, and (ii) in compliance with all other Applicable Laws the non-compliance with which, with respect to this clause (ii) only, could reasonably be expected to result in a Material Adverse Effect.
     (xvii) The Virginia Incentives Addendum, Project Gossimer, dated March 2, 2010 (the “Incentive Plan”) prepared by the Virginia Economic Development Partnership, is in full force and effect and has not been amended by any party thereto. No

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default or breach by any party of its obligations under the Incentive Plan has occurred or is continuing.
     (xviii) The rights and interests of Lessor in and to the Equipment and the Facility are and will be sufficient to enable Lessor, its transferee or assignee or an operator acting on behalf of Lessor or its transferee or assignee to obtain access to and operate the Equipment in the Facility, upon such Person’s taking possession of the Equipment, in commercial operation in substantially the same manner in which it has been operated by Lessee (excluding access to or use of Proprietary Information and Optional Modifications that are Severable Modifications). There is no reason to expect that any licenses, permits, authorizations or approvals of any Governmental Authority or supply, disposal or other contracts that are required at the time of and after such taking of possession of the Equipment to enable Lessor or its transferee or assignee or an operator to operate the Equipment in the Facility in the ordinary course and in compliance with substantially the same legal requirements as are applicable to Lessee cannot be obtained, renewed or replaced, as the case may be, by Lessor, such transferee or assignee or an operator, as the case may be, upon such Person’s taking possession of the Equipment. There is no reason to expect that licenses and permits which are presently issued by Governmental Authorities with respect to the Equipment could not be obtained under the same or similar conditions with respect to the Equipment by Lessor, such transferee, assignee or operator to the extent applicable thereto. Lessor has and will have sufficient rights to all present and future intellectual property (including all Included IP, but excluding, in all cases, Proprietary Information) that is necessary or desirable for operation of the Equipment.
     (xix) Lessee and each Guarantor is in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act.
     (b) Lessee hereby covenants and agrees with Lessor that:
     (i) The Equipment will at all times be used for commercial or business purposes, pursuant to the terms of this Agreement.
     (ii) Lessee shall maintain a system of identification number tagging on the Equipment and any significant Part thereof by affixing in a prominent position on the Equipment (and components thereof) plates, tags or other identifying labels stating (i) that the Equipment is property of Lessor and (ii) the manufacturer, serial numbers and type and model thereof as set forth in Annex A to the Schedule.
     (iii) Lessee, at its sole cost and expense, at all times hereinafter shall maintain and implement at the Site a written environmental, health and safety (“EH&S”) program (“EH&S Program”) to ensure that Lessee’s operations at the Site are conducted in compliance with all applicable Environmental Laws and Environmental Permits. The EH&S Program shall involve senior management, shall include a formal written

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corporate environmental policy, and shall be directed by the person responsible for Lessee’s EH&S compliance.
     (iv) At Lessor’s request (not more frequently than once in any 12-month period, unless a Default shall have occurred and be continuing), Lessee shall provide Lessor with a briefing regarding Lessee’s compliance with its EH&S Program and Lessee shall take such action reasonably requested by Lessor to address any deficiencies noted by Lessor under Applicable Law.
     (v) Lessee agrees that it shall not (i) establish a new “location” for the purposes of Section 9-307 of the UCC, (ii) change its chief executive office or its jurisdiction of organization, (iii) change its name or (iv) do business under any name other than “Chicopee, Inc.” until it shall have given to the Lessor not less than 30 days’ prior written notice of its intention so to do, clearly describing such new location, jurisdiction and/or name and providing such other information in connection therewith as the Lessor may reasonably request.
     (vi) Lessee has fee simple title to the Site and shall cause fee simple title to the future expansion parcel referenced in the Site Lease to be granted to it no later than September 1, 2010.
     (vii) Lessee shall provide, at its sole cost and expense, prior to entering into a mortgage with respect to the Site, a SNDA, duly executed (and in recordable form) by each mortgagee, with respect to the Site. Lessee shall maintain each SNDA at all times during the Term for the estimated useful life of the Equipment. Lessee shall deliver to Lessor 30 days’ prior written notice of any assignment, transfer or sale by Site Lessor of the Site and Lessee agrees that any assignment of the Site shall be made subject to the terms of the Site Lease.
     (viii) Lessee shall (i) maintain at all times during the Basic Term an Acceptable Letter of Credit for the benefit of Lessor with a stated amount not less than the Required Amount and (ii) maintain at all times until January 28, 2016 a Supplemental Letter of Credit, in each case in order to secure the Lessee’s obligations under this Agreement. In the event that any Acceptable Letter of Credit has an expiration or termination date prior to the Basic Term, Lessee shall replace such Acceptable Letter of Credit with an Acceptable Letter of Credit in accordance with the requirements of this Agreement no later than thirty (30) days prior to such expiration or termination date. If (a) a Downgrade Event has occurred or (b) Lessee shall make a good faith determination that a significant possibility exists that a Downgrade Event will occur, Lessee, within 30 days of the earliest of (i) having knowledge of such fact, (ii) reaching such good faith determination or (iii) receiving notice from Lessor of such fact, shall provide a replacement Acceptable Letter of Credit. Lessee shall not at any time permit any Liens (other than Lessor’s Liens) to exist on Lessor’s interest in the Acceptable Letter of Credit or in its rights to enforce payment thereon.
     (ix) Lessee shall deliver the reports as set forth in Sections 5(b) and 5(e).

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     (x) Lessee shall promptly deliver to Lessor written notice of any default under any of the Operative Documents, the Documents or any material contract pertaining to the Equipment.
     (xi) At all times during the Term, PGI shall control, directly or indirectly, 100% of the equity interests in Lessee or any successor entity.
     (xii) Lessee shall comply or cause PGI to comply with the financial covenants set forth in Appendix II of this Agreement.
     (xiii) Lessee shall, and shall cause each Guarantor to, remain (i) in compliance in all material respects with all applicable laws and regulations relating to (x) the regulations promulgated by OFAC relating to dealings with certain persons listed on the publicly available Specially Designated Nationals and Blocked Persons List maintained by OFAC, (y) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) and (z) the prevention and detection of money laundering violations under the BSA, under all regulations promulgated under the BSA and under all published U.S. government guidance, and (ii) in compliance with all other Applicable Laws the non-compliance with which, with respect to this clause (ii) only, could reasonably be expected to result in a Material Adverse Effect.
     (c) Lessor hereby represents and warrants to Lessee that on the date hereof and on the date of execution of the Schedule:
     (i) Lessor is a Delaware limited liability company duly formed and validly existing in accordance with the laws of the State of Delaware and the Lessor’s organizational identification number is 4821012. Lessor’s EIN is 27-2569352.
     (ii) The Documents to which Lessor is a party have been duly authorized, executed and delivered by Lessor and, assuming the due authorization, execution and delivery of the Operative Documents by each party thereto other than Lessor, constitute valid, legal and binding obligations, enforceable against Lessor in accordance with their respective terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy, insolvency and other laws affecting creditors’ rights generally.
     (iii) Lessor has adequate limited liability company power and authority to enter into, and perform under, the Documents to which it is a party. The entry into and performance by Lessor of the Documents will not violate its certificate of formation or limited liability company agreement.
18. INTENT; TITLE
     (a) It is the express intent of the parties that this Agreement constitute a true lease and not a sale of the Equipment. It is hereby acknowledged by the parties hereto that Lessor is the legal owner of all of the Equipment. Title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, title, property, right, equity, or interest in the Equipment other than its leasehold interest solely as Lessee subject to all the terms and conditions hereof.

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The parties agree that the lease is a “Finance Lease” as defined in Uniform Commercial Code Article 2A — Leases (“Article 2A”). Lessee acknowledges: (a) that Lessee has selected the “Supplier” (as defined in Article 2A) and directed Lessor to purchase the Equipment from the Vendors; (b) that Lessee has been informed in writing in this Agreement, before signing this Agreement, that Lessee is entitled under Article 2A to the promises and warranties, including those of any third party, provided to Lessor by the Vendors in connection with or as part of the contract by which Lessor acquired the Equipment, and that Lessee may communicate with the Vendor and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations of them or of remedies. To the extent permitted by Applicable Law, Lessee hereby waives any and all rights and remedies conferred upon a lessee in Section 508(5) of Article 2A; provided, however that such waiver shall not preclude Lessee from asserting any claim of Lessee against Lessor in a separate cause of action; and provided further that such waiver shall not affect Lessor’s obligations of good faith, diligence, reasonableness and care.
     (b) Notwithstanding the express intent of the parties, should a court of competent jurisdiction determine that this Agreement is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee shall be deemed to have hereby granted Lessor a security interest in the Equipment, and all accessions thereto, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without power of sale) to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any affiliate of Lessee) to Lessor, now existing or hereafter created. For the purposes of this paragraph, this Agreement, the Schedule, or a photocopy of either thereof may be filed as a financing statement under the Uniform Commercial Code.
19. PURCHASE OPTIONS
     Provided no Default shall have occurred and be continuing, Lessee shall have the option to purchase all (but not less than all) of the Equipment leased under all Schedules executed hereunder upon the following terms and conditions.
     (a) Upon not more than 365 days’ and not less than 300 days’ irrevocable prior written notice by Lessee to Lessor, Lessee may elect to purchase, at expiration of the Basic Term, all (but not less than all) of the Equipment on an AS IS, WHERE IS BASIS, for cash equal to the then Fair Market Value of the Equipment (in-place and in-use), plus (in any event) all applicable taxes. If Lessee has elected to exercise the purchase option set forth in this Section 19(a), on the last day of the Basic Term, Lessee shall pay to Lessor in cash the full purchase price (plus all applicable taxes), together with any Rent or other sums then due hereunder on such date and Lessor shall convey to Lessee title to the Equipment on an AS IS, WHERE IS BASIS, free and clear of all Lessor’s Liens.
     (b) Subject to Section 12(e), if a Default shall have occurred and be continuing at the time of the notice in the first sentence of paragraph (a) above, then on the date of expiration of the Term, Lessee shall return the Equipment in full compliance with Section 11 of this Agreement on or prior to the date of expiration of the Term. If Lessee shall have given the notice provided in the first sentence of paragraph (a) above, and a Default occurs and is continuing at

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the expiration of this Agreement, Lessor may elect either to enforce the option exercised by Lessee or demand return of the Equipment to Lessor in full compliance with Section 11 of this Agreement.
     (c) The Lessee may elect, upon not more than 180 days’ and not less than 90 days’ irrevocable written notice to Lessor prior to the First EBO Date, to purchase on the First EBO Date all (but not less than all) of the Equipment on an AS IS, WHERE IS BASIS for a purchase price equal to the First EBO Price plus all applicable taxes. If Lessee has elected to exercise the purchase option set forth in this Section 19(c), on the First EBO Date, Lessee shall pay to Lessor in cash the First EBO Price (plus all applicable taxes) together with any Rent or other sums due hereunder on such date (excluding any Basic Term Rent scheduled to be paid on such First EBO Date) and Lessor shall convey to Lessee title to the Equipment on an AS IS, WHERE IS BASIS, free and clear of all Lessor’s Liens.
     (d) The Lessee may elect, upon not more than 180 days’ and not less than 90 days’ irrevocable written notice to Lessor prior to the Second EBO Date, to purchase on the Second EBO Date all (but not less than all) of the Equipment on an AS IS, WHERE IS BASIS for a purchase price equal to the Second EBO Price plus all applicable taxes. If Lessee has elected to exercise the purchase option set forth in this Section 19(d), on the Second EBO Date, Lessee shall pay to Lessor in cash the Second EBO Price (plus all applicable taxes) together with any Rent or other sums due hereunder on such date (excluding any Basic Term Rent scheduled to be paid on such Second EBO Date) and Lessor shall convey to Lessee title to the Equipment on an AS IS, WHERE IS BASIS, free and clear of all Lessor’s Liens.
20. MISCELLANEOUS
     (a) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, the Schedule, supplement or amendment hereto, or the lease of the Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.
     (b) Lessor’s failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor’s right thereafter to demand strict compliance therewith.
     (c) Lessee agrees, upon receiving Lessor’s written request, to execute any instrument necessary for filing, recording or perfecting the interest of Lessor, and to execute and deliver to Lessor such further documents, instruments and assurances and to take such further action as Lessor from time to time reasonably may request in order to carry out the intent and purpose of the transaction contemplated hereunder.
     (d) All notices, consents, directions, approvals, instructions, requests, demands, and other communications required or permitted to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at each of its respective addresses stated below or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

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If to the Lessee:	Chicopee, Inc.
9335 Harris Corners Parkway
Suite 300
Charlotte NC 28269
Attention: Chief Financial Officer
Telephone: (704) 697-5186
Facsimile: (704) 697-5121

With a copy to:	Polymer Group, Inc.
9335 Harris Corners Parkway
Suite 300
Charlotte NC 28269
Attention: General Counsel
Telephone: (704) 697-5179
Facsimile: (704) 697-5120

If to the Lessor:	Gossamer Holdings, LLC
201 Merritt Seven
Norwalk, CT 06851 USA
Attention: Annie Schorr, Portfolio Manager
Telephone: (203) 229-1421
Facsimile: (513) 770-5460

With copies to:	General Electric Credit Corporation of Tennessee
201 Merritt Seven, 2nd Floor
Norwalk, CT 06851 USA
Attention: Annie Schorr
Telephone: (203) 229-1421
Facsimile: (513) 770-5460
ING Spunmelt Holdings LLC
200 Galleria Parkway, Ste. 950
Atlanta, Georgia 30339 USA
Attention: Jerry L. McDonald, Director
Telephone: (770) 984-4514
Facsimile: (770) 951-1005
     (e) This Agreement, the Exhibits and the Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH PARTY HERETO.
     (f) The representations, warranties and covenants of Lessee herein shall be deemed to survive the closing hereunder. The obligations of Lessee under Sections 4, 11 and 15 hereof which accrue during the Term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

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     (g) Each Member is an express third party beneficiary of the agreements of the Lessee and Lessor hereunder and shall be entitled to rely on such agreements as if it were named a party hereto.
     (h) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the Overdue Rate) shall constitute Supplemental Rent due to Lessor within 5 days after the date Lessor sends written notice to Lessee requesting payment. Lessor’s effecting such compliance shall not be a waiver of Lessee’s default.
     (i) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at Overdue Rate.
     (j) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (k) So long as no Default shall have occurred and be continuing hereunder, and conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor or Persons claiming under Lessor, Lessee shall peaceably and quietly hold, possess and use the Equipment during the Term of this Agreement subject to the terms and conditions hereof.
     (l) Lessee agrees to pay on demand all reasonable costs and expenses incurred by Lessor, the Members and any assignee from and after the Basic Term Commencement Date during the term of this Agreement in connection with (i) the formation, administration and operation of the Lessor and (ii) the preparation, execution, delivery, filing, recording, and administration of any of the Documents, including (without limitation) the reasonable fees and expenses of counsel for Lessor, any Member and any assignee thereof, accounting, tax administration, due diligence, appraisals, lien searches, UCC and/or SNDA filing fees, and field audits; and all costs and expenses incurred by Lessor or any Member, if any, in connection with the enforcement of any of the Documents.
     (m) Each party hereto agrees to keep confidential, the terms and provisions of the Operative Documents and the transactions contemplated hereby and thereby (collectively, the “Transactions”); provided that either party may disclose the terms and provisions of the Documents and transactions contemplated hereby and thereby (i) to its or its controlling entities’ employees, officers, directors and agents who agree to hold the same confidential in accordance with the terms of this Section 20(m), (ii) to its or its controlling entities’ consultants, auditors, attorneys and accountants who agree to hold the same confidential substantially in accordance with the terms of this Section 20(m), (iii) if it is reasonably believed by it to be compelled by any court decree, subpoena or other legal or administrative order or process after giving the other party advance written notice of the proposed disclosure to the extent reasonably possible, (iv) on the advice of its counsel, otherwise required by law or necessary or appropriate in connection

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with any litigation or other proceeding to which it or its affiliates is a party after giving the other party advance written notice of the proposed disclosure to the extent reasonably possible, or (v) which becomes available to such party from a third party on a non-confidential basis. Section 22 below contains additional provisions regarding confidentiality and to the extent there is a conflict between Section 22 and this Section 20(m), Section 22 shall control.
     (n) Lessee shall not, and shall not permit any Guarantor or any of their respective Affiliates to, issue any press release or other public disclosure using the name, logo or otherwise referring to any Member or any Affiliate of such Member, the Operative Documents or any transaction contemplated therein to which Owner or any Member is party without the prior consent of each Member except to the extent required to do so under Applicable Law and then, only after consulting with each Member.
     (o) Lessee consents to the publication by Lessor or any Member of Lessor of advertising material relating to the transactions contemplated by this Agreement using Lessee’s or any Guarantor’s name, product photographs, logo or trademark. Lessor or such Member shall provide a draft of any advertising material to Lessee for review and comment prior to the publication thereof. Neither Lessor nor any Member of Lessor will obtain any license of or right to use such names, product photographs, logos or trademarks beyond that expressly authorized in this Section 20(o), which is non-exclusive.
     (p) The parties hereto acknowledge and agree that this Agreement and the Schedule shall constitute a single lease instrument.
     (q) All consultants, contractors, engineers, employees, independent contractors and other Persons who seek to enter the Site, the Facility or any other property of Lessee, or who desire to observe or inspect the Equipment or any of Lessee’s records, on behalf of or at the request of Lessor or any Member pursuant to this Agreement must comply with Lessee’s reasonable and customary safety, security and confidentiality policies and procedures.
     (r) Each of Lessor and each Member that is subject to the Patriot Act hereby notifies Lessee and Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Lessee and each Guarantor, which information includes the name and address of Lessee and each Guarantor and other information that will allow Lessor and each Member to identify Lessee and each Guarantor in accordance with the Patriot Act.
21. CHOICE OF LAW; JURISDICTION
     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York and the parties irrevocably submit to the jurisdiction of such court and agree not to assert, by way of

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motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient form, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or the transaction contemplated hereby may not be enforced in or by such court. Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that this sentence will not be construed as a waiver of any right to file an appeal or to seek a stay.
22. CONFIDENTIAL INFORMATION.
     (a) Lessor shall keep confidential and shall not disclose to any Person, except as expressly permitted by this Section 22, all Confidential Information. Lessor shall only be entitled to disclose Confidential Information to (i) its, its Members’ and its Members’ Affiliates’ respective employees, officers, directors, agents, consultants, advisors, auditors, attorneys and accountants (to the extent such disclosure reasonably relates to the Transactions) who agree to hold the Confidential Information in accordance with the terms of this Section 22, (ii) any prospective purchaser of the Equipment or of any Member’s interest in Lessor (if such Person first executes and delivers to Lessor and Lessee a confidentiality agreement at least as restrictive as this Section 22), provided that under no circumstances shall Lessor disclose any Proprietary Information to any such prospective purchaser, (iii) to the extent requested by any Governmental Authority, (iv) to the extent required by Applicable Laws or by any subpoena or similar legal process, (v) in connection with the exercise of remedies under this Agreement or under any other Operative Document or any suit, action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or thereunder.
     (b) Lessor shall only use the Confidential Information as expressly permitted by this Section 22 and shall not use any Confidential Information on behalf of any other Person except as expressly permitted by this Section 22.
     (c) Lessor shall have no liability for any disclosure of any Confidential Information by any consultants, contractors, engineers, employees, independent contractors and other Persons who have executed a confidentiality agreement with Lessee or any of its Affiliates.
     (d) Confidential Information shall not include any information, document or record (a) that is or becomes lawfully available to the general public without any breach of this Agreement or any violation of any Applicable Law, (b) that was previously lawfully in the possession of Lessor without any obligation to Lessee, any Guarantor or any other Person to hold it in confidence or to restrict the use of it, or (c) that Lessor receives from a third party who is free to disclose that information to Lessor without breaching any agreement or violating any Applicable Law.
     (e) If Lessor is required or intends to disclose Confidential Information under Section 22(a)(iii), 22(a)(iv) or 22(a)(v), Lessor shall give Lessee prompt and prior written notice of the proposed disclosure (to the extent reasonably possible and not otherwise prohibited). Additionally, Lessee shall be entitled to take those actions it deems necessary or appropriate, including seeking to prevent the disclosure of its Confidential Information. Lessor will provide

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reasonable assistance to Lessee in connection with those actions, and Lessee will reimburse Lessor for Lessor’s and any Member’s actual out-of-pocket expenses incurred in providing that assistance. Lessor shall disclose Confidential Information only in compliance with this Section 22.
     (f) Notwithstanding the foregoing provisions of this Section 22, Lessor may disclose Confidential Information (but not Proprietary Information), as necessary, to a potential investor in a syndication of this Lease as long as that potential investor first executes and delivers to Lessor a confidentiality agreement in the form of Exhibit No. 4.
     (g) The provisions contained in this Section 22 and any similar provisions in any separate confidentiality agreement executed by any Member or any employee of Lessor or any Member shall survive for a period of 18 months following the termination of this Agreement (whether at the end of the Basic Term or at the time of any earlier termination of this Agreement).
     (h) Notwithstanding the foregoing, the obligations of confidentiality contained herein, as they relate to the Transactions, shall not apply to the federal tax structure or federal tax treatment of the Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transactions. The preceding sentence is intended to cause each Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transactions or any federal tax matter or federal tax idea related to the Transactions.
     (i) Lessor will use commercially reasonable efforts not to obtain Proprietary Information except as permitted under this Agreement and necessary to carry out its obligations, or to exercise its rights, under this Agreement, and Lessee will use commercially reasonable efforts not to disclose Proprietary Information to Lessor or its employees, contractors, consultants or agents except as necessary to carry out its obligations or to exercise its rights under this Agreement.
23. DEFINITIONS
     Capitalized terms used but not otherwise defined herein or in the Schedule shall have the meanings assigned thereto in Appendix I attached hereto; and the general provisions and rules of interpretation set forth in Appendix I shall apply to this Agreement.
[Signatures on next page]

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     IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Lease Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEE:

GOSSAMER HOLDINGS, LLC		CHICOPEE, INC.

BY:	GENERAL ELECTRIC CREDIT	By:

	CORPORATION OF TENNESSEE,	Name:
	its member	Title:

By:

Name:
Title:

BY:	ING SPUNMELT HOLDINGS LLC, its member

By:

Name:
Title:

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APPENDIX I
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
DEFINITIONS
See attached.

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CONFORMED COPY
as amended by
that certain AMENDMENT AND WAIVER, dated as of January 19, 2011 and that certain SECOND AMENDMENT, dated as of October 7, 2011
Appendix I
Definitions
“Acceptable Letter of Credit” shall mean a valid and enforceable irrevocable transferable letter of credit substantially in the form of Exhibit A hereto and otherwise in form and substance acceptable to Owner or Lessor, as applicable, that is: (1) issued by an Acceptable Letter of Credit Bank, (2) having a stated expiration date of not earlier than 364 days after the date of original issuance, (3) drawable in full if not renewed or replaced with an Acceptable Letter of Credit 30 days before its expiry, (4) payable and drawable at an office of such issuing bank in the United States of America, (5) payable in U.S. dollars in immediately available funds, (6) issued under arrangements not illegal for the parties to enter into, (7) is governed by the Uniform Customs and Practice for Documentary Credits (revision effective January 1, 1994), International Chamber of Commerce Publication No. 500 or the International Standby Practices (ISP98) International Chamber of Commerce Publication No. 590, and, to the extent not inconsistent therewith, the laws of New York State, and (8) which shall permit the beneficiary thereof to assign its interest without the consent of such Acceptable Letter of Credit Bank.
“Acceptable Letter of Credit Bank” shall mean a bank (1) the senior unsecured debt obligations (or long-term deposits) of which upon the date of issuance of an Acceptable Letter of Credit is rated at least “A3” by Moody’s and at least “A-” by S&P, with capital in excess of U.S.$500,000,000.00 Dollars, (2) from whom receipt of a letter does not violate Owner’s or Lessor’s then current policies including its credit and lending country exposure limits, which country limits shall be deemed satisfied if the bank is a United States bank, (3) as to whom there shall be no material litigation or arbitration proceeding threatened or pending between Lessor and such bank or Owner and such bank and (4) whom is otherwise reasonably acceptable to Owner and Lessor acting in good faith.
“Acts of God” shall mean any inevitable, unpredictable, and unreasonably severe event caused by natural forces without any human interference, and over which any party to any Operative Document has no control, such as flood, earthquake, storm, hurricane or other natural disaster.
“Additional Construction Document” shall mean any material contract or undertaking to which the Construction Agent or the Owner is a party relating to the development, installation, construction, completion, operation, administration or maintenance of the Equipment entered into after the Construction Closing Date but prior to the Basic Term Commencement Date.
“Adjacent Property” shall mean those parcels of land owned by Site Lessor located adjacent to the Site as legally described on Schedule B to the Site Lease.
“Advance” shall have the meaning set forth in Section 3.1(a) of the Construction Agency Agreement, in each case, made in accordance with the applicable Operative Document.

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“Adverse Environmental Condition” shall refer to (i) the Release of or exposure to any Hazardous Substance at, on, under or within the Site, the Facility or the Equipment in violation of or could result in liability under any Environmental Law, (ii) the use, generation, handling, transportation, storage, treatment or disposal of Hazardous Substances in connection with the operation of the Facility and Equipment in violation of or could result in liability under any Environmental Law, or (iii) the violation of any Environmental Law resulting from ownership, possession, use, operation or modification of the Site, the Facility or the Equipment.
“Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” when used with respect to any particular Person shall mean the power to direct, or cause the direction of, the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled” and “under common control” have meanings correlative to the foregoing; provided, however, that any Person owning, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other members of the Governing Body of a corporation, or 10% or more of the partnership or other ownership interests of any other Person, is deemed to control such corporation or other Person.
“After-Tax Basis” shall mean, in the context of determining the amount of a payment to be made on such basis, the payment of an amount which, after reduction by the net increase in Taxes of the recipient (actual or constructive) of such payment, which net increase shall be calculated by taking into account any current reduction in such Taxes resulting from any tax benefits realized the recipient as a result of such payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all income taxes payable and tax benefits realized shall be determined on the assumptions that (i) the recipient is subject to applicable income taxes at the highest marginal tax rates then applicable to widely held corporations that are in effect in the applicable jurisdictions for the relevant period or periods and (ii) all related tax benefits are utilized at the highest marginal tax rates then applicable to widely held corporations that are in effect in the applicable jurisdictions for the relevant period or periods, and shall take into account the deductibility of state and local income taxes for U.S. Federal income tax purposes.
“Allocated Cost” for the Support Items, means Chicopee’s out-of-pocket costs incurred to provide such Support Items during a particular period, and shall include an allocated portion of the cost, if any, of (1) continuing access rights, (2) maintaining licenses and permits, (3) supplies, (4) third-party services, (5) utilities and (6) an allocable share of Chicopee’s overhead or administrative costs related thereto. All Allocated Costs shall be determined in accordance with GAAP and in a manner consistent with Chicopee’s past practices.
“Amendment and Waiver” shall mean the Amendment and Waiver, dated as of January 19, 2011, to the Equipment Lease Agreement, dated as of June 24, 2010 (as amended, supplemented or otherwise modified from time to time) between the Company and the Lessor.
“Amendment and Waiver Effective Date” has the meaning specified in Section 7 of the Amendment and Waiver.

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“Applicable Laws” means all laws, judgments, decrees, ordinances and regulations and any other governmental rules and orders and all requirements having the force of law, now or hereafter enacted, made or issued, whether or not presently contemplated, including compliance with all requirements of zoning laws, labor laws and Environmental Laws, compliance with which is required with respect to the Site, the Facility or the Equipment, whether or not such compliance shall require structural, unforeseen or extraordinary changes to the Site, the Facility or the Equipment or the operation, occupancy or use thereof.
“Applicable Margin” shall mean from the Construction Closing Date until the Construction Termination Date, 5.0% per annum; provided however that during and after a Construction Termination Extension or if a Construction Agency Event of Default has occurred and is continuing, Applicable Margin shall mean 7% per annum.
“Appraisal” shall mean the appraisal, dated the Basic Term Commencement Date, prepared by the Appraiser and addressed to the Lessor, which Appraisal shall:
(i)	determine the Equipment Cost, which will be equal to the fair market value of the Equipment on the Basic Term Commencement Date;
(ii)	determine the economic useful life of the Equipment and confirm that the Equipment shall be reasonably estimated on the Basic Term Commencement Date to have (i) a remaining economic useful life equal to 133.33% of the Basic Term and (ii) a fair market value at the end of the Basic Term equal to at least 20% of the Equipment Cost, without regard to inflation or deflation during the Basic Term;
(iii)	confirm that it is reasonable to expect that upon expiration or termination of the Equipment Lease, it will be commercially feasible for a party other than the Lessee to operate the Equipment;
(iv)	allocate the percentage of the Equipment Cost eligible for each category of Depreciation Deduction;
(v)	confirm an orderly liquidation value for the Equipment; and
(vi)	address any other matters (including the matters addressed in the Preliminary Appraisal) that the Lessor shall request.
“Appraisal Procedure” shall mean the following procedure for determining the Fair Market Value of the Equipment:
(a)	At either Lessee’s or Lessor’s written request, as the case may be, Lessor and Lessee shall negotiate in good faith to determine the Fair Market Value of the Equipment within 30 days after such request has been given. If after such 30-day period, Lessor and Lessee are unable to agree upon a determination of the Fair Market Value of the Equipment, the Fair Market Value shall be determined in accordance with the appraisal procedure set forth in this definition. If either party shall have given written notice to the other requesting determination of such Fair

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Market Value by such appraisal procedure, the parties shall consult for the purpose of appointing an independent appraiser by mutual agreement. If a single appraiser shall have been appointed by the parties, the determination of such appraiser shall be final and binding upon the parties. If no such appraiser is appointed within 20 days after such notice is given, such determinations shall be made as follows:
(i)	Two qualified appraisers shall be appointed, one of whom shall be selected by Lessee and the other of whom shall be selected by Lessor, both selections to be made within 10 days after the end of such 20 day period. The appraisal determined by each appraiser shall be compared and if the differential between the two is less than 10% of the average of the two appraisers, then such average of the two appraisals shall be final and binding upon the parties; but
(ii)	if the differential between the two appraisals is 10% or more of the average of the appraisals, then a third qualified appraiser shall be promptly appointed by the American Arbitration Association of New York, in accordance with its rules as then in effect. The appraisals determined by each of the three appraisers shall be averaged and the appraisal furthest from such average shall be disregarded. The appraisals determined by each of the two remaining appraisers shall be averaged and such average shall be final and binding upon the parties.
(b)	The appraiser or appraisers shall be provided with, and instructed to appraise in accordance with, the definitions of all terms appearing herein and having a bearing on the determinations subject to appraisal and in accordance with customary appraisal procedures.
(c)	The fees and expenses of each appraiser shall be paid by Lessee.
“Appraiser” shall mean Accuval Associates, Inc., a licensed appraiser pursuant to Title XI of FIRREA, or such other recognized appraiser as Lessor shall designate.
“Appurtenances” shall have the meaning given such term in Section 2.1 of the Site Lease.
“Arbitration Proceeding” means the procedure specified in the succeeding sentences for settling any dispute as to Fair Market Rental Value under the Support Agreement. In the event that Lessor disagrees with Chicopee’s determination of Fair Market Rental Value under the Support Agreement, Lessor shall provide written notice to Chicopee of its intention to arbitrate the same. Such dispute shall be arbitrated by a panel of three arbitrators, each of whom shall be experienced in the industrial textile manufacturing industry, one of which shall be chosen by the Lessor and one of which shall be chosen by Chicopee, in each case on or before the 20th day after such notice is given. If either party required to choose an arbitrator hereunder shall fail to do so on or before such 20th day, then the appointment of such arbitrator shall be made by the American Arbitration Association, or an organization that is a successor thereto, upon application thereto in the same manner as specified below for the appointment of a third

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arbitrator. The two arbitrators so chosen shall meet on or before the 10th day after the second arbitrator is appointed and on or before the 30th day after they meet shall decide the dispute. If within such period they cannot agree upon their decision, they shall on or before the 10th day thereafter appoint a third arbitrator and, if they cannot agree upon such appointment, the third arbitrator shall be appointed upon their application or upon the application of either party to the American Arbitration Association, or any organization that is a successor thereto, from a panel of arbitrators having expertise in the industrial textile manufacturing industry and a familiarity with the equipment used or operated in such business. The three arbitrators shall meet and decide the Fair Market Rental Value on or before the 30th day after the appointment of the third arbitrator. Any decision or determination in which two of the three arbitrators shall concur shall be final and binding upon the parties, to the extent permitted by Applicable Laws and Regulations. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force; subject however, to the express provisions to the contrary, if any, contained in the Support Agreement. If the American Arbitration Association or its successor shall not then be in existence, the arbitration shall proceed under comparable laws or statutes then in effect. The parties to the arbitration shall be entitled to present evidence and argument to the arbitrators. Each party shall pay (i) the fees and expenses of the arbitrator appointed by or on its behalf, (ii) equal shares of (A) the other expenses of the arbitration properly incurred, and (B) the fees and expenses of the third arbitrator, if any, and (iii) its own legal fees and expenses.
“AS IS, WHERE IS BASIS” shall mean the transfer of the interest in the Equipment on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied of any kind whatsoever, except as to the absence of Lessor’s Liens.
“ASTM Standard” shall mean the American Society for Testing and Materials Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (Standard Designation E 1527-05), or subsequent ASTM standard relating to the scope of Phase I Environmental Site Assessments.
“Authorized Officer” shall mean, with respect to any Person, its Chairman of the Board, its Chief Executive Officer, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (A) that has the power to take the action in question and has been authorized, directly or indirectly, by the Governing Body of such Person, (B) working under the direct supervision of such Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (C) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents.
“Basic Term” shall have the meaning given such term in Section B of the Schedule.
“Basic Term Commencement Date” shall have the meaning given such term in Section 2(a) of the Equipment Lease.
“Basic Term Lease Rate Factor” shall have meaning given such term in Section B of the Schedule.

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“Basic Term Rent” shall have the meaning given such term in Section E of the Schedule. Basic Term Rent shall equal the product of the Basic Term Lease Rate Factor times the Capitalized Lessor’s Cost on the Schedule.
“Beneficiary” means Site Lessee and any subsequent lessee or sublessee under the Site Lease, other than Chicopee and its Affiliates.
“Blackstone” means Blackstone Capital Partners V L.P. and its Affiliates and funds or partnerships managed by them or any of their Affiliates, but not including any of their portfolio companies.
“Breakage Costs” shall mean an amount equal to the amount, if any, required to compensate the Owner, the Lessor or any Member, as the case may be, for any additional losses (including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Owner to fund its obligations under the Operative Documents, but excluding any lost profits) that it may sustain or incur.
“BSA” has the meaning given to such term in Section 17(a)(xvi) of the Equipment Lease.
“Business Day” shall mean any day other than a Saturday, a Sunday, and any day on which commercial banking institutions located in New York, New York are authorized by law or other governmental action to close.
“CAA” and “Construction Agency Agreement” each means that certain Construction Agency Agreement dated as of June 24, 2010 between the Owner, as owner, and the Construction Agent, as the construction agent.
“CAA Discount Rate” shall mean the LIBOR Base Rate plus five percent (5%) as of the Construction Closing Date.
“Capitalized Lessor’s Cost” shall mean the Lease Investment Balance on the Basic Term Commencement Date plus any fees, costs and expenses incurred by Lessor or any Member in connection with the execution of the Schedule which are not included in the Lease Investment Balance.
“Carry Cost on Advances” means the sum of (i) for each day during each Carry Cost Period the amount equal to the product of (a) a rate per annum of 0.5% and (b) an amount equal to the Commitment less the aggregate amount of the outstanding Advances, (ii) with respect to any Carry Cost Period, an amount equal to the product of (a) a percentage rate per annum equal to the LIBOR Rate for such Carry Cost Period plus the Applicable Margin and (b) the aggregate amount of outstanding Advances and (iii) the amount equal the product of (a) 1.0% and (b) the Commitment which amount in this clause (iii) shall be deemed full earned on and as of the Construction Closing Date.
“Carry Cost Period” shall mean, with respect to any Advance, (i) initially, the period beginning on (and including) the date on which such Advance is made and ending on the day one month thereafter (or, if such subsequent month has no numerically corresponding calendar day, on the next succeeding LIBOR Business Day) and (ii) thereafter, each period commencing on the first

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day after the end of the next preceding Carry Cost Period applicable to such Advance and ending on the day one month thereafter (or, if such month has no numerically corresponding calendar day, on the next succeeding LIBOR Business Day); provided, however, that all of the foregoing provisions relating to Carry Cost Periods are subject to the following:
     (A) if any Carry Cost Period would otherwise end on a day that is not a LIBOR Business Day, such Carry Cost Period shall be extended to the next succeeding LIBOR Business Day (unless the result of such extension would be to carry such Carry Cost Period into another calendar month, in which case such Carry Cost Period shall end on the immediately preceding LIBOR Business Day);
     (B) no Carry Cost Period may end later than the Basic Term Commencement Date; and
     (C) any Carry Cost Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Carry Cost Period) shall end on the last LIBOR Business Day of the calendar month at the end of such Carry Cost Period.
“Casualty Occurrence”, (i) for purposes of, and as used in, the Equipment Lease, the Site Lease and the Site Sublease, shall have the meaning set forth in Section 8 of the Equipment Lease and (ii) for purposes of, and as used in, the CAA, shall have the meaning set forth in Section 2.7 of the CAA.
“Certificate of Acceptance” means each certificate of acceptance executed and delivered pursuant to Section 1(b) of the Equipment Lease in substantially the form of Annex B to Exhibit No. 1 of the Equipment Lease.
“Change Date” shall mean the Second EBO Date.
“Change in Law” shall mean any change (or proposed change, if in the Lessor’s good faith judgment, such proposed changed has a realistic possibility of becoming law, and would have a material adverse effect on Lessor or any Member) in the Code or in the interpretation, re-interpretation or application thereof made subsequent to the Construction Closing Date and on or prior to the Basic Term Commencement Date.
“Change of Control” means (a) prior to any initial public offering of Lessee or any Guarantor (or any newly-formed Affiliate of any Guarantor formed to be the issuer in such initial public offering), Blackstone ceases to own, directly or indirectly, on a fully-diluted basis, more than 50% of the aggregate shares of voting stock of PGI and (b) after any initial public offering of Lessee or any Guarantor (or any newly-formed Affiliate of any Guarantor formed to be the issuer in such initial public offering), Blackstone ceases to own, directly or indirectly, on a fully-diluted basis, more than 30% of the aggregate shares of voting stock of PGI and, no other Person or group of Persons (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) own, directly or indirectly, on a fully-diluted basis, more than the aggregate shares of voting stock of PGI then held by Blackstone; provided however, that a “Change of Control” shall not be deemed to have occurred following an event described in clause (b) of this definition if, within ten (10) Business Days following the occurrence of such

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event, Lessee (1) delivers to Lessor a new Supplemental Letter of Credit (which letter of credit shall be in addition to any existing letters of credit that have been issued to Lessor on behalf of Lessee and remain in full force and effect) or (2) elects to have the definition of Total Leverage Ratio set forth on Appendix II to this Agreement automatically amended as of such date of election (without any further action by Lessee or Lessor) to read as follows:
“Total Leverage Ratio. The Total Leverage Ratio as of the end of any fiscal quarter of PGI for which financial statements are available shall not exceed for the fiscal quarter ending immediately prior to the date of the event described in clause (b) of the definition of Change of Control (the Total Leverage Ratio for such fiscal quarter being calculated on a pro forma basis to reflect such Change of Control) and for each fiscal quarter thereafter, 3.50 to 1.00.”
“Change Order” shall have the meaning set forth in Section 2.9(b) of the Construction Agency Agreement.
“Chicopee” means Chicopee, Inc., a Delaware corporation.
“Claim”, (i) for purposes of, and as used in, the Equipment Lease, the Site Lease and the Site Sublease, shall have the meaning set forth in Section 15(a) of the Equipment Lease and (ii) for purposes of, and as used in the CAA, shall have the meaning set forth in Section 7.1(a) of the CAA.
“Code” shall mean the Internal Revenue Code of 1986, as amended and superseded from time to time, and the rules and regulations promulgated thereunder.
“Commercial Operation” shall mean the capability of the Equipment to operate in all respects in accordance with the terms of the Purchase Documents and which satisfies the Construction Completion requirements.
“Commitment” shall mean U.S.$56,657,070.00.
“Commitment Fee” shall mean an amount equal to 1% of the Commitment.
“Company” means Chicopee, Inc., a Delaware corporation.
“Confidential Information” means (i) all information, documents and records describing or relating to the business, operational, marketing and financial plans, strategies, relationships and performance of Lessee, any Guarantor or any Affiliate of any of them and their respective suppliers and customers provided by Lessee, any Guarantor or any Affiliate of any of them to Lessor or its advisors in the course of due diligence, in reports from Lessee, or through observations at the Site or the Facility and (ii) all Proprietary Information. All of the foregoing information, documents and records shall be Confidential Information whether or not they are marked “confidential”, whether or not they are in oral, written, electronic or other form.
“Construction Agency Event of Default” shall have the meaning set forth in Section 4.1 of the CAA.

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“Construction Agent” shall mean the Company in its capacity as construction agent under the CAA.
“Construction Budget” shall mean the budget attached as Exhibit V to the CAA, which budget sets forth all costs anticipated on the Construction Closing Date to be incurred for the purchase (in the name of the Lessor, as owner), delivery and installation of the Equipment and the construction, start-up and testing of the Equipment, as such budget may be amended, modified or adjusted in accordance with the CAA.
“Construction Closing Date” shall mean June 24, 2010.
“Construction Completion” shall mean the Equipment is complete and in Commercial Operation, which is expected to be October 8, 2011. The Equipment will be deemed to be completed upon receipt by Owner of evidence, in form and substance satisfactory to Owner, of (i) successful completion of fundings of Project Costs in accordance with the Construction Budget for the purchase, delivery and installation of the Equipment at the Site, (ii) certification of satisfactory completion by the Engineering Consultant, (iii) the Appraisal by the Appraiser and a tax opinion from Winston & Strawn LLP, (iv) Lessee’s Certificate of Acceptance, (v) Lessee’s acceptance of an amended Schedule, including acknowledgment of any repricing under the Equipment Lease and a representation and warranty that the conditions precedent to the Equipment Lease have been satisfied, (vi) title to the Equipment, is held by Owner, free and clear of all Liens (other than Lessor’s Liens), (vii) the Equipment, the Facility and the Site comply with all Applicable Laws in all material respects, (viii) all Governmental Approvals required to operate the Equipment, for which failure to obtain could have a Material Adverse Effect, (ix) a certificate of occupancy relating to the Facility, (x) all lien waivers or releases with respect to all amounts paid to any contractor or Vendor in connection with the Equipment, the Facility or the Site, and (xi) all employees of Lessee necessary or required to operate the Equipment have been hired and trained.
“Construction Completion Date” shall mean the date upon which Construction Completion is achieved and the Basic Term (as defined in the Equipment Lease) commences with respect to the Equipment.
“Construction Documents” shall mean, collectively, the Construction Budget, the Milestones, the Preliminary Specifications, the Drawings and Specifications, and any other Additional Construction Documents or other agreements with architects or contractors entered into by the Construction Agent in accordance with the Construction Agency Agreement in connection with the construction of the Facility or the Equipment.
“Construction Period” shall mean the period that commences on the Construction Closing Date and ends on the Basic Term Commencement Date.
“Construction Restoration or Replacement Plan” shall mean a plan and time schedule for the application of insurance proceeds in the case of a casualty event (including a Casualty Occurrence) and any other funds available to the Construction Agent with which to restore or replace any property affected by a casualty event (including a Casualty Occurrence).

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“Construction Termination Date” shall mean October 8, 2011; provided, however, that if through no fault of the Construction Agent the Equipment has not then been completed but can reasonably be anticipated to be completed and Construction Completion achieved by December 30, 2011, the Construction Termination Date shall be extended until December 30, 2011 (the “Construction Termination Extension”).
“Construction Termination Extension” shall have the meaning set forth in the definition of “Construction Termination Date”.
“Consultants” shall mean the Appraiser, the Engineering Consultant and the Environmental Consultant.
“Credit Agreement” shall mean the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) to be dated as of the Closing Date (as defined therein) among Scorpio Acquisition Corporation, Scorpio Merger Sub Corporation (to be merged with and into PGI), as the lead borrower, the other borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, the other agents listed therein and each lender from time to time party thereto. References to the Credit Agreement or any terms defined therein shall mean the Credit Agreement as in effect as of the Amendment and Waiver Effective Date without regard to any subsequent amendments, supplements or modifications thereto.
“Default” shall have the meaning given such term in Section 12(a) of the Equipment Lease.
“Discount Rate” means 10%.
“Documents” means, collectively, the Equipment Lease, the Schedule, each Certificate of Acceptance, the Guaranty, the Site Lease, the Site Sublease, the Support Agreement, the Security Deposit Pledge Agreement, the Easement Agreement, each Acceptable Letter of Credit, each SNDA and all other consents, agreements and documents relating thereto or to the Equipment, the Facility or the Site.
“Dollars” or “$” means the legal currency of the United States of America.
“Downgrade Event” shall mean that the senior unsecured debt obligations (or long-term deposits) of an Acceptable Letter of Credit Bank are no longer rated at least “Baa3” by Moody’s and at least “BBB-” by S&P.
“Drawings and Specifications” shall have the meaning given such term in Section 2.2(a) of the Site Lease.
“Easement Agreement” shall mean the Easement Agreement, dated as of June 24, 2010, by and between Site Lessor, as grantor, and Site Lesee, as grantee.
“Easements” shall have the meaning given such term in Schedule E of the Site Lease.
“Effective Rate” shall have the meaning given such term in Section 3(d) of the Equipment Lease.

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“EH&S” shall have the meaning given such term in Section 17(b)(iii) of the Equipment Lease.
“EH&S Program” shall have the meaning given such term in Section 17(b)(iii) of Equipment Lease.
“Engineer” means an independent engineer of national standing competent in industrial textile manufacturing operations mutually selected by Beneficiary and Chicopee. If Chicopee and Beneficiary cannot agree upon the Engineer, either party, on behalf of both parties, may apply to the Chief Judge of the United States District Court for the Southern District of New York for the appointment of the Engineer, and the other party may not raise any questions as to the court’s full power and jurisdiction to entertain the application and make the appointment.
“Engineering Consultant” shall mean E3 Consulting, Inc., or such other qualified and recognized engineering firm as the Lessor shall designate.
“Environmental Consultant” shall mean an independent third party environmental consultant as the Owner shall designate who has training and experience adequate to perform an Environmental Evaluation in a safe and professional manner in accordance with current industry standards and in compliance with all applicable Environmental Laws.
“Environmental Evaluation” means (i) the completion of a Phase I ESA and environmental compliance review of the Site, the Facility and the Equipment and (ii) if (A) the Phase I ESA identifies RECs or environmental compliance issues related to the operation of the Site, and (B) the Environmental Consultant recommends further evaluation or investigation in addition to the Phase I ESA or environmental compliance review, then (iii) Lessor or Owner shall engage an Environmental Consultant to complete a Phase II ESA or further compliance evaluation. Copies of any Phase I ESA or Phase II ESA reports generated as part of the Environmental Evaluation shall be provided to and may be relied upon by the other party. If an Adverse Environmental Condition (other than a minor noncompliance or de minimis and surficial Release to a non-pervious surface or to soil) is identified, the Company or PGI will pay for the Environmental Evaluation; to the extent not specified in the Operative Documents, Owner shall pay for the Environmental Evaluation.
“Environmental Law” shall mean, whenever enacted or promulgated, any applicable Federal, state, county or local law, statute, ordinance, rule, regulation, Environmental Permit, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:
(x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or
(y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance.

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in each case as amended and as now or hereafter in effect, and any common law (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed.
“Environmental Loss” shall mean any loss, cost ( including investigation, removal, cleanup and remedial costs), damage, liability, fine, penalty, penalty interest and surcharges or expense (including, without limitation, reasonable attorneys’, engineering and other professional or expert fees), and damages to, loss of the use of, or decrease in value of, the Site, the Facility or the Equipment arising out of or based on any Adverse Environmental Condition.
“Environmental Permits” mean all Governmental Approvals required under Environmental Law for the ownership, lease, construction or operation of the Equipment, the Support Equipment, the Support Items or the Site.
“EPA” shall mean the United States Environmental Protection Agency.
“Equipment” shall mean an integrated manufacturing line in terms of design, function and manufacturing capabilities (which, on the Basic Term Commencement Date, generally consists of the equipment listed in Annex A to the Schedule of the Lease) including (i) one complete REICOFIL 4 SSMMS line for the production of heat sealed polypropylene nonwoven fabrics, consisting of a 5-beam REICOFIL 4 Composite Extrusion Line, (ii) the Packaging and Wrapping system consisting of an automated bundle sorting and wrapping system that will accept custom-slit rolls from the production line, allow an operator to sort rolls into appropriately sized bundles, then automatically apply end protection and wrap each bundle with polyethylene stretch film, (iii) the Mixing and dosing system consisting of a batch-style mixing system used to prepare chemical solutions for application by the production equipment, (iv) the Equipment lighting consisting of sealed fluorescent lighting fixtures placed on the machine platform to illuminate all levels of the production equipment, (v) all parts or components of any of the Equipment, including ones that are temporarily removed from the Equipment, (vi) all manuals, Included IP, other licenses and records (other than Rent records and Proprietary Information) with respect to such Equipment, and (vii) all substitutions and replacements of any and all thereof, including, but not limited to, any replacement equipment which may from time to time be substituted for the Equipment leased hereunder; together in each case with any and all Parts permanently incorporated or installed in or attached thereto or any and all Required Modifications and Optional Modifications that are Non-Severable Modifications, in each case, to which title thereto vests in the Lessor pursuant to the terms of the Equipment Lease.
“Equipment Cost” means the fair market value of the Equipment on the Basic Term Commencement Date as determined in the Appraisal.
“Equipment Lease” means the Equipment Lease Agreement, dated as of June 24, 2010, together with the Schedule thereto, pursuant to which the Lessor has leased the Equipment to Chicopee.
“Equipment Lease Default” means a Default.

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“Equipment Lease Term” means the term of the Equipment Lease, including all extensions thereof.
“Equipment Logs” has the meaning specified in Section 3.4 of the Support Agreement.
“Eurocurrency Reserve Requirements” means the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) Business Days prior to the beginning of the applicable Carry Cost Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.
“Excluded Taxes”, (i) for purposes of, and as used in, the Equipment Lease, shall have the meaning set forth in Section 4(a) of the Equipment Lease and (ii) for purposes of, and as used in, the CAA, shall have the meaning set forth in Section 7.1(b) of the CAA.
“Facility” means the new building to be constructed by the Company on the Site to house the Equipment and all improvements on the Site relating thereto or associated therewith, including, without limitation, the storage silos and the warehouse.
“Fair Market Rental Value”
(i) for purposes of, and as used in, the Equipment Lease, means the Rent which a willing lessee (who is neither a lessee in possession nor a used equipment dealer) would pay for the Rent of the Equipment (in use and in place) in an arm’s-length transaction to a willing lessor under no compulsion to lease for a period similar to the period for which such Fair Market Rental Value is being determined, determined using the same methodology and assumptions as utilized on the Basic Term Commencement Date for purposes of establishing Capitalized Lessor’s Cost; provided, however, that in such determination the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under the Equipment Lease; provided, further, that Fair Market Rental Value shall be determined by the Appraisal Procedure;
(ii) for purposes of, and as used in, the Support Agreement, with respect to any item of Support Equipment means the rental amount that would be obtainable for such item of Support Equipment, delivered installed, in place, fully operational and in use, in an arm’s length lease between an informed and willing lessor and an informed and willing lessee, each under no compulsion to lease, assuming that (1) the lessee would continue to use such item of Support Equipment as part of a non woven fabric production facility substantially equivalent to the Facility and (2) no reduction should be made for any costs of removal. For purposes of this definition, “in use” refers to the value in use of an item of Support Equipment as part of an ongoing non woven fabric production facility and reflects the extent to which such item of Support Equipment contributes to the profitability of the business of a non woven fabric production facility. Fair Market Rental Value shall be determined by Chicopee in good faith; provided, however, that in the event Beneficiary disagrees with such determination, then

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Beneficiary may initiate, by written notice to Chicopee, an Arbitration Proceeding regarding such determination; and
(iii) for purposes of, and as used in, the Site Lease, the cash rent that would be obtained in an arm’s length lease between an informed and willing lessee (under no compulsion to lease) and an informed and willing lessor (under no compulsion to lease) of the Site or part thereof in question for the Site Lease Term without regard to the Equipment.
“Fair Market Value” for purposes of, and as used in the Equipment Lease, shall mean the price which a willing buyer (who is not a used equipment dealer) would pay for the Equipment (in use and in place) in an arm’s-length transaction to a willing seller under no compulsion to sell, determined using the same methodology and assumptions as utilized on the Basic Term Commencement Date for purposes of establishing Capitalized Lessor’s Cost; provided, however, that in such determination the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under the Equipment Lease. Fair Market Value shall be determined by the Appraisal Procedure.
“Financial Officer” shall mean (i) the Executive Vice President of the Company and (ii) the Chief Financial Officer of the Company.
“FIRREA” shall mean the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989.
“First EBO Date” shall have the meaning given such term in Section B of the Schedule.
“First EBO Price” shall have the meaning given such term in Section B of the Schedule.
“Fiscal Quarter” means any of the quarterly accounting periods of Lessee, ending on the Saturday closest to March 31, June 30, September 30 and December 31 of each year.
“Force Majeure Event” means with respect to the obligations of a Person, any circumstances or conditions beyond the reasonable control of such Person, including any Act of God, strike or lockout or other labor dispute, act of the public enemy, terrorism, war (declared or undeclared), blockade, revolution, riot, insurrection, civil commotion, lightning, fire, storm, flood, earthquake, explosion, government restraint, or embargo.
“Full Recourse Construction Agency Event of Default” shall have the meaning set forth in Section 5.1(c)(i) of the Construction Agency Agreement.
“Full Recourse Event” means (a) any fraudulent act or omission or illegal acts or willful misconduct of the Construction Agent or any Guarantor in connection with the (i) the negotiation, execution, delivery, consummation and/or performance hereof or of any Operative Document; or (ii) the acquisition, construction or operation of the Equipment (or the construction in progress with respect thereto); (b) the misapplication of any Advance or any portion thereof or any other funds made available to the Construction Agent, any Guarantor or any of their respective Affiliates; or (c) an insolvency or bankruptcy event affecting the Construction Agent or Lessee.

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“Funding Request” shall have the meaning specified in Section 3.1(a) of the Construction Agency Agreement.
“GAAP” shall have the meaning given such term in Section 5(b) of the Equipment Lease.
“GECC” means General Electric Credit Corporation of Tennessee, a Tennessee corporation.
“German Vendor” means REICOFIL.
“Governing Body” of any Person shall mean the board of directors, board of trustees, management committee, board of managers, managing member, managing partner, general partner or other governing entity.
“Governmental Approvals” shall mean any and all permits, authorizations, certificates, registrations, consents, approvals, variances or licenses required by any Governmental Authority or any Applicable Laws (including Environmental Laws) to import, construct, install, operate or use the Equipment, the Support Equipment or the Improvements, as required in connection with the use of the Site or the Facility.
“Governmental Authority” shall mean any nation or government, any state, provincial or other political subdivision thereof (whether federal, state or local), any court and any administrative agency or other regulatory body, instrumentality, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantors” shall mean each of PGI and PGI Polymer, Inc.
“Guaranty” shall mean the Guaranty, dated the Construction Closing Date, by Guarantors for the benefit of Owner and of Lessor, in the form of Exhibit No. 3 to the Equipment Lease.
“Hazardous Substance” means any of the following: (i) any petroleum or petroleum product, explosives, regulated radioactive materials, friable asbestos, ureaformaldehyde, polychlorinated biphenyls in regulated concentrations, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined or regulated under any Environmental Law.
“Impositions” mean all Real Estate Taxes, assessments, water and sewer rents and charges, license and permit fees, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature.
“Improvements” shall mean any and all buildings, foundations, footings, driveways, parking areas, structures and other improvements, including, but not limited to, any and all stormwater detention ponds, utility lines, pipes, connections and fixtures which are now located or hereinafter constructed in whole or in part on or underneath the Land, including, without limitation, the Facility and the Site Improvements.

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“Incentive Plan” shall have the meaning given such term in Section 17(a)(xvi) of the Equipment Lease.
“Included IP” shall mean all documentation, intellectual property, technical or confidential business information, and software a Vendor provides with or for the Equipment and all updates to the same the Vendor provides; provided that Included IP shall not include any Proprietary Information.
“Indemnified Party”, for purposes of, and as used in, the Equipment Lease, the Site Lease and the Site Sublease, shall have the meaning given such term in Section 15(a) of the Equipment Lease.
“Indenture” means the Indenture, to be dated as of the Issue Date (as defined therein), between PGI (as survivor of the merger with Scorpio Merger Sub Corporation), the guarantors party thereto and Wilmington Trust Company, as trustee, together with the initial Supplemental Indenture executed following the Issue Date (as defined therein). References to the Indenture or any terms defined therein shall mean the Indenture as in effect as of the Amendment and Waiver Effective Date without regard to any subsequent amendments, supplements or modifications thereto.
“Independent” when used with respect to any specified Person shall mean such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company and (iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
“Independent Appraiser” shall mean a disinterested, licensed professional appraiser of industrial property who (i) meets the personal property qualifications criteria established by the Appraisal Foundation, (ii) is a member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers, (iii) is in the regular employ, or is a principal of, a nationally recognized appraisal firm, (iv) has substantial experience in the business of appraising facilities similar to the Facility and (v) is a licensed appraiser pursuant to Title XI of FIRREA (if FIRREA is in effect at the time of determination).
“Initial Use Date” means either (i) the date of the expiration or earlier termination of the Equipment Lease and Beneficiary’s receipt of possession of the Equipment on the Site in accordance with the Equipment Lease or (ii) the date as determined by the Owner, should the Owner cause completion of the Equipment as per Section 5.1(c)(i) or Section 5.1(c)(ii) of the CAA. The Initial Use Date will not occur if Chicopee purchases the Equipment pursuant to the Equipment Lease.
“Insurance Requirements” (i) for purposes of, and as used in, the CAA, shall mean the terms and conditions of any insurance required by Section 2.8 of the CAA, (ii) for purposes of, and as used in, the Equipment Lease, shall mean the terms and conditions of any insurance required by Section 10 of the Equipment Lease, (iii) for purposes of, and as used in the Support Agreement, shall mean the terms and conditions of any insurance policy required by Section 3.5 of the Support Agreement, and (iv) for purposes of, and as used in the Site Lease and the Site Sublease,

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shall mean the terms and conditions of any insurance policy required by Section 5.8 of the Site Lease.
“IRS” shall mean the Internal Revenue Service of the United States Department of Treasury or any successor or predecessor agency thereto.
“Land” shall mean that certain tract or parcel of real immovable property situated in Waynesboro, Virginia, as more fully described on Schedule A to the Site Lease.
“Lease Investment Balance” shall have the meaning specified in Section 5.1(b) of the Construction Agency Agreement.
“Lessee” shall have the meaning given such term in the preamble to the Equipment Lease.
“Lessor” shall have the meaning given such term in the preamble to the Equipment Lease.
“Lessor Financial Disclosures” shall have the meaning given such term in Section 5(h) of the Equipment Lease.
“Lessor’s Lien” shall mean any Lien affecting the Equipment or any part thereof arising as a result of (i) Lessor’s rights under or pursuant to the Equipment Lease; (ii) any claim arising from any transfer by Lessor of an interest in the Equipment or the Equipment Lease; (iii) any claim against Lessor not related to the transactions contemplated by the Equipment Lease; (iv) any act or omission of Lessor not expressly contemplated by the Equipment Lease or not permitted without consent (which consent has not been granted) by Lessee or that is in violation of any term of the Equipment Lease or not taken as a result of the occurrence and continuance of a Default as permitted by the Equipment Lease; or (v) taxes imposed against Lessor or the consolidated group of taxpayers of which it is a member which are not to be indemnified against by Lessee under the Equipment Lease; provided, however, that there shall be excluded from this definition and no Lessor’s Lien shall exist if such Lien is being diligently contested in good faith so long as neither such proceedings nor Lien involves a material danger of the sale, forfeiture or loss of the Equipment or adversely affects Lessee’s rights under the Equipment Lease.
“Lessor’s Transaction Expenses” shall mean an amount equal to (a) Capitalized Lessor’s Cost minus (b) the Equipment Cost, provided that such amount shall not be less than $0.
“LIBOR Base Rate” means, for each Carry Cost Period, the highest of (a) 2.5% per annum, (b) the offered rate per annum for deposits of Dollars for the applicable Carry Cost Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Carry Cost Period and (c) the offered rate per annum for deposits of Dollars for an Carry Cost Period of three (3) months that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of the applicable Carry Cost Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Carry Cost Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Carry Cost Period for the applicable principal amount on such date of determination.

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“LIBOR Business Day” shall mean a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.
“LIBOR Rate” shall mean with respect to each day during each Carry Cost Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
LIBOR Base Rate
1.00  —  Eurocurrency Reserve
Requirements
“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, easement or encumbrance, lien (statutory or other), charge, lease or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same economic effect as any of the foregoing).
“Limited Recourse Construction Agency Event of Default” shall have the meaning set forth in Section 5.1(c)(ii) of the CAA.
“Limited Remedy Event of Default” shall have the meaning given such term in Section 12(f) of the Equipment Lease.
“Loss” shall have the meaning given such term in Section 15(b) of the Equipment Lease.
“Loss Amount” shall have the meaning given such term in Section 15(b) of the Equipment Lease.
“Material Adverse Effect” shall mean (i) a materially adverse effect on the operations, properties, assets, financial condition, contingent or otherwise, or material agreements of Lessee, Construction Agent, or any Guarantor, as the case may be or (ii) a material impairment of the ability of Lessee, Construction Agent or any Guarantor, as the case may be, to perform their respective obligations under or to remain in compliance with the Operative Documents to which they are a party or under the Credit Agreement, as the case may be.
“Maximum Amount” shall mean, as of any date, (a) 89.95% of Project Costs for Equipment Includable Under GAAP incurred as of such date, which will include the amount in clause (b) below (excluding the costs of any Casualty Occurrence or other loss of, theft of, or damage to all or any portion of the Equipment that is the result of a Force Majeure Event or an act or failure to act by a Person other than Construction Agent or any of its agents), minus (b) the present value of all payments previously made by Construction Agent that have not been reimbursed by either the Owner in accordance with Section 3.6 of the CAA or by any other Person, and all payments Construction Agent is, as of such date, expressly obligated to make in the future under the CAA as of such date, (in each case calculated using the CAA Discount Rate), but, in the case of this clause (b), excluding (1) any payments of all or any portion of the Lease Investment Balance and (2) any payments that are not required to be included in the calculation of Construction Agent’s maximum guaranty amount under EITF 97-10.

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“Member” shall mean each of General Electric Credit Corporation of Tennessee, a Tennessee corporation, and ING Spunmelt Holdings LLC, a Delaware limited liability company, and their respective successors and permitted assigns, in each case in their capacity as members of Lessor.
“Memorandum of Site Lease” shall mean the Memorandum of Site Lease, dated as of June 24, 2010, by and between Site Lessor and Site Lessee, and recorded in the real estate records in the County where the Site is located, together with any amendments or supplements thereto.
“Milestone” shall mean a schedule for the delivery, installation, construction and completion of the Facility and the Equipment prepared by the Construction Agent and approved by the Owner and the Engineering Consultant, set forth in Exhibit IV of the Construction Agency Agreement, as the same may be amended from time to time as agreed by the Construction Agent, the Owner and the Engineering Consultant.
“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns, and, if Moody’s Investors Service, Inc. and its successors and assigns no longer issues securities ratings, the term “Moody’s” shall include at the option of Lessor, any other Person that issues internationally accepted securities ratings, and, upon the inclusion in this definition of such other Person, each reference in the Documents to a rating issued by Moody’s shall be deemed automatically replaced with a reference to the comparable rating issued by such Person.
“Net Economic Return” shall mean the Member’s anticipated nominal after-tax yield reflected in the computations of Basic Term Lease Rate Factor, the First EBO Price, the Second EBO Price and Stipulated Loss Values set forth in the original Exhibit No. 1 to the Equipment Lease, as such Exhibit No. 1 may be amended or replaced pursuant to the Equipment Lease, computed utilizing the multiple investment sinking fund method of analysis and the same assumptions, including the Pricing Assumptions and Tax Benefits, as may be amended and replaced pursuant to the Equipment Lease and changes in Exhibit No 1, and the same methodology and constraints as used by such Member in making the computations of Basic Term Lease Rate Factor, the First EBO Price, the Second EBO Price, and Stipulated Loss Values initially set forth in the original Exhibit No. 1 to the Equipment Lease. In the event that the 4-year U.S. dollar fixed interest rate swap (vs. 90-day Libor), as determined by Bloomberg Screen IRSB18 (Ask Rate), as of 11 AM two business days prior to the Basic Term Commencement Date is other than 2.05% (Lessor’s Funding Rate Index), the Member’s nominal after-tax yield, as described in (a) above, shall be increased or decreased by an amount equal to: (A) the 4 year U.S. dollar fixed interest rate swap (vs. 90-day Libor), as determined by Bloomberg Screen IRSB18 (Ask Rate), as of 11 AM two business days prior to the Basic Term Commencement Date, less (B) 2.05%, with the result of that calculation (positive or negative) multiplied by (C) 54.9545%.
“Non-Severable Modification” shall mean any Optional Modification which is not readily removable without causing damage to the Equipment (or any part thereof).
“Notification Date” shall have the meaning given to such term in Section 5.1(g) of the Construction Agency Agreement.
“OFAC” has the meaning given to such term in Section 17(a)(xvi) of the Equipment Lease.

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“Officer’s Certificate” shall mean with respect to any Person, a certificate signed by any Authorized Officer of such Person.
“Operating Capacity” means the ability of the Equipment to produce Product at the rate specified in the Purchase Contract (subject to scheduled or routine shutdown).
“Operative Documents” shall mean the CAA, the Site Lease, the Site Sublease, the Support Agreement, the Easement Agreement, each SNDA, any Additional Construction Document, any Acceptable Letter of Credit, the Guaranty, all Purchase Documents, the Equipment Lease and Schedule, the Construction Documents, the Project Documents, and all other consents, agreements and documents relating thereto or to the Equipment, the Facility or the Site.
“Optional Modification” shall have the meaning given such term in Section 7(c) of the Equipment Lease.
“Overdue Rate” means the rate of 18% per annum or the maximum rate allowed by law.
“Owner” shall mean Gossamer Holdings, LLC, a Delaware limited liability company, and its successors and assigns.
“Owner’s Accrued Interest” shall mean interest, accrued monthly on each Advance by Owner, for each day during the Construction Period after such Advance was made. Owner’s Accrued Interest shall be calculated on the basis of a 360-day year for the actual days elapsed and the rate of Owner’s Accrued Interest shall mean with respect to any Carry Cost Period, a percentage rate equal to the LIBOR Rate for such Carry Cost Period plus 1.75%.
“Owner’s Lien” shall mean any Lien on the Site or the Facility or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner specified therein, (ii) Taxes imposed upon the Owner or the Owner that are not indemnified against by the Construction Agent pursuant to any Operative Document or are not related to or that are in violation of any Operative Document or the transactions contemplated thereby, or (iii) Claims against or affecting the Owner arising out of the voluntary or involuntary transfer by the Owner of any portion of the interest of the Owner in the Facility, the Site, the Project Documents, other than as contemplated or permitted by the Operative Documents.
“Parts” shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which may now or from time to time be incorporated or installed in or attached to, or were provided by the manufacturer with, the Equipment, including after temporary removal from such Equipment.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.
“Payment Date” (i) for purposes of, and as used in, the Equipment Lease, shall have the meaning in Section 8 of the Equipment Lease and (ii) for purposes of, and as used in, the CAA, shall have the meaning set forth in Section 2.7 of the CAA.

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“Permitted Encumbrances”, as used in the Site Lease, the Site Sublease and the Support Agreement, shall mean those encumbrances described in Schedule C to the Site Lease.
“Permitted Lien” shall mean (i) the rights of Lessor and Lessee as herein provided, (ii) Lessor’s Liens and Owner’s Liens, (iii) Liens for taxes, assessment or other governmental charge either not yet delinquent or being diligently contested in good faith by appropriate proceedings and so long as adequate reserves are maintained with respect to such Liens and available to Lessee for the payment of such taxes, provided, however, that a contest shall be permitted only if Lessor shall have determined in good faith that the contest should not result in any adverse consequences to it or any Member, and only so long as neither such proceedings nor such Liens involve any material danger of the sale, forfeiture, loss or loss of use of the Equipment or any part thereof, or any interest of Lessor therein or any risk of criminal liability of Lessor and Lessee has given Lessor prior written notice of Lessee’s intent to contest any such taxes and Lessee has agreed to indemnify Lessor for any and all costs and expenses (including, without limitation reasonable attorneys’ fees) which Lessor may incur as a result of such contest, (iv) inchoate materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s, or other like inchoate Liens imposed by law arising in the ordinary course of Lessee’s business for sums either not delinquent or being diligently contested in good faith and only so long as neither such proceedings nor any such Liens involve any material danger of the sale, forfeiture, loss or loss of use of the Facility or Equipment, or any part thereof, or any interest of Lessor therein or any material risk of material civil liability; provided that adequate reserves are maintained with respect to such Liens and that Lessee has given Lessor written notice thereof, (v) the rights of others under agreements or arrangements to the extent expressly permitted under the Equipment Lease, (vi) Liens arising out of any judgment or award against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and so long as adequate reserves are available to Lessee for the payment of such obligations and there is no material danger of sale, forfeiture, loss, or loss of use of the Equipment or material risk of material civil liability and Lessee shall have given Lessor written notice thereof, (vii) any Lien against which Lessee causes to be provided a bond in such amount and under such terms and conditions as are reasonably satisfactory to Lessor and (viii) any Liens with respect to the Site or the Facility permitted under the Credit Agreement or the Indenture (as defined in Appendix II hereto) provided that a SNDA is duly executed by each mortgagee of the Site.
“Person” shall mean any natural person, corporation, cooperative, partnership, limited liability company, joint venture, joint-stock company, firm, association, trust, unincorporated organization, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.
“PGI” shall mean Polymer Group, Inc. a Delaware corporation.
“Phase I ESA” means the performance of a Phase I Environmental Site Assessment by an Environmental Consultant in accordance with the ASTM Standard.
“Phase II ESA” means the collection of subsurface (e.g., soil, sediment, groundwater or surface water) or indoor air samples necessary in order to determine if a REC identified in a Phase I ESA

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and resulting from the operation of the Facility or Equipment has or may have caused a Release of Hazardous Substances at the Site, except for de minimis and surficial Releases to a non-pervious surface or to soil or Releases authorized by an Environmental Permit.
“Preliminary Appraisal” shall mean the appraisals, dated the Construction Closing Date, prepared by an Appraiser and addressed to the Owner, which Preliminary Appraisal shall set forth such Appraiser’s preliminary analysis and conclusions regarding the matters to be provided in the Appraisal, and conclude that such Appraiser reasonably expects that on the Basic Term Commencement Date the conclusions set forth in the Appraisal will be accurate.
“Preliminary Specifications” means the preliminary specifications for the Facility as set forth on Schedule F to the Site Lease.
“Pricing Assumptions” shall have the meaning given such term in Section 3(a) of the Equipment Lease.
“Prior Levels” mean the greater of (i) the frequency, duration, volume, scope and capacity that the Support Equipment is necessary or the Support Items are necessary to be supplied or consumed in connection with the Process required for the Equipment to achieve Operating Capacity or (ii) the frequency, duration, volume, scope and capacity that the Support Equipment was used or the Support Items were supplied or consumed (on average) in connection with the Process during the thirty-six (36) month period of continuous commercial operation of the Equipment (or for such shorter continuous period if all of the Equipment is not in place during such entire thirty-six (36) month period) occurring immediately prior to the beginning of the Support Term.
“Process” the use and operation of the Equipment, Support Equipment and Support Items for the timely and efficient production at Operating Capacity, shipping and sale of the Product, in each case in a manner that complies with Applicable Laws, Insurance Requirements and Prudent Practice; provided, however, that “Process” shall not include the handling or offsite disposal of any Hazardous Substances or Chicopee’s Environmental Permits and shall not include Proprietary Information.
“Product” means spunbond non woven fabric.
“Project Costs” shall mean, without duplication, the amounts advanced for payment of fees, expenses, costs and other items related to purchasing, importing, designing, engineering, surveying, developing, financing, constructing, installing, starting-up and testing the Equipment, in accordance with, and set forth on, the Construction Budget and the other Project Documents and specified below:
     (i) the cost to purchase from each Vendor the Equipment, as specified in the Construction Budget;
     (ii) all contractor payments listed in the Construction Budget in respect of the Equipment;

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     (iii) all expenses relating to environmental audits, inspections or studies with respect to the Site, the Facility or the Equipment;
     (iv) fees and other expenses relating to the Appraisal;
     (v) fees and expenses of the Environmental Consultant, the Engineering Consultant and any other Consultants;
     (vi) all Carry Costs on Advances, Commitment Fees and any Breakage Costs accrued monthly and/or payable in respect of the Advances;
     (vii) any Tax if and to the extent such Tax (1) relates to the Equipment and (2) is indemnifiable pursuant to Section 7.1(b) of the Construction Agency Agreement;
     (viii) all Transaction Expenses, to the extent not otherwise included in this definition;
     (ix) all fees and costs of obtaining title insurance with respect to the Equipment;
     (x) engineering and design costs with respect to the Equipment;
     (xi) All insurance premiums and deductibles paid by Owner in respect of insurance obtained in accordance with Section 2.8 (a)(i);
     (xii) such other items with respect to the Equipment as the Owner may approve in writing; and
     (xiii) any other amounts to be funded from proceeds of Advances pursuant to the Operative Documents.
“Project Costs for Equipment Includable Under GAAP” shall mean, without duplication, the amounts advanced for payment of costs and other items related to purchasing, importing, designing, engineering, surveying, developing, constructing, installing, starting-up and testing the Equipment, in accordance with, and set forth on, the Construction Budget and the other Project Documents and, subject to being includable under GAAP, including but not limited to the items specified below (with respect to the Equipment only):
     (i) the cost to purchase Equipment from any vendor or supplier;
     (ii) all contractor payments made in respect of the Equipment;
     (iii) all costs relating to environmental audits, inspections or studies with respect to the Equipment;
     (iv) fees and costs of Owner’s insurance consultants and insurance brokers with respect to the insurance obtained in accordance with Section 2.8(a)(i) of the CAA;

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     (v) fees and costs of the Environmental Consultant, the Engineering Consultant, the Appraiser, and any other Consultants with respect to the Equipment;
     (vi) Owners Accrued Interest (excluding interest on equity capital);
     (vii) sales, use, personal property, tangible or intangible taxes incurred in connection with the Equipment during the Construction Period;
     (viii) engineering and design costs with respect to the Equipment;
     (ix) all insurance premiums and deductibles paid by Owner in respect of insurance obtained in accordance with Section 2.8(a)(i) of the CAA;
     (x) all fees and costs of obtaining title insurance with respect to the Equipment;
     (xi) Owner’s legal expenses related to documenting all vendor and contractor legal agreements; and
     (xii) such other items with respect to the Equipment as the Owner and Construction Agent may approve in writing as being properly includable under GAAP.
“Project Documents” shall mean, collectively, the Purchase Documents, the Construction Documents and, when entered into, each Additional Construction Document, and all Third Party Contracts, if any, together with any replacement or substitute agreement for any of the foregoing.
“Project Obligations” shall have the meaning set forth in Section 2.1 of the Construction Agency Agreement.
“Proprietary Information” shall mean (i) Appendix 3.4 to the Purchase Contract, (ii) all trade secrets, know how and other intellectual property of Lessee or any Affiliate of Lessee or any supplier or customer of any of them, including any special settings and adjustments Lessee makes to the Equipment or to the Included IP, and any Severable Modifications which are Optional Modifications, and (iii) all proprietary business information of Lessee or any Affiliate of Lessee or any supplier or customer of any of them regarding the Equipment, Lessee’s manufacturing operations or techniques, or Lessee’s products or product specifications, provided however that “Proprietary Information” shall not include (a) the Equipment, (b) any initial settings established by the German Vendor in accordance with Appendix 3.1 of the Purchase Contract or by any other Vendor, or (c) except to the extent included in subsections (i), (ii), or (iii) above, any information, documents and records relating thereto, as of the Basic Term Commencement Date. All of the foregoing shall be Proprietary Information, regardless of the source of disclosure to Lessor, whether or not (a) obtained in due diligence, in reports from Lessee, or through observations at the Site or the Facility, (ii) marked “confidential”, or (iii) in oral, written, electronic or other form.
“Prudent Practice” shall mean, at a particular time, either (i) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive engineered nonwoven fabrics industry operating in the United States at such time, but, in any event, a standard of care

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and usage no less than that which the Company and its Affiliates would apply with respect to other equipment and facilities similar to the Equipment or the Facility owned, leased or operated by them or (ii) with respect to any matter to which the practices referred to in clause (i) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive engineered nonwoven fabrics business practices, reliability, safety and expedition. “Prudent Practice” is not intended to be the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.
“Purchase Contract” means that certain contract dated June 24, 2010, between REICOFIL and Owner.
“Purchase Documentation” shall have the meaning set forth in Section 3.3 of the Construction Agency Agreement, including the Purchase Contract.
“Purchase Documents” shall mean the Purchase Contract and each other bill of sale, invoice, purchase agreement, purchase order, patent and license and warranty assignment or agreement, that evidences, in whole or in part, Owner’s title to or rights to the Equipment.
“Purchase Document Event” shall mean any Casualty Occurrence (including the occurrence of any major or material damage to the Equipment) or breach or any other event which (A) entitles any Vendor to terminate any Purchase Document, (B) entitles Owner to terminate any Purchase Document, (C) results in any claim, loss, damage, penalty, injury, demand, action or suit of any Vendor against Owner or Construction Agent or of Owner or Construction Agent against any Vendor or (D) would delay delivery of the completed Equipment to a date after the Construction Termination Date. Owner shall, in addition, have the rights and remedies set forth in Section 5.1 of the CAA upon the occurrence of any Purchase Document Event.
“Rating Agencies” shall mean S&P and Moody’s or, if at the time the rating of any such Rating Agency is required such Rating Agency no longer provides the relevant rating (other than as a result of the rated Person choosing not to have such rating), such other rating agency of national recognition.
“Real Estate Taxes” means all taxes, assessments, betterments, use fees and charges, sewer entrance fees and all other public charges levied, assessed or imposed at any time by any Governmental Authority or agreed or governmentally imposed “in lieu of” or similar charges, upon or against the Site.
“REC” shall mean “recognized environmental condition” as that term is defined by the ASTM Standard.
“REICOFIL” shall mean Reifenhäuser REICOFIL GmbH & Co. KG, a German limited liability company and partnership.

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“Release” shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land, soil, subsoil, real property or water, surface water or groundwater or air, or otherwise entering into the environment.
“Rent” means all amounts payable by Lessee hereunder, including Basic Term Rent with respect to the Equipment (as provided in Section 2(a) of the Equipment Lease) and any Supplemental Rent (including the corresponding value added tax).
“Rent Payment Date” with respect to the Equipment shall have the meaning given such term in Section E of the Schedule.
“Requested Funding Date” shall have the meaning specified in Section 3.1(a) of the Construction Agency Agreement.
“Required Amount” shall mean (i) from the Construction Closing Date to but excluding the Basic Term Commencement Date, an amount equal to 10% of the Commitment, and (ii) from and after the Basic Term Commencement Date, an amount equal 10% of Capitalized Lessor’s Cost.
“Required Modification” shall have the meaning given such term in Section 7(b) of the Equipment Lease.
“Requirements” shall have the meaning set forth in Section 2.2(b) of the Site Lease.
“Responsible Officer” of an entity means any corporate officer (or in the case of a non-corporate entity, any comparable authority) of such entity who is designated as the recipient of a notice pursuant to the provisions of any Document or who, in the normal performance of such officer’s operational responsibilities, would have knowledge of the matter at issue and the relevant provisions of any applicable Document.
“Restoration or Replacement Plan” means a plan and time schedule for the application of insurance proceeds in the case of a casualty event and any other funds available to the Lessee with which to restore or replace any property affected by a casualty event.
“S&P” means Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, inc., and its successors and assigns and, if Standard & Poor’s Ratings Group and its successors and assigns no longer issues securities ratings, the term “S&P” shall include, at the option of Lessor, any other Person that issues internationally accepted securities ratings, and, upon the inclusion in this definition of such other Person, each reference in the Documents to a rating issued by S&P shall be deemed automatically replace with a reference to the comparable rating issued by such Person.
“Schedule” means the schedule to the Equipment Lease executed and delivered pursuant to Section 1(b) of the Equipment Lease in substantially the form attached to the Equipment Lease as Exhibit No. 1.
“Second EBO Date” shall have the meaning given such term in Section B of the Schedule.

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“Second EBO Price” shall have the meaning given such term in Section B of the Schedule.
“Security Deposit” shall mean a cash amount equal to 10% of Capitalized Lessor’s Cost.
“Security Deposit Pledge Agreement” means that certain Security Deposit Pledge Agreement dated as of the Basic Term Commencement Date by and among the Lessee and the Lessor.
“Seller” shall have the meaning given such term in Annex B of the Schedule.
“Severable Modification” means any Optional Modification or Required Modification other than a Non-Severable Modification.
“Significant Vendor” means any Vendor party to any Project Document in respect of good, services or any combination thereof that has a contract price, purchase price or similar price equal to or greater than $500,000.
“Similar Business” means any business conducted or proposed to be conducted by the Lessee, any Guarantor or any of their respective subsidiaries on the date hereof or any business that is similar, related, incidental, ancillary or complementary thereto.
“Site” shall mean the Land plus the Improvements and so much of the Adjacent Property as is reasonably necessary for access to the Land and the Improvements and reasonably necessary for the use thereof consistent with the proposed use and operation of the Equipment at the Site.
“Site Improvements” shall have the meaning given such term in Section 2.3 of the Site Lease.
“Site Lease” shall mean the Site Lease, dated as of June 24, 2010, by and between the Site Lessor/Owner and the Site Lessee/Company.
“Site Lease Base Rent” during the Site Lease Term shall mean (A) during the period from the date of the Site Lease to the Transition Date, the amount specified in Schedule D to the Site Lease and (B) during the remainder of the Site Lease Term, Fair Market Rental Value of the Site (determined annually).
“Site Lease Basic Term” means the period beginning on the Site Lease Commencement Date and ending on the earliest to occur of (a) the day on which the Equipment located on the Site is purchased by Site Lessor pursuant to the Equipment Lease, and all obligations of Site Lessor under the Documents are indefeasibly paid in full, (b) the date on which the Equipment is removed from the Site, (c) the last day of the calendar month thirty-five (35) years after the Site Lease Commencement Date, provided, however, if the Basic Term of the schedule under the Equipment Lease is extended or renewed, the Site Lease Basic Term will automatically be extended for the same period of time, and (d) the day that Site Lessee is entitled to recover possession of the Equipment located on the Site pursuant to Section 8 of the Equipment Lease and all obligations of Site Lessor under the Documents are indefeasibly paid in full.
“Site Lease Commencement Date” shall mean July 5, 2011 which is the first business day after the date that (i) the Facility is substantially completed by Site Lessor, (ii) Site Lessor has

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provided Site Lessee with a certificate of occupancy for the Facility, and (iii) Site Lessor has provided Site Lessee with exclusive possession of the Site.
“Site Lease Event of Default” shall have the meaning specified in Section 9.1 of the Site Lease.
“Site Lease Renewal Term” shall have the meaning specified in Section 9.4 of the Site Lease.
“Site Lease Rent” shall mean the Site Lease Base Rent and Site Lease Supplemental Rent.
“Site Lease Supplemental Rent” means all amounts necessary to reimburse Site Lessor for any actual and reasonable out-of-pocket costs for Real Estate Taxes, Utilities, and Site Lessor insurance premiums with respect to the Site; and Site Lessor’s actual and reasonable out-of-pocket maintenance costs which are paid by Site Lessor with respect to the Site. For any of the foregoing reimbursable items not incurred solely with respect to the Site, the amount of Site Lease Supplemental Rent attributable to such item shall be the portion of such item used by, or otherwise attributable to, the Site. To the extent such items are calculated for any period beginning before the Site Lease Commencement Date or after the Transition Date, then such items shall be equitably prorated.
“Site Lease Term” means the Site Lease Basic Term together with each Site Lease Renewal Term.
“Site Lessee” shall mean Gossamer Holdings, LLC, as site lessee of the Site under the Site Lease.
“Site Lessor” shall mean Chicopee, Inc., as site lessor of the Site under the Site Lease.
“Site Sublease” shall mean the Site Sublease, dated as of June 24, 2010 by and between the Lessor, as Site Sublessor, and Lessee, as Site Sublessee.
“Site Sublease Base Rent” shall mean the amount specified in Schedule D to the Site Sublease.
“Site Sublease Term” shall mean the period beginning on the Site Lease Commencement Date and ending on the date of expiration or earlier termination of the Equipment Lease Term, regardless of whether the Equipment Lease Term expires or terminates due to the passage of time, the occurrence of a Default and the exercise of available remedies thereunder, the exercise of a purchase option under the Equipment Lease or for any other reason.
“Site Sublessee” shall mean Chicopee, Inc., as sublessee of the Site under the Site Sublease.
“Site Sublessor” shall mean Gossamer Holdings, LLC, as sublessor of the Site under the Site Sublease.
“SNDA” means each mortgagee waiver or secured party disclaimer of interest executed and delivered pursuant to Section 1(b), Section 6(e)(v) or Section 17(b)(vi) of the Equipment Lease or otherwise in form and substance reasonably satisfactory to Lessor.

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“Special SLV Amount” shall have the meaning set forth in Section 12(e) of the Equipment Lease
“Stipulated Loss Value” shall mean with respect to the Equipment as of any date of determination on or prior to the last day of the Basic Term, the amount determined by multiplying Capitalized Lessor’s Cost for the Equipment by the percentage specified in Annex C to the Schedule applicable to such Equipment, determined as of the Rent Payment Date prior to the Casualty Occurrence. In the event that the Equipment Lease is for any reason extended beyond the Basic Term, then the last percentage figure shown on Annex C to the Schedule shall control throughout any such extended term.
“Stock” shall mean the voting stock, membership interests or similar equity interests of any Person.
“Subsidiary” means, with respect to any Person, a corporation, limited liability company, partnership or other entity of which such Person and/or its other subsidiaries own, directly or indirectly, more than 50% of the Stock.
“Supplemental Letter of Credit” means an Acceptable Letter of Credit issued to Lessor on behalf of the Lessee having as of the date of issuance a stated amount of not less than $2,500,000.
“Supplemental Rent” shall mean, without duplication, any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses (including all operating costs and expenses of Lessor) and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation) incurred by each of the Members or the Lessor), and all other amounts, liabilities, indemnities and obligations (other than Basic Term Rent) that Lessee assumes or becomes obligated or agrees to pay under the Operative Documents to or on behalf of Lessor or any other Person, including, without limitation, payments of Stipulated Loss Value, the purchase price to be paid by Lessee with respect to any Equipment, and payments of indemnities under Section 4 and Section 15 of the Equipment Lease and under Section 7.1 of the CAA.
“Support Agreement” shall mean that certain Support Agreement dated as of June 24, 2010 between the Site Lessor, as grantor, and the Owner, as beneficiary, as amended.
“Support Equipment” shall mean (i) all vehicles, (ii) site, process and maintenance equipment and tools, including, without limitation, repelletizing equipment, pyrolising oven, ultrasonic die pack cleaning system and high pressure hot water cleaning system, (iii) other rolling stock, (iv) the test, measurement and laboratory equipment, (v) the office furnishings, business machines and electronics, and (vi) information systems and computers, all as more specifically to be set forth on Exhibit A to the Support Agreement; provided that in no event shall “Support Equipment” include Proprietary Information.
“Support Items” shall have the meaning specified in Section 2.3(a) of the Support Agreement.
“Support Price” as of the end of each month is an amount equal to the Beneficiary’s Allocated Cost of the Support Items provided in such period.

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“Support Rights” shall have the meaning as specified in Section 2.1 of the Support Agreement.
“Support Term” means the period beginning on the Initial Use Date and ending on the earlier to occur of (a) the day the Beneficiary elects to terminate the Support Agreement in accordance with its terms, (b) the termination of the Support Agreement by Chicopee pursuant to its terms, including Section 5.3, and (c) the expiration or earlier termination of the Site Lease Term.
“Survey” shall have the meaning set forth in Section 2.2(b) of the Site Lease.
“Syndication Agent” (i) for purposes of, and as used in, the Equipment Lease, shall have the meaning given such term in Section 13(e) of the Equipment Lease and (ii) for purposes of, and as used in, the CAA, shall have the meaning given such term in Section 8.3(b) of the CAA.
“Tax Benefits” shall mean each of the benefits and assumptions (and the representations) set forth in Section D of Exhibit No. 1 “Tax Benefits, Assumptions and Representations” of the Equipment Lease.
“Tax” or “Taxes”(i) for purposes of, and as used in, the Equipment Lease, the Site Lease and the Site Sublease, shall have the meaning given such term in Section 4(b) of the Equipment Lease and (ii) for purposes of, and as used in, the CAA, shall have the meaning specified in Section 7.1(b) of the CAA.
“Tax Claim” shall have the meaning given such term in Section 4(c) of the Equipment Lease.
“Taxing Authority” shall have the meaning given such term in Section 4(a) of the Equipment Lease.
“Term” shall mean the Basic Term.
“Third Party Contract” shall have the meaning set forth in Section 2.1(c) of the CAA.
“Transaction Expenses” shall mean the following costs and expenses incurred in connection with the negotiation, due diligence and consummation of the transactions contemplated by the Operative Documents on the Construction Closing Date and through and including the Basic Term Commencement Date, including:
     (i) the Commitment Fee, the cost of the Preliminary Appraisal and the Appraisal, all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar Taxes in connection with the execution and delivery, filing and recording of the Site Lease, any other Operative Document or Project Document and any other document required to be filed or recorded pursuant to the provisions of the Operative Documents or the Project Documents and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by the Operative Documents or as otherwise reasonably required by the Owner;
     (ii) all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar Taxes in connection with the execution and delivery, filing and recording the Equipment Lease or the Site Lease and any other

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document required to be filed or recorded pursuant to the provisions of the Equipment Lease or the Site Lease;
     (iii) the fees and expenses of the Engineering Consultant, the Environmental Consultant, the Appraisers and any other consultants retained by the Owner;
     (iv) the reasonable legal fees, expenses and disbursements of counsel to the Owner, the Lessor and any Member;
     (v) all fees and expenses of Lessor and any Member relating to the formation of Lessor, the negotiation, execution and delivery of Lessor’s operating agreement, and all ongoing operating costs and expenses of Lessor and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation of Lessor) incurred by each of the Members or the Lessor),;
     (vi) reasonable out-of-pocket costs and expenses of each Member; and
     (vii) any other reasonable, documented out-of-pocket expenses of the Owner and any Member relating to the Operative Documents and all other reasonable, documented out-of-pocket expenses of the Owner; and
     (viii) all fees and costs in connection with the issuance of Acceptable Letters of Credit.
“Transactions” (i) for purposes of, and as used in, the Equipment Lease, shall have the meaning set forth in Section 21(m) of the Equipment Lease and (ii) for purposes of, and as used in, the CAA, shall have the meaning set forth in Section 8.16 of the CAA.
“Transition Date”, as used in the Site Lease and Site Sublease, means the date of expiration or earlier termination of (a) the Equipment Lease Term with respect to the Equipment located on the Site, and (b) the Site Sublease Term and Site Lessee’s receipt of possession of the Equipment at the Site. The Transition Date shall not occur if Chicopee purchases the Equipment pursuant to the Equipment Lease.
“UCC” shall mean the Uniform Commercial Code as enacted in any applicable jurisdiction.
“United States” or “U.S.” shall mean the United States of America.
“Utilities” shall mean sewer usage or rental, refuse removal, and utilities, including, without limitation, gas, water, and electricity.
“Vendor” shall mean (i) any Person (including the Company and its Affiliates) who holds legal title to each item of Equipment prior to the purchase and acquisition thereof by the Owner, (ii) CH Robinson International, Inc., and (iii) any vendor, supplier or contractor who enters into a Project Document.

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     Rules of Construction. Unless otherwise specified, references in any Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Document and to any Section, subsection or clause substituted therefor from time to time. Any term defined in this Master List of Defined Terms by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement is in effect. The words “herein,” “hereof” and “hereunder” and other words of similar import used in any Document refer to such Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Document or any such annex, exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; references to any document, instrument, or agreement includes each amendment or supplement to, or restatement, replacement, substitution, successor, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used; all references to any statute, regulation, proclamation, ordinance or law shall include all amendments of the same and any successor statutes, regulations, proclamations, ordinances, and laws; and a reference to a statute shall include all regulations, policies, protocols, codes, proclamations, and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute. Any reference to “days” shall mean calendar days unless “Business Days” or “LIBOR Business Days” (as defined herein) are expressly specified.

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APPENDIX II
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
Financial Covenants
Interest Expense Coverage Ratio. The Interest Expense Coverage Ratio as of the end of any fiscal quarter of PGI for which financial statements are available shall not be less than (a) for the fiscal quarter ending April 2, 2011 and each fiscal quarter thereafter through the end of fiscal year 2015, 2.00 to 1.00 and (b) for each fiscal quarter thereafter, 2.50 to 1.00.
Total Leverage Ratio. The Total Leverage Ratio as of the end of any fiscal quarter of PGI for which financial statements are available shall not exceed (a) for the fiscal quarter ending April 2, 2011 and each fiscal quarter thereafter through the end of fiscal year 2012, 4.85 to 1.00, (b) from and after the end of fiscal year 2012 through the end of fiscal year 2013, 4.50 to 1.00, (c) from and after the end of fiscal year 2013 through the end of fiscal year 2014, 4.25 to 1.00, (d) from and after the end of fiscal year 2014 through the end of fiscal year 2015, 4.00 to 1.00 and (e) thereafter, 3.75 to 1.00.
“Interest Expense Coverage Ratio” means, with respect to PGI and its subsidiaries on a consolidated basis, as of the end of any fiscal quarter of PGI ending on such date, the ratio of (a) EBITDA for the latest four consecutive fiscal quarters for which financial statements are available to (b) Consolidated Interest Expense for the latest four consecutive fiscal quarters for which financial statements are available.
“Total Leverage Ratio” means, with respect to PGI and its subsidiaries on a consolidated basis, as of the end of any fiscal quarter of PGI ending on such date, the ratio of (a) Total Debt as of such date of determination to (b) EBITDA for the latest four consecutive fiscal quarters for which financial statements are available.
“Total Debt” means as of any date of determination, the aggregate principal amount of all Indebtedness (including, without limitation, all letters of credit, but excluding for all purposes indebtedness attributable to the Site Lease) listed on the balance sheet of PGI and its subsidiaries as of the most recent financial statement available, determined on a consolidated basis in accordance with generally accepted accounting principles.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
     (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to

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Indebtedness and excluding (t) penalties and interest relating to taxes; (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) any Additional Interest and any “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus
     (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
     (3) interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
     (1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction); severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans; other restructuring costs; and commercial service fees and public company costs not expected to continue after the Transactions shall be excluded,
     (2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded,
     (3) any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,
     (4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,
     (5) the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

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     (6) solely for the purpose of determining the amount available for Restricted Payments under the restricted payments covenant in the Indenture (as defined below) the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
     (7) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill and other intangible assets and in process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
     (8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,
     (9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,
     (10) any non-cash compensation or similar charge or expense or reduction of revenue, including any such charge or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management, other employees or business partners of Parent or the Company or any of their direct or indirect parent companies or subsidiaries shall be excluded,
     (11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance, repayment or amendment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such
     (12) transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction including, without

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limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) shall be excluded, accruals and reserves that are established or adjusted within twelve months of the Issue Date that are so required to be established or adjusted as a result of the Transaction in accordance with GAAP or changes as a result of a modification of accounting policies shall be excluded, and
     (13) the following items shall be excluded:
     (a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of ASC 815 Derivatives and Hedging; and
     (b) foreign currency and other non-operating gain or loss and foreign currency gain (loss) included in other operating expenses including any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds actually received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture (as defined below).
Notwithstanding the foregoing, for the purpose of the restricted payments covenant in the Indenture (as defined below) only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period
     (1) increased (without duplication) by the following, in each case (other than clauses (h), (j) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:
     (a) provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in

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Canada) and foreign withholding taxes and penalties and interest relating to taxes of such Person paid or accrued during such period deducted and not added back in computing Consolidated Net Income; plus
     (b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(t) through (z) thereof to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus
     (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
     (d) the amount of any restructuring charges, integration costs, retention charges, stock option and any other equity-based compensation expenses, start-up or initial costs for any individual new production line, division or new line of business; or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, costs associated with establishing new facilities, deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions before or after the Issue Date and costs related to the closure and/or consolidation of facilities; plus
     (e) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
     (f) income attributable to non-controlling interests in Subsidiaries to the extent deducted (and not added back) in such period in calculating Consolidated Net Income; plus
     (g) the amount of management, monitoring, consulting, customary transaction and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period under the Sponsors Management Agreement or otherwise to the Investors to the extent otherwise permitted under the affiliate transactions covenant in the Indenture (as defined below) (and similar fees paid by the Company or its Affiliates to investors in the Company or its Affiliates prior to the Issue Date) and deducted (and not added back) in such period in computing Consolidated Net Income; plus
     (h) the amount of net cost savings, synergies and operating expense reductions projected by the Company in good faith to be realized as a result of actions initiated or to

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be initiated or taken on or prior to the date that is 12 months after the Issue Date or 12 months after the consummation of any acquisition, amalgamation, merger or operational change or other action, plan or transaction and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable, (y) no cost savings shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges relating to such cost savings that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing “EBITDA” for such period and (z) the aggregate amount added back pursuant to this clause (h) included in any four quarter period shall not exceed the greater of $20.0 million and 10.0% of EBITDA for such four quarter period; provided, further, that the adjustments pursuant to this clause (h) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio;” plus
     (i) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the affiliate transactions covenant in the Indenture (as defined below); plus
     (j) (i) lease expense for the use of land, building and equipment of Tesalca-99, S.A. and Texnovo, S.A. in connection with the purchase of certain assets by the Company as of November 30, 2009 (the “Tesalca-Texnovo Acquisition”); (ii) losses incurred as a result of the Tesalca-Texnovo Acquisition for the period from November 30, 2009 through January 2, 2010; and (iii) the annualized EBITDA attributable to each of Tesalca-99, S.A. and Texnovo, S.A. after giving effect to the Tesalca-Texnovo Acquisition; plus
     (k) annualized incremental EBITDA contribution of the Company’s spunmelt lines in San Luis Potosi, Mexico and Cali, Columbia, in each case, based on the actual run-rate performance for the third quarter of 2010;
     (2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period.
“Indebtedness” means, with respect to any Person, without duplication:
     (1) any indebtedness of such Person, whether or not contingent:
     (a) in respect of borrowed money;

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     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
     (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
     (d) representing net obligations under any Hedging Obligations; if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) any obligations under or in respect of Receivables Facilities, Factoring Program, operating leases, or Sale and Lease-back Transactions (except any resulting Capitalized Lease Obligations).
Notwithstanding the foregoing definitions of “EBITDA”, “Consolidated Interest Expense”, “Consolidated Net Income” and “Indebtedness”, the parties agree that if such definitions are modified or supplemented in the Indenture after the Amendment and Waiver has been executed and delivered, this Appendix II shall be amended to effect such modifications and supplements, effective upon receipt of the Lessor’s consent (which consent shall not be unreasonably withheld, conditioned or delayed).
For purposes of this Appendix II, all additional definitions necessary to calculate or determine “EBITDA”, “Consolidated Interest Expense”, “Consolidated Net Income” and “Indebtedness” shall have the meanings ascribed to such terms in the Indenture and all such additional definitions necessary to calculate or determine “EBITDA”, “Consolidated Interest Expense”,
“Consolidated Net Income” and “Indebtedness” are hereby incorporated by reference as if such definitions were set forth in this Appendix II in full.

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EXHIBIT NO. 1
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
SCHEDULE
DATED THIS __ DAY OF , 20
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010

Lessor & Mailing Address:	Lessee & Mailing Address:

GOSSAMER HOLDINGS, LLC 201 Merritt Seven Norwalk, CT 06851 USA	CHICOPEE, INC. 9335 Harris Corners Parkway Suite 300 Charlotte NC 28269
This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Lease Agreement identified above (“Agreement”; said Agreement and this Schedule being collectively referred to as “Lease”). This Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.
A. Equipment.
Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.
B. Financial Terms.

(a)	Capitalized Lessor’s Cost:	$56,486,000 Dollars

(b)	Basic Term Lease Rate Factor:	1.321019%

(c)	Basic Term:	Eighty-four 84 months

(d)	Basic Term Commencement Date:	October 8, 2011

(e)	Change Date	The first day following the close of business

at the end of the 48th month of the Basic Term

(f)	Equipment Location:	See Annex A

(g)	Lessee Federal Tax ID No.	57-1013629

(h)	First EBO Date	October 8, 2013

Exhibit 1-1

(i)	First EBO Price	The greater of (i) 82.417714% of

Capitalized Lessor’s Cost, plus any applicable Breakage Costs and (ii) the then Fair Market Value of the Equipment.

(j)	Second EBO Date	October 8, 2015

(k)	Second EBO Price	The greater of (i) 61.177977% of the Capitalized Lessor’s Cost and (ii) the then Fair Market Value of the Equipment.

(l)	Stipulated Loss Value:	See Annex C attached for calculation of the

Stipulated Loss Values for the Equipment during the Basic Term.
C. Pricing Assumptions.

(a)	Basic Term Commencement Date:	October 8, 2011

(b)	Equipment Cost	$55,096,000

(c)	Capitalized Lessor’s Cost:	$56,486,000

(d)	Lessor’s Tax Basis:	$55,096,000

(e)	Lessor’s Transaction Expenses:	$1,390,000

(f)	Lessor’s Funding Rate Index:	2.05% - The 4 year US dollar fixed interest

		rate swap

(g)	Appraised Equipment Useful Life:	Not less than 10 years from Basic Term

		Commencement Date

(h)	Appraised Fair Market Value

	(without regard to inflation)

	at Lease End:	Not less than 20% of Equipment Cost
D. Tax Benefits, Assumptions and Representations.
     Part 1. Tax Benefits and Assumptions
          The Net Economic Return of the Lessor and each Member was computed based, in part, on the assumption that the transactions contemplated by the Operative Documents will have the following consequences for United States Federal and state and local income tax purposes:
     (a) Provided that no election to treat the Lessor as a corporation has been made, and provided neither Lessor nor any Member takes any action to cause the tax treatment of the Lessor to change, the Lessor will be treated as a partnership and the Members will be treated as

Exhibit 1-2

the only partners therein, and each Member will be entitled and required to take into account, in computing its taxable income, its distributive share (based on the allocations of such items between each Member as set forth in the LLC Agreement of the Lessor) of all items of income, gain, loss, or deduction with respect to the Equipment and the Lease.
     (b) Lessor will be treated as the owner of the Equipment as of the date purchased, and the Lease will be treated as a “true lease,” such that the Lessor will be treated as lessor and the lessee will be treated as the lessee of the Equipment.
     (c) The Lessor will be entitled to cost recovery deductions pursuant to Section 168(b) of the Code with respect to one hundred percent of the Lessor’s Tax Basis commencing on the date the entire Equipment is “placed in service” for purposes of section 168 of the Code, computed on the basis that all of the Equipment is “7-year property” within the meaning of section 168(c) of the Code, resulting in deductions in each of the years set out below equal to the percentages of the Equipment Cost set out below (provided that neither Lessor nor any Member makes any election to exclude such treatment):

2011	14.29%
2012	24.49%
2013	17.49%
2014	12.49%
2015	8.93%
2016	8.92%
2017	8.93%
2018	4.46%
     (d) The Lessor will be entitled to deductions for the amortization of 100% Lessor’s Transaction Costs computed on a straight-line basis over the Term of the Lease.
     (e) Each Member will at all times be subject to income tax at a Federal income tax rate of 35% and state and local income tax rate of 7%, for a combined rate of 39.55%.
     (f) Lessor will not be required to report any income during the term of the Lease, other than Basic Term Rent for the periods to which it is allocated under the last sentence of Section 2(a) of the Agreement, any payment of Stipulated Loss Value on the date payable in accordance with the Lease, or the payment of purchase price by Lessee in connection with the exercise by Lessee of a purchase option under the Lease.
     Part 2. Lessee Representations and Warranties
     In order to induce the Lessor and each Member to enter into the transactions contemplated by the Operative Agreements, the Lessee hereby represents, warrants to, and covenants with the Lessor and each Member that:
(a) On the Basic Term Commencement Date, the Equipment (and each component thereof) constitutes “7-year property” as defined in section 168(e) of the Code, and on such date the entire Equipment will be “placed in service” for purposes of section 168 of the Code;

Exhibit 1-3

     (b) The Equipment on the Basic Term Commencement Date constitutes an “integrated facility”, which means that the Equipment as designed and constructed is a fully-integrated and self-contained facility, and each component of the Equipment is interrelated to each other component of the Equipment in function and design, and no component is designed or intended for use in commercial operation independently of the other components;
     (c) On the Basic Term Commencement Date, the Equipment will not require any improvements, modifications or additions in order for the Equipment to be rendered complete for its intended use by the Lessee (other than ancillary items of equipment of a kind not necessary for the Equipment to operate and be treated as placed in service);
     (d) Taking into account the Site Lease and Support Agreement, the use of the Equipment by a person (other than the Lessee or any affiliate of the Lessee) at the end of the Term of the Lease is reasonably expected to be commercially feasible (where such determination is made based on the standards that would be applied by reasonably prudent businessmen on the basis of present knowledge and generally accepted engineering standards), such that the Equipment is not and will not be treated as “limited use” property for purposes of Rev. Proc. 2001-28;
     (e) All information supplied by the Lessee or any Affiliate or agent of the Lessee to the Lessor, any Member (or any Affiliate of any Member), any independent appraiser or engineer or any independent counsel with respect to the description, nature, function, testing and cost of the Equipment, and with respect to the state of readiness of the Equipment when delivered and accepted under the Lease, including, but not limited to, facts relating to its intended use, economic life and residual value, was complete and accurate at the time given and as of the Basic Term Commencement Date;
     (f) The remaining useful life of the Equipment at the end of the Basic Term is reasonably expected to be at least 20% of its original useful life as of the Basic Term Commencement Date, and the Equipment is reasonably expected to have a fair market value of at least 20% of the Equipment Cost (exclusive of the effects of inflation or deflation) at the end of the Basic Term;
     (g) The Lessee will not construct or install on the Equipment any component, improvement, alteration or addition, unless such construction or installation will not adversely affect the status of the Lease as a true lease for federal and state income tax purposes or otherwise result in the Lessor or any Member being required to include an amount in gross income for federal or state income tax purposes;
     (h) Neither the Lessee nor any Affiliate of the Lessee will take a position on any tax return, amended tax return or claim for refund or in connection with the examination of any such return which is inconsistent with the intentions of the Lessor as set out in Section 1 hereof, and the Lessee will take such action and execute such documents as the Lessor may reasonably request to establish and protect the Lessor’s and each Member’s entitlement to such benefits;
     (i) On the Basic Term Commencement Date, the Equipment (and each component thereof) is not property described in section 168(g)(1)(A), (B), (C) or (D) of the Code, and at no

Exhibit 1-4

time during the Term of the Lease will the Equipment (or any component thereof) become property described in section 168(g)(1)(A), (B), (C) or (D) of the Code, other than as the result of any action by the Lessor or any Member;
     (j) The Lessor shall not be required to include in gross income for Federal or state income tax purposes (including as a result of any recapture of MACRS deductions or corresponding state deductions) at any time during the Term any amount as a result of (A) any modification, replacement, maintenance or repairs with respect to the Equipment; or (B) any agreement between the Lessee and any supplier, vendor, contractor, engineer or manufacturer;
     (k) The Equipment is separate and distinct from any other equipment owned by the Lessee or any other Person (other than the Lessor) and located on the Site (“Lessee’s Equipment”), and is fully operable by a separate owner or operator, independent of the Lessee’s Equipment;
     (l) Neither the physical attributes of the Equipment, any purchase price available to the Lessee under the Lease, the return conditions and requirement set forth in the Lease, the costs to and potential obligations of the Lessee under the Operative Agreements in the event the Lessee does not exercise any purchase option, the close proximity and common housing of the Equipment and the Lessee’s Equipment, the Basic Rent due under the Lease after any purchase option date, nor any other factor known to the Lessee would created a material inducement to (or economically compel) the Lessee to exercise any of the purchase options set forth in the Lease; and
     (m) The close proximity and common housing of the Equipment and the Lessee’s Equipment does not and will not have any adverse effect on the ability of the Lessor to realize the full anticipated residual value of the Equipment.
E. Term and Rent.
     (a) Basic Term Rent. Commencing on the Basic Term Commencement Date and monthly thereafter on the corresponding day which is one month later during the Basic Term (for a total of 84 installment payments of Rent), Lessee shall pay as Rent for the Equipment (“Basic Term Rent”) the product of the Basic Term Lease Rate Factor for the applicable Rent Payment Date (as defined below) times the Capitalized Lessor’s Cost of the Equipment on this Schedule. Rent shall be allocated and accrued for use of the Equipment for federal income tax purposes to the one month period beginning on the date such Rent is scheduled to be paid. Each date for the payment of Rent during the Basic Term is herein referred to as a “Rent Payment Date.”
     (b) If any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the immediately preceding Business Day.
     (c) On the Change Date, the Basic Term Lease Rate Factor shall be adjusted, up or down, in the event that the 3-year US dollar fixed interest rate swap (vs. 90-day Libor), as determined by Bloomberg Screen IRSB18 (Ask Rate), as of 11 AM two business days prior to the Change Date is other than 1.60%. Such Basic Term Lease Rate Factor will be adjusted as follows:

Exhibit 1-5

     (i) The “Adjusted Lease Rate Factor” will be calculated so that Lessor’s nominal pre-tax yield, calculated from the Change Date through the end of the Basic Term, shall be increased or decreased by an amount equal to: (A) the 3 year US dollar fixed interest rate swap (vs. 90-day Libor), as determined by Bloomberg Screen IRSB18 (Ask Rate), as of 11 AM two business days prior to the Change Date, less (B) 1.60%; and
     (ii) The “New Basic Term Lease Rate Factor” will be equal to (C) the Adjusted Lease Rate Factor plus (D) the Basic Term Lease Rate Factor in effect prior to the Change Date, with the sum of C and D to be divided by 2. This Schedule shall be amended to replace the value listed for the Basic Term Lease Rate Factor with the New Basic Term Lease Rate Factor, and such adjustment shall be effective from the Change Date through the end of the Basic Term.
     This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.
F. Site.

Owner of Equipment
Site	at the Site	Landlord	Mortgagee
Waynesboro, Virginia	Gossamer Holdings, LLC	Chicopee, Inc.	Citicorp North America, Inc.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exibit 1-6

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEE:

GOSSAMER HOLDINGS, LLC		CHICOPEE, INC.

BY:	GENERAL ELECTRIC CREDIT	By:
	CORPORATION OF TENNESSEE, its member	Name: Title:

BY:	ING SPUNMELT HOLDINGS LLC, its member

By:
Name:
Title:

Exhibit 1-7

ANNEX A
TO
SCHEDULE NO. __
Dated this __ day of ____________, 20__
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
DESCRIPTION OF EQUIPMENT
An integrated manufacturing line in terms of design, function and manufacturing capabilities including (i) one complete REICOFIL 4 SSMMS line for the production of heat sealed polypropylene nonwoven fabrics, consisting of a 5-beam REICOFIL 4 Composite Extrusion Line, (ii) the Packaging and Wrapping system consisting of an automated bundle sorting and wrapping system that will accept custom-slit rolls from the production line, allow an operator to sort rolls into appropriately sized bundles, then automatically apply end protection and wrap each bundle with polyethylene stretch film, (iii) the Mixing and dosing system consisting of a batch-style mixing system used to prepare chemical solutions for application by the production equipment, (iv) the Equipment lighting consisting of sealed fluorescent lighting fixtures placed on the machine platform to illuminate all levels of the production equipment (including without limitation with respect to the items described in clauses (i) — (iv), the items described in Exhibit I attached to this Annex A), (v) all parts or components of any of the Equipment, including ones that are temporarily removed from the Equipment, (vi) all manuals, Included IP, other licenses and records (other than Rent records and Proprietary Information) with respect to such Equipment, and (vii) all substitutions and replacements of any and all thereof, including, but not limited to, any replacement equipment which may from time to time be substituted for the Equipment leased hereunder; together in each case with any and all Parts permanently incorporated or installed in or attached thereto or any and all Required Modifications and Optional Modifications that are Non-Severable Modifications, in each case, to which title thereto vests in the Lessor pursuant to the terms of the Equipment Lease.

Initials:
	Lessor	Lessee
Annex A-1

Exhibit I to ANNEX A
TO
SCHEDULE NO. ___
DATED THIS __ DAY OF _____________, 20__
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
[to come on Basic Term Commencement Date]
Annex A-1

ANNEX B
TO
SCHEDULE NO. ___
DATED THIS __ DAY OF _____________, 20__
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
CERTIFICATE OF ACCEPTANCE
To: Gossamer Holdings, LLC, its successors and assigns
          Pursuant to the provisions of the above referenced Schedule and Lease Agreement (collectively, the “Lease”), Lessee hereby certifies and warrants that:
          (a) all Equipment listed in the related Bill of Sale is in good condition and appearance, installed (if applicable) and in working order; and
          (b) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.
          Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof; and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.
DESCRIPTION OF EQUIPMENT

Type and Model
Manufacturer	of Equipment
REICOFIL	4 SSMMS line for the production of heat sealed polypropylene nonwoven fabrics, consisting of a 5-beam REICOFIL 4 Composite Extrusion Line

[_____________]	[Package Wrapping System]
[_____________]	[Mixing and Dosing System]
[_____________]	[Equipment Lighting]
Annex B-1

     The party below has caused this Certificate of Acceptance to be executed by its duly authorized representative.

Dated: ___________, 20__	Lessee’s Authorized Representative
Annex B-2

ANNEX C
TO
SCHEDULE NO. ___
DATED THIS __ DAY OF _____________, 20__
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
STIPULATED LOSS VALUE TABLE

		Stipulated
	# of base	Loss Value
Date	payments	percentage
10/8/2011	1	107.52267950
11/8/2011	2	106.86474946
12/8/2011	3	106.19918977
1/8/2012	4	105.52594518
2/8/2012	5	104.84545459
3/8/2012	6	104.15766366
4/8/2012	7	103.46241269
5/8/2012	8	102.75968571
6/8/2012	9	102.04946676
7/8/2012	10	101.33173986
8/8/2012	11	100.60659537
9/8/2012	12	99.87391100
10/8/2012	13	99.13367077
11/8/2012	14	98.38594361
12/8/2012	15	97.63058366
1/8/2013	16	96.86755244
2/8/2013	17	96.09692060
3/8/2013	18	95.31865026
4/8/2013	19	94.53268299
5/8/2013	20	93.73898079
6/8/2013	21	92.93750565
7/8/2013	22	92.12821959
8/8/2013	23	91.31110555
9/8/2013	24	90.48610459
10/8/2013	25	89.65317870
11/8/2013	26	88.81231475
12/8/2013	27	87.96345703
1/8/2014	28	87.09396856
2/8/2014	29	86.21643907
Annex C-1

		Stipulated
	# of base	Loss Value
Date	payments	percentage
3/8/2014	30	85.33083425
4/8/2014	31	84.43781707
5/8/2014	32	83.53735635
6/8/2014	33	82.62942089
7/8/2014	34	81.71397950
8/8/2014	35	80.79029120
9/8/2014	36	79.85903458
10/8/2014	37	78.92017846
11/8/2014	38	77.97295389
12/8/2014	39	77.01803364
1/8/2015	40	76.05536964
2/8/2015	41	75.08417846
3/8/2015	42	74.10440720
4/8/2015	43	73.11678941
5/8/2015	44	72.12127727
6/8/2015	45	71.11782297
7/8/2015	46	70.10637870
8/8/2015	47	69.08608981
9/8/2015	48	68.05771531
10/8/2015	49	67.02120737
11/8/2015	50	65.97572114
12/8/2015	51	64.92205107
1/8/2016	52	63.86017196
2/8/2016	53	62.78923091
3/8/2016	54	61.70920001
4/8/2016	55	60.61938052
5/8/2016	56	59.51974240
6/8/2016	57	58.41025560
7/8/2016	58	57.29089007
8/8/2016	59	56.16229530
9/8/2016	60	55.02376172
10/8/2016	61	53.87525929
11/8/2016	62	52.71745182
12/8/2016	63	51.54963237
1/8/2017	64	50.37177937
2/8/2017	65	49.18456127
3/8/2017	66	47.98795807
4/8/2017	67	46.78460595
5/8/2017	68	45.57449085
6/8/2017	69	44.35759868
7/8/2017	70	43.13391536
8/8/2017	71	41.90074685
Annex C-2

		Stipulated
	# of base	Loss Value
Date	payments	percentage
9/8/2017	72	40.66075904
10/8/2017	73	39.41393786
11/8/2017	74	38.15757142
12/8/2017	75	36.89434346
1/8/2018	76	35.62423990
2/8/2018	77	34.34453103
3/8/2018	78	33.05512290
4/8/2018	79	31.76697002
5/8/2018	80	30.48007238
6/8/2018	81	29.19442999
7/8/2018	82	27.91004284
8/8/2018	83	26.61592287
9/8/2018	84	25.32306555
10/8/2018		25.00000000
Annex C-3

EXHIBIT NO. 2
TO
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
FORM OF ACCEPTABLE LETTER OF CREDIT

VALUE DATE:
L/C NO.:
APPLICANT REFERENCE NO:

TO:	APPLICANT:
GOSSAMER HOLDINGS, LLC 201 MERRITT SEVEN NORWALK, CT 06851 USA ATTENTION: ANNIE SCHORR	CHICOPEE, INC. 9335 HARRIS CORNERS PKWY, SUITE 300 CHARLOTTE, NC 28269 ATTENTION: DENNIS NORMAN

WITH A COPY TO: GOSSAMER HOLDINGS, LLC C/O ING SPUNMELT HOLDINGS LLC 200 GALLERIA PARKWAY, STE. 950 ATLANTA, GEORGIA 30339 USA ATTENTION: JERRY L. MCDONALD
WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98.

DOCUMENTARY CREDIT NUMBER:	[_____________]

DATE OF ISSUE:	- VALUE DATE -

BENEFICIARY:	GOSSAMER HOLDINGS, LLC 201 MERRITT SEVEN NORWALK, CT 06851 USA APPLICANT: CHICOPEE, INC. 9335 HARRIS CORNERS PKWY, SUITE 300 CHARLOTTE, NC 28269

DATE AND PLACE OF EXPIRY:	[INSERT SPECIFIC DATE] at the office of our Servicer, Citicorp North America, Inc., 3800 Citibank Center, Building B, 3rd Floor, Tampa, Fl 33610
Exhibit 2-1

DOCUMENT CREDIT AMOUNT:	USD [______________]

AVAILABLE WITH:	[ISSUING BANK] [LOCATION] BY PAYMENT AT SIGHT
IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL 12 MONTH PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 30 DAYS PRIOR TO THE CURRENT EXPIRY DATE WE SEND NOTICE IN WRITING TO YOU WITH A COPY TO GOSSAMER HOLDINGS INC. C/O ING SPUNMELT HOLDINGS LLC , 200 GALLERIA PARKWAY, STE. 950, ATLANTA, GEORGIA 30339 USA, ATTENTION: JERRY L. MCDONALD, BY COURIER OR ANY OTHER RECEIPTED MEANS AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD. PROVIDED HOWEVER, THE NON-RECEIPT OF THE ELECTION NOT TO RENEW BY THE BENEFICIARY’S CARE OF PARTY WILL NOT INVALIDATE OUR NON-RENEWAL OF THIS LETTER OF CREDIT.
IN THE EVENT THIS LETTER OF CREDIT IS SUBSEQUENTLY AMENDED BY US TO RESCIND A NOTICE OF NON-EXTENSION AND TO EXTEND THE EXPIRY DATE HEREOF TO A FUTURE DATE, SUCH EXTENSION SHALL BE FOR THAT SINGLE PERIOD ONLY AND THIS LETTER OF CREDIT WILL NOT BE SUBJECT TO ANY FUTURE AUTOMATIC EXTENSIONS UNLESS AN AUTOMATIC EXTENSION PROVISION IS EXPRESSLY INCORPORATED INTO SUCH AMENDMENT.
ADDITIONAL DETAILS:
WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. [______________]IN FAVOR OF THE ABOVE MENTIONED BENEFICIARY FOR AN
AGGREGATE AMOUNT NOT TO EXCEED THE AMOUNT INDICATED ABOVE,
EXPIRING AT THE OFFICE OF OUR SERVICER WITH THEIR CLOSE OF BUSINESS ON [______________]. YOU ARE HEREBY IRREVOCABLY AUTHORIZED TO MAKE ONE
OR MORE DEMANDS UNDER THIS LETTER OF CREDIT, THE AGGREGATE AMOUNT OF WHICH DEMAND(S) SHALL NOT EXCEED THE AMOUNT STATED ABOVE.
THIS LETTER OF CREDIT IS AVAILABLE WITH [ISSUING BANK] , AND IS EFFECTIVE IMMEDIATELY, AGAINST PRESENTATION OF BENEFICIARY DRAFT(S) AT SIGHT DRAWN ON [ISSUING BANK] , WHEN ACCOMPANIED BY THE DOCUMENTS INDICATED HEREIN.
1. BENEFICIARY’S DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF ITS AUTHORIZED SIGNATORIES INDICATING THIS LETTER OF CREDIT NUMBER AND READING AS FOLLOWS:
Exhibit 2-2

     “BENEFICIARY HEREBY DEMANDS PAYMENT OF USD ____________ UNDER THE [ISSUING BANK] IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER [______________] BECAUSE OF ONE OR MORE OF THE FOLLOWING:
     (I) “THE AMOUNT OF THIS DRAWING REPRESENTS AMOUNTS DUE FROM CHICOPEE, INC. (“CHICOPEE”) UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT (“CAA”), DATED AS OF JUNE [__], 2010 BETWEEN CHICOPEE AND BENEFICIARY AND/OR THE EQUIPMENT LEASE AGREEMENT (“LEASE”), DATED AS OF JUNE [__,] 2010, BETWEEN CHICOPEE AND BENEFICIARY,” OR
     (II) “A PETITION HAS BEEN FILED BY OR AGAINST POLYMER GROUP, INC. OR CHICOPEE, INC., UNDER ANY BANKRUPTCY, INSOLVENCY OR SIMILAR LAW,” OR
     (III) “BENEFICIARY HAS RECEIVED A NOTICE FROM [ISSUING BANK] TO THE EFFECT THAT THE [ISSUING BANK] IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER [ ] WILL NOT BE AUTOMATICALLY RENEWED OR EXTENDED.”
2. THE ORIGINAL LETTER OF CREDIT AND ALL CORRESPONDING AMENDMENTS, IF ANY.
THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) AND [ISSUING BANK] ONLY IS AUTHORIZED TO ACT AS THE TRANSFERRING BANK. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT, TOGETHER WITH ANY AMENDMENTS AND A SIGNED AND COMPLETED TRANSFER FORM, ATTACHED HERETO AS PER ANNEX A, IS RECEIVED BY US AND OUR TRANSFER CHARGES OF 1/4 OF 1 PERCENT OF THE TRANSFERRED AMOUNT, MINIMUM $150.00 ARE PAID BY BANK OR CERTIFIED CHECK. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE. THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.
TRANSFER CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT.
PARTIAL AND MULTIPLE DRAWINGS PERMITTED.
WE HEREBY AGREE WITH YOU THAT ALL DRAFTS AND DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED AND PAYMENT WILL BE MADE HEREUNDER ON THE BUSINESS DAY NEXT SUCCEEDING THE BUSINESS DAY OF RECEIPT OF THE BENEFICIARY’S DEMAND (WHETHER DELIVERED IN PERSON, OR
Exhibit 2-3

BY COURIER). [ISSUING BANK] WILL EFFECT PAYMENT BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS (IN UNITED STATES DOLLARS) TO THE BENEFICIARY’S ACCOUNT NO. 50286772 AT DEUTSCHE BANK, NEW YORK BRANCH, ABA NUMBER 021001033, ACCOUNT NAME: GOSSAMER HOLDINGS, LLC, CUSTOMER: POLYMER GROUP, INC., OR TO SUCH OTHER ACCOUNT AS THE BENEFICIARY MAY DIRECT IN WRITING.
WE AGREE, FOLLOWING OUR RECEIPT THEREOF, TO EXAMINE ALL DOCUMENTS PURPORTING TO REPRESENT THE BENEFICIARY’S DEMAND TO ASCERTAIN THAT SUCH DOCUMENTS CONFORM TO THE TERMS AND CONDITIONS HEREOF. WE SHALL, WITHOUT DELAY (BUT IN ANY EVENT, BEFORE THE END OF THE BUSINESS DAY NEXT FOLLOWING THE DATE OF OUR RECEIPT OF THE DOCUMENTS), GIVE NOTICE TO YOU IF ANY DEMAND FOR PAYMENT HEREUNDER IS NOT IN ACCORDANCE WITH THE TERMS AND CONDITIONS HEREOF, STATING THE REASONS THEREFOR AND THAT THE RELEVANT DOCUMENT OR DOCUMENTS ARE BEING HELD AT YOUR DISPOSAL OR ARE BEING RETURNED TO YOU, AS YOU MAY ELECT. WHEREUPON YOU SHALL BE ENTITLED TO SUBMIT, SUBJECT TO THE TERMS HEREOF, CORRECTED DOCUMENTS WHICH CONFORM TO THE TERMS HEREOF. PAYMENTS MADE IN RESPECT OF ANY DRAWING SHALL REDUCE BY THE AMOUNT OF SUCH DRAWING THE AMOUNT INDICATED ABOVE. ALL AMOUNTS TO BE PAID UNDER THIS LETTER OF CREDIT SHALL BE MADE WITHOUT ANY SET-OFF OR COUNTERCLAIM.
WE HEREBY AGREE WITH YOU THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LETTER OF CREDIT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK CITY. BY US SIGNING THIS LETTER OF CREDIT, AND BY YOU MAKING A PRESENTATION HEREUNDER, EACH OF US IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF THIS LETTER OF CREDIT. EACH OF US IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION EITHER OF US MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH OF US HEREBY AGREES TO RECEIVE AND ACCEPT SERVICE OF PROCESS SENT BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER TO THE ADDRESS TO WHICH NOTICES HEREUNDER ARE GIVEN.
WE HEREBY AGREE WITH YOU THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED TO PRESENT US ANY DRAFT UNDER THIS LETTER OF CREDIT.
THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, AND, TO THE EXTENT NOT INCONSISTENT THEREWITH, THE LAWS OF THE STATE OF NEW YORK AS IN EFFECT FROM TIME TO TIME.
Exhibit 2-4

THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.
PLEASE DIRECT ALL DRAWINGS AND CORRESPONDENCE IN CONNECTION WITH
THIS LETTER OF CREDIT TO [ISSUING BANK], ATTENTION [__________], [ADDRESS].

Authorized Signature
Exhibit 2-5

ANNEX A
Transfer of Letter of Credit in its Entirety
Relinquishing all Rights as Beneficiary
( This form is to be used when the Letter of Credit is to be Transferred in its entirety and , no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary. )

Citibank, N.A.	Date:
c/o Citicorp North America, Inc. 3800 Citibank Center, Building B, 3rd Floor Tampa, Florida 33610 Attn. Standby Unit

Re: L/C No.

Issued by:

Citibank, N.A. Ref:

Gentlemen:
Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Letter of Credit ( herein called the “Credit” ) bearing your reference number as above in favor of ourselves and/or Transferees and we hereby request you to transfer the said Letter of Credit, in its entirety, to:

whose address is

( Optional ) Please advise Beneficiary through the below indicated Advising Bank:

We are returning the original instrument to you herewith in order that you may deliver it to the Transferees together with your customary letter of transfer.
It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the Transferees and that the drafts and documents of the Transferees, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.
Exhibit 2-6

Page 2 Request for Full Transfer Relinquishing all Rights as Beneficiary

SIGNATURE GUARANTEED	Sincerely yours,

The First Beneficiary’s signature(s) with title(s) conforms with that on file with us and such is/are authorized for the execution of this instrument.

(Name of Bank)	(Name of First Beneficiary)

(Bank Address)	(Telephone Number)

(City, State, Zip Code)	(Authorized name and Title)

(Telephone Number)	(Authorized Signature)

(Authorized Name and Title)	(Authorized Name and Title) (If applicable)

(Authorized Signature)	(Authorized Signature) (If applicable)
Exhibit 2-7

EXHIBIT NO. 3
TO
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
FORM OF GUARANTY
See attached.
Exhibit 3-1

EXHIBIT NO. 4
TO
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
FORM OF CONFIDENTIALITY AGREEMENT
__________ __, 20__
ADDRESS
Re: Confidentiality Letter
Dear _______:
     [ ] (“Investor”) is entering into discussions with Gossamer Holdings, LLC (the “Company”) concerning the financing of a 5 beam composite spunmelt nonwoven production line manufactured, primarily by, and purchased from Reifenhäuser REICOFIL GmbH & Co. KG and other vendors (together with related equipment, as applicable) located at 1020 Shenandoah Village Drive, Waynesboro, Virginia, 22980-9292 (the “Financing”). In connection therewith, the Company will provide Investor with certain “Confidential Information” (as defined below) pursuant to the terms hereof.
     “Confidential Information” means (i) any written or oral information provided by or through the Company in connection with the Financing relating to the business, finances, operations or affairs of the Company (other than information described in paragraph (c) below) and (ii) the fact that discussions or investigations with respect to the Financing are taking place.
     Investor will maintain as confidential any Confidential Information using the same standard of care as it uses in protecting its own confidential information of a similar nature and otherwise on the following terms and conditions and will only use Confidential Information to evaluate the Financing:
     (a) Investor may disclose Confidential Information on a confidential, “need-to-know” basis to its and its affiliates’ employees, officers, directors and agents (including attorneys) (“Representatives”) in connection with the Financing, but Investor shall direct each Representative to treat the Confidential Information confidentially. Such persons and entities will not be deemed Representatives hereunder unless (and solely to the extent that) Investor furnishes such information to such persons or entities.
     (b) Investor may disclose without liability any Confidential Information if such disclosure is (i) in connection with any syndication, assignment or participation of the interest of Investor or an affiliate in the Financing (including to a rating agency) so long as such Confidential Information is disclosed to the recipient thereof (other than any rating agency) subject to confidentiality provisions substantially the same terms as those hereof or (ii)
     reasonably believed by it to be compelled or required by any law, court decree, subpoena, legal or administrative order or process, or legitimate request of any governmental agency or authority (collectively, an “Order”). Unless prohibited by the terms of an Order, Investor shall
Exhibit 4-1

notify the Company of the receipt of any such Order and shall reasonably cooperate, at the Company’s expense, with any attempt by the Company to obtain an appropriate protective order.
     (c) Investor shall not be precluded from disclosing or using any Confidential Information, (i) which was in its or one of its affiliate’s possession prior to any disclosure by the Company on a non-confidential basis, (ii) which is publicly available through no fault or breach by Investor or any person or entity to whom Investor discloses any Confidential Information, (iii) which becomes available to Investor from sources not known by it after reasonable inquiry to be subject to disclosure restrictions, or (iv) which is independently developed by Investor or its Representatives.
     (d) Any Confidential Information shall be upon the Company’s written request, either returned or destroyed; however, Investor shall not be required to expunge from its records internally generated documents (including electronic copies) containing Confidential Information which it maintains under its normal record retention policy, but Investor shall continue to maintain as confidential all such documents pursuant to the terms of this agreement.
     Except for the maintenance of confidentiality on the above terms, the commencement of discussions shall not create any other obligation either (i) to or of the Company of any kind, or (ii) to or of Investor of any kind, and no such obligation can be created except by a duly authorized, executed and delivered written agreement. This agreement shall remain effective for a term of 18 months from the last disclosure of Confidential Information to Investor hereunder. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflicts of law provisions).
     In the event that Investor acquires an equity interest in the Company, on and after the date of such acquisition, this Confidentiality Letter shall be superseded and replaced by the terms of Section 22 of that certain Equipment Lease Agreement dated as of June 24, 2010 among Chicopee, Inc. as lessee and the Company as lessor.

Very truly yours,

Gossamer Holdings, LLC

By:
Title:

Accepted and agreed to
this ____ day of ___________, 20__:

By:
Title:
Exhibit 4-2

EXHIBIT NO. 5
TO
TO LEASE AGREEMENT DATED AS OF JUNE 24, 2010
FORM OF SECURITY DEPOSIT PLEDGE AGREEMENT
See attached.
Exhibit 5-1